UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MERCK & CO., INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Richard T. Clark	Merck & Co., Inc.
Chairman, President and Chief Executive Officer	One Merck Drive
P.O. Box 100
Whitehouse Station, NJ 08889-0100

April 12, 2010

Dear Shareholders:

It is my pleasure to invite you to Merck’s 2010 Annual Meeting of Shareholders, which will be held on Tuesday, May 25, 2010 at 1:00 p.m., in the Edward Nash Theatre at Raritan Valley Community College, Route 28 and Lamington Road, North Branch, New Jersey. During the Annual Meeting, we will discuss each item of business described in the Notice of Annual Meeting of Shareholders and Proxy Statement and give a report on the Company’s business operations. There will also be time for questions.

This booklet includes the Notice of Annual Meeting of Shareholders and proxy statement. The proxy statement provides information about Merck in addition to describing the business we will conduct at the meeting.

We are pleased to take advantage of the e-proxy rules of the Securities and Exchange Commission that allow companies to furnish proxy materials to shareholders via the Internet. The rules enable us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. Accordingly, on or about April 12, 2010, we began mailing to certain shareholders of record a Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy statement and the Form 10-K Annual Report via the Internet and how to vote online (www.proxyvote.com). The Notice of Internet Availability of Proxy Materials and the attached proxy statement also contain instructions on how to receive a paper copy of the proxy materials.

Shareholders who did not receive the Notice of Internet Availability of Proxy Materials will continue to receive a paper or electronic copy of the proxy statement and Form 10-K Annual Report, which we began mailing on or about April 12, 2010.

We hope you will be able to attend the Annual Meeting. If you plan to attend, please bring your admission ticket and photo identification. If you need special assistance at the meeting, please contact the Company Secretary at the address above. Whether or not you expect to attend, please vote your shares using any of the following methods: vote by telephone or the Internet, as described in the instructions you receive; complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope; or vote in person at the meeting.

Sincerely,

Directions to Meeting	Back cover

Notice of Annual Meeting of Shareholders

May 25, 2010

To the Shareholders:

The shareholders of Merck & Co., Inc. will hold their Annual Meeting on Tuesday, May 25, 2010, at 1:00 p.m., in the Edward Nash Theatre at Raritan Valley Community College, Route 28 and Lamington Road, North Branch, New Jersey. The purposes of the meeting are to:

•	elect 17 directors;

•	consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010;

•	consider and act upon a proposal to adopt the 2010 Incentive Stock Plan;

•	consider and act upon a proposal to adopt the 2010 Non-Employee Directors Stock Option Plan; and

•	transact such other business as may properly come before the meeting.

Only shareholders listed on the Company’s records at the close of business on March 26, 2010 are entitled to vote.

By order of the Board of Directors,

CELIA A. COLBERT

Senior Vice President, Secretary and

Assistant General Counsel

April 12, 2010

(i)

Merck & Co., Inc.

P. O. Box 100

Whitehouse Station, New Jersey 08889-0100

(908) 423-1000

www.merck.com

April 12, 2010

Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why did I receive this proxy statement?

A:	The Board of Directors is soliciting your proxy to vote at the Annual Meeting because you were a shareholder at the close of business on March 26, 2010, the record date, and are entitled to vote at the meeting.

This proxy statement and 2009 Form 10-K Annual Report (the “Proxy Material”), along with either a proxy card or a voting instruction card, are being mailed to shareholders beginning April 12, 2010. The proxy statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.

Q:	Can I access the Proxy Material on the Internet instead of receiving paper copies?

A:	The Proxy Material is available on Merck’s web site at http://www.merck.com/finance/proxy/overview.html. Most shareholders can access future Proxy Material on the Internet instead of receiving paper copies in the mail.

If you are a shareholder of record, you can choose this option by marking the appropriate box on your proxy card or by following the instructions if you vote by telephone or the Internet. If you choose to access future Proxy Material on the Internet, you will receive a proxy card in the mail next year with instructions containing the Internet address for those materials. Your choice will remain in effect until you advise us otherwise.

If you are a beneficial owner, please refer to the information provided by your broker, bank or nominee for instructions on how to elect to access future Proxy Material on the Internet. Most beneficial owners who elect electronic access will receive an e-mail message next year containing the Internet address for access to the Proxy Material.

Information About the Notice of Internet Availability of Proxy Materials

Pursuant to the e-proxy rules of the Securities and Exchange Commission, we are furnishing the Company’s Proxy Material to certain shareholders of record via the Internet. Accordingly, in compliance with this e-proxy process, on or about April 12, 2010, we began mailing to certain shareholders of record a Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy statement and the Form 10-K Annual Report via the Internet and how to vote online (www.proxyvote.com). If you would like to receive a printed or electronic copy of the Proxy Material, free of charge, you should follow the instructions for requesting such materials included in the Notice and on the website (www.proxyvote.com).

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:	If your shares are registered directly in your name with Merck’s transfer agent, Wells Fargo Bank, N.A., you are considered, with respect to those shares, the “shareholder of record.” The Proxy Material and proxy card have been sent directly to you by Merck.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. The Proxy Material has been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or the Internet.

Q:	What is “householding” and how does it affect me?

A:	Merck has adopted the process called “householding” for mailing the Proxy Material in order to reduce printing costs and postage fees. Householding means that shareholders who share the same last name and address will receive only one copy of the Proxy Material, unless we receive contrary instructions from any shareholder at that address. Merck will continue to mail a proxy card to each shareholder of record.

If you prefer to receive multiple copies of the Proxy Material at the same address, additional copies will be provided to you promptly upon written or oral request. If you are a shareholder of record, you may contact us by writing to Merck Stockholder Services, WS3AB-40, P.O. Box 100, Whitehouse Station, NJ 08889-0100 or by calling our toll-free number 1-877-602-7615. Eligible shareholders of record receiving multiple copies of the Proxy Material can request householding by contacting Merck in the same manner.

If you are a beneficial owner, you can request additional copies of the Proxy Material or you can request householding by notifying your broker, bank or nominee.

Q:	What am I voting on?

A:	1.

Election of 17 directors: Mr. Leslie A. Brun, Dr. Thomas R. Cech, Mr. Richard T. Clark, Mr. Thomas H. Glocer, Mr. Steven F. Goldstone, Mr. William B. Harrison, Jr., Dr. Harry R. Jacobson, Dr. William N. Kelley, Mr. C. Robert Kidder, Ms. Rochelle B. Lazarus, Mr. Carlos E. Represas, Ms. Patricia F. Russo, Dr. Thomas E. Shenk, Ms. Anne M. Tatlock, Dr. Craig B. Thompson, Mr. Wendell P. Weeks and Mr. Peter C. Wendell;

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2010;

3.	Adoption of the 2010 Incentive Stock Plan; and

4.	Adoption of the 2010 Non-Employee Directors Stock Option Plan.

The Board recommends a vote FOR each of the nominees to the Board of Directors, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2010, FOR the adoption of the 2010 Incentive Stock Plan, and FOR the adoption of the 2010 Non-Employee Directors Stock Option Plan.

Q:	What is the voting requirement to elect the directors and to approve each of the proposals?

A:	In the election of directors, each director nominee receiving a majority of the votes cast at the Annual Meeting will be elected. This means that a director nominee will be elected to the Board only if the number of votes cast FOR the nominee’s election exceeds the number of votes cast AGAINST the nominee’s election; for this purpose, abstentions and broker non-votes would not be counted as votes FOR or AGAINST.

The proposals to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm and to approve the 2010 Incentive Stock Plan and the 2010 Non-Employee Directors Stock Option Plan require the affirmative vote of a majority of the votes cast for approval. If you are present or represented by proxy at the Annual Meeting and you abstain, your abstention, as well as broker non-votes, are not counted as votes cast on any matter to which they relate.

If you hold your shares through a broker, bank or nominee, the Securities and Exchange Commission has approved a New York Stock Exchange rule that changes the manner in which your vote in the election of directors will be handled.

Your broker will no longer be permitted to vote on your behalf on the election of directors unless you provide specific instructions by completing and returning the voting instruction card or following the instructions provided to you to vote your shares via telephone or the Internet. In the past, if you did not transmit your voting instructions before the meeting, your broker was allowed to vote on your behalf on the election of directors and other matters considered to be routine. For your vote to be counted, you now will need to communicate your voting decisions to your broker, bank or nominee before the date of the shareholder meeting.

Your vote is very important to us. Please review the Proxy Material and follow the relevant instructions to vote your shares. We hope you will exercise your rights and fully participate as a shareholder.

Q:	How many votes do I have?

A:	You are entitled to one vote for each share of Common Stock that you hold as of the record date.

Q:	Do I have the right to cumulate my votes in the election of directors?

A:	Shareholders of the Company do not have the right to cumulative voting.

Q:	What if a director nominee does not receive a majority of the votes cast?

A:	A director nominee who does not receive a majority of the votes cast with respect to his or her election will not be elected or re-elected, as applicable, as a director of the Company. However, under the New Jersey Business Corporation Act, incumbent directors who are not re-elected in an uncontested election because of a failure to receive a majority of the votes cast in favor of their re-election, will be “held over” and continue as directors of the Company until they resign or their successors are elected at the next election of directors. Under the Incumbent Director Resignation Policy (the “Policy”) of the Policies of the Board, however, an incumbent director who is not re-elected will be required to submit his or her resignation and the Committee on Corporate Governance will be responsible for evaluating whether to accept the resignation and making a recommendation to the full Board. Under the Policy, the Board will be required to act on the recommendation of the Committee on Corporate Governance no later than 90 days following certification of the shareholder vote for the shareholders’ meeting at which the incumbent director was not re-elected. The full text of the Policies of the Board can be found on the Company’s website at www.merck.com/about/leadership.

Q:	How do I vote?

A:	You may vote using any of the following methods:

•

Proxy card or voting instruction card.    Be sure to complete, sign and date the card and return it in the prepaid envelope. If you are a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote FOR the election of directors, the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2010, the adoption of the 2010 Incentive Stock Plan and the 2010 Non-Employee Directors Stock Option Plan.

•

By telephone or the Internet.    The telephone and Internet voting procedures established by Merck for shareholders of record are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that these instructions have been properly recorded.

The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or nominee. Therefore, we recommend that you follow the voting instructions in the materials you receive.

•

In person at the Annual Meeting.    All shareholders may vote in person at the Annual Meeting. You may also be represented by another person at the meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or nominee and present it to the inspectors of election with your ballot when you vote at the meeting.

Q:	What can I do if I change my mind after I vote my shares?

A:	If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	sending written notice of revocation to the Secretary of the Company;

•	submitting a revised proxy by telephone, Internet or paper ballot after the date of the revoked proxy; or

•	attending the Annual Meeting and voting in person.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.

Q:	Who will count the vote?

A:	Representatives of IVS Associates, Inc. will tabulate the votes and act as inspectors of election.

Q:	Where can I find the results of the Annual Meeting?

A:	The Company will post the final voting results the Friday following the Annual Meeting on its website www.merck.com under Investors. The Company also intends to disclose the final voting results on Form 8-K within four business days of the meeting.

Q:	Will my votes by confidential?

A:	Yes. Only the personal information necessary to enable proxy execution, such as control number or shareholder signature, is collected on the paper or online proxy cards. All shareholder proxies and ballots that identify individual shareholders are kept confidential and are not disclosed except as required by law.

Q:	What shares are included on the proxy card?

A:	The shares on your proxy card represent shares registered in your name, as well as shares in the Merck Stock Investment Plan.

However, the proxy card does not include shares held for participants in the MSD Employee Savings and Security Plan, MSD Employee Stock Purchase and Savings Plan, Hubbard LLC Employee Savings Plan, MSD Puerto Rico Employee Savings and Security Plan, Merck Frosst Canada Inc. Stock Purchase Plan (“Merck Frosst Plan”), Merial 401(k) Savings Plan (“Merial Plan”), Schering-Plough Employees’ Savings Plan, and Schering-Plough Puerto Rico Employees’ Retirement Savings Plan. Instead, these participants will receive from plan trustees separate voting instruction cards covering these shares. If voting instructions are not received from participants in the Merck Frosst Plan, the plan trustee will vote the shares in accordance with the recommendations of the Board of Directors. If voting instructions are not received from participants in the Merial Plan, the plan trustee will vote the shares in accordance with the terms of the plan document. If voting instructions are not received from participants in the Schering-Plough Employees’ Savings Plan or in the Schering-Plough Puerto Rico Employees’ Retirement Savings Plan, the plan trustee will vote the shares you hold in the same proportion as shares held in these plans for which voting instructions were timely received. Trustees for the other plans will not vote shares for which no voting instructions are received from plan participants.

Q:	What constitutes a quorum?

A:	As of the record date, 3,117,651,198 shares of Merck Common Stock were issued and outstanding. A majority of the outstanding shares present or represented by proxy, constitutes a quorum for the purpose of adopting proposals at the Annual Meeting. If you submit a properly executed proxy, then you will be considered part of the quorum.

Q:	Who can attend the Annual Meeting?

A:	All shareholders as of the record date may attend the Annual Meeting but must have an admission ticket and photo identification. You may request a ticket by writing to the Office of the Secretary, WS 3AB-05, Merck & Co., Inc., P.O. Box 100, Whitehouse Station, New Jersey 08889-0100 or by faxing your request to 908-735-1224. If you are a shareholder of record (your shares are held in your name), you must write your name on the request exactly as it appears on your stock ownership records from Wells Fargo Bank, N.A. If you are a beneficial owner (your shares are held through a bank, broker or nominee), you must provide current evidence of your ownership of shares with your ticket request, which you can obtain from your broker, bank or nominee.

Q:	Are there any shareholders who own more than 5 percent of the Company’s shares?

A:	According to a filing made with the Securities and Exchange Commission on January 29, 2010, BlackRock Inc. (“BlackRock”) owns approximately 5.29 percent of the Company’s outstanding Common Stock.

According to a filing made with the Securities and Exchange Commission on February 9, 2010, Capital Research Global Investors (“Capital Research”), a division of Capital Research and Management Company, owns approximately 5.1 percent of the Company’s outstanding Common Stock.

According to a filing made with the Securities and Exchange Commission on February 11, 2010, Capital World Investors (“Capital World”), a division of Capital Research and Management Company, owns approximately 5.5 percent of the Company’s outstanding Common Stock.

See Security Ownership of Certain Beneficial Owners and Management on page 27 for more information.

Q:	When are the shareholder proposals due for the 2011 Annual Meeting?

A:	In order to be considered for inclusion in next year’s proxy statement in accordance with the rules of the Securities and Exchange Commission (the “SEC”), shareholder proposals must be submitted in writing to Celia A. Colbert, Senior Vice President, Secretary and Assistant General Counsel, WS 3A-65, Merck & Co., Inc., One Merck Drive, Whitehouse Station, NJ 08889-0100 and received at this address by December 13, 2010.

Under provisions of our By-Laws, in order for a shareholder to present a proposal or other business for consideration by our shareholders at the 2011 Annual Meeting of Shareholders, the Secretary of the Company must receive by January 25, 2011 a written notice containing the following information: (a) the name and address of the shareholder who intends to present the business at the meeting of the shareholders, a brief description of the business intended to be presented, the reasons for conducting this business at the meeting and any material interest of the shareholder in the business; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote on the business at that meeting and intends to appear in person or by proxy at the meeting to present the business; (c) a description of all arrangements or understandings between the shareholder and any other person or persons (naming such person or persons) with respect to the business to be presented; and (d) such other information regarding the business to be presented as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had such business been presented, or intended to be presented, by the Board of Directors. This notice requirement does not apply to shareholder proposals properly submitted for inclusion in our proxy statement in accordance with the rules of the SEC and shareholder nominations of director candidates which must comply with the notice provisions of our By-Laws described beginning on page 22.

Q:	What happens if a nominee for director is unable to serve as a director?

A:	If any of the nominees becomes unavailable for election, which we do not expect, votes will be cast for such substitute nominee or nominees as may be designated by the Board of Directors, unless the Board of Directors reduces the number of directors.

Q:	How much did this proxy solicitation cost?

A:	Laurel Hill Advisory Group, LLC has been hired by the Company to assist in the distribution of Proxy Material and solicitation of votes for $16,500, plus reasonable out-of-pocket expenses. Employees, officers and directors of the Company may also solicit proxies by telephone or in-person meeting. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the shareholders.

Q:	How can I obtain the Company’s corporate governance information?

A:	The Merck home page is www.merck.com. You may also go directly to www.merck.com/about/leadership for the following information:

•	Restated Certificate of Incorporation of Merck & Co., Inc.;

•	By-Laws of Merck & Co., Inc.;

•	Policies of the Board—a statement of Merck’s corporate governance principles;

•

Merck Board Committee Charters—Audit Committee, Committee on Corporate Governance, Compensation and Benefits Committee, Finance Committee, Committee on Public Policy and Social Responsibility, and Research Committee;

•	Shareholder Communications with the Board; and

•	Merck Code of Conduct—Our Values and Standards.

For information on how to contact the Board of Directors, you may go directly to www.merck.com/contact.

THE MERGER

This is the first proxy statement and Annual Meeting of Shareholders since the completion of the merger of Merck & Co., Inc. (“Old Merck”) and Schering-Plough Corporation (“Schering-Plough”) on November 3, 2009 (the “Merger”). In the Merger, Schering-Plough acquired all of the shares of Old Merck, which became a wholly-owned subsidiary of Schering-Plough and was renamed Merck Sharp & Dohme Corp. (“MSD”). Schering-Plough continued as the surviving public company and was renamed Merck & Co., Inc. (“New Merck” or the “Company”).

As part of the Merger, all of the members of the Board of Directors of Old Merck became members of the Board of Directors of New Merck and three members of the Board of Directors of Schering-Plough stayed on to serve as directors of New Merck.

1. ELECTION OF DIRECTORS

Seventeen directors are to be elected by shareholders at this Annual Meeting for terms expiring at the 2011 Annual Meeting of Shareholders. The Board has recommended as nominees for election, Mr. Leslie A. Brun, Dr. Thomas R. Cech, Mr. Richard T. Clark, Mr. Thomas H. Glocer, Mr. Steven F. Goldstone, Mr. William B. Harrison, Jr., Dr. Harry R. Jacobson, Dr. William N. Kelley, Mr. C. Robert Kidder, Ms. Rochelle B. Lazarus, Mr. Carlos E. Represas, Ms. Patricia F. Russo, Dr. Thomas E. Shenk, Ms. Anne M. Tatlock, Dr. Craig B. Thompson, Mr. Wendell P. Weeks and Mr. Peter C. Wendell. Dr. Thier will retire from the Board at the Annual Meeting in accordance with the retirement policy for the Board of Directors.

Information on the nominees follows.

Name, Age and Year First Elected Director	Business Experience, Other Directorships or Significant Affiliations and Qualifications

Nominees for Director

Leslie A. Brun Age—57 2009

Chairman and Chief Executive Officer, SARR Group, LLC since March 2006, prior to which he was Chairman Emeritus of Hamilton Lane from 2003 to March 2006.

Non-Executive Chairman of the Board, Automatic Data Processing, Inc. since 2003 (global provider of business outsourcing solutions); Director, Broadridge Financial Solutions, Inc. since 2007 (investment consulting service provider) and Philadelphia Media Holdings, LLC; Trustee, The Episcopal Academy and University at Buffalo Foundation, Inc.; Member, Council on Foreign Relations. Mr. Brun was also a director of Merck Sharp & Dohme Corp. (formerly known as Merck & Co., Inc.) from 2008 to November 2009.

In deciding to nominate Mr. Brun, the Board considered his extensive finance, management, investment banking, commercial banking and financial advisory experience, as well as his track record of achievement and sound judgment as demonstrated by his history as the Chairman and CEO of SARR Group LLC (investment holding company), and former Chairman Emeritus, Chairman and founder of Hamilton Lane (a leading advisory and management firm). Mr. Brun’s depth of financial expertise is also demonstrated by his experience as a Managing Director and co-founder of the investment banking group of Fidelity Bank, Vice President in the Corporate Finance Division of E.F. Hutton & Co., Vice President of Lloyds International Corporation and Assistant Vice President and Chief Credit Officer of Chemical Bank in Seoul. In addition, his directorships at other public companies, including serving on the audit committees of Automatic Data Processing Inc. and Broadridge Financial Solutions, Inc., provide him with broad experience on governance issues facing public companies.

Thomas R. Cech, Ph.D. Age—62 2009

Investigator, Howard Hughes Medical Institute, and President from January 2000 to March 2009; Faculty, University of Colorado since 1978.

Trustee, Grinnell College; Member, U.S. National Academy of Sciences. Dr. Cech was also a director of Merck Sharp & Dohme Corp. (formerly known as Merck & Co., Inc.) from May to November 2009.

In deciding to nominate Dr. Cech, the Board considered his extensive scientific expertise relevant to the pharmaceutical industry, including being a Nobel Prize winning chemist and a Professor at the University of Colorado. In addition, his role as the former President of the Howard Hughes Medical Institute provides Dr. Cech with extensive managerial experience with direct relevance to scientific research.

Name, Age and Year First Elected Director	Business Experience, Other Directorships or Significant Affiliations and Qualifications

Richard T. Clark Age—63 2009

Chairman of the Board, President and Chief Executive Officer, Merck & Co., Inc., since November 2009.

Director, Project HOPE; Chairman, Nominating & Compensation Committee of Pharmaceutical Research and Manufacturers of America (PhRMA) since 2009; Trustee, Washington & Jefferson College and The Conference Board. Mr. Clark served as Chairman, Federal Health Care Legislation Committee of PhRMA from 2008 to 2009 and Director, United Negro College Fund from 2007 to 2009. Mr. Clark also served as Chairman of the Board (April 2007 to November 2009), President and Chief Executive Officer (May 2005 to November 2009), President, Merck Manufacturing Division (June 2003 to May 2005) of Merck Sharp & Dohme Corp. (formerly known as Merck & Co., Inc.).

In deciding to nominate Mr. Clark, the Board considered that Mr. Clark has broad managerial expertise, operational expertise and deep institutional knowledge, as well his track record of achievement, integrity and sound judgment demonstrated throughout his career with Merck Sharp & Dohme Corp. (formerly known as Merck & Co., Inc.) and as Chairman, President and Chief Executive Officer of the Company.

Thomas H. Glocer Age—50 2009

Chief Executive Officer, Thomson Reuters Corporation, prior to which he was Chief Executive Officer of Reuters Group PLC from July 2001 to April 2008.

Director, Thomson Reuters Corporation since 2008 and Partnership for New York City; Member, International Business Council of the World Economic Forum, President’s Council on International Activities at Yale University, European Business Leaders Council, International Advisory Board of British American Business Inc., International Business Advisory Council London, Madison Council of the Library of Congress, Council on Foreign Relations, Advisory Board of the Judge Institute of Management at Cambridge University and the Columbia College Board of Visitors. Mr. Glocer was also a director of Merck Sharp & Dohme Corp. (formerly known as Merck & Co., Inc.) from 2007 to November 2009 and Reuters Group PLC from 2000 to 2008.

In deciding to nominate Mr. Glocer, the Board considered his extensive management, operational and international business expertise, and his track record of achievement and sound judgment as demonstrated by his history as the CEO and a director at Thomson Reuters Corporation (information and services company for businesses and professionals).

Steven F. Goldstone Age—64 2009

Retired Chairman and Chief Executive Officer, RJR Nabisco, Inc. from 1995 to 2000; Managing Partner, Silver Spring Group for more than five years.

Non-Executive Chairman, ConAgra Foods, Inc. since 2003 (consumer foods and commercial products company); Director, Greenhill & Co., Inc. since 2003 (global investment banking firm); Chairman, Founders Hall Foundation; and Trustee, The Aldrich Contemporary Art Museum. Mr. Goldstone was also a director of Merck Sharp & Dohme Corp. (formerly known as Merck & Co., Inc.) from 2007 to November 2009 and Trane, Inc. (formerly American Standard Companies, Inc.) from 2002 to 2008 (indoor climate control systems and services company).

In deciding to nominate Mr. Goldstone, the Board considered his extensive management, operational and financial expertise, as well as his track record of achievement and sound judgment as demonstrated by his tenure as Chairman and CEO of RJR Nabisco, Inc. (consumer product company). Further, his experience on the boards of other public companies provides him with broad experience on governance issues facing public companies.

Name, Age and Year First Elected Director	Business Experience, Other Directorships or Significant Affiliations and Qualifications

William B. Harrison, Jr. Age—66 2009

Retired Chairman of the Board, JPMorgan Chase & Co., since December 31, 2006, prior to which he was Chairman from November 2001 and Chief Executive Officer from November 2001 until December 2005.

Director, Aurora Capital Group since 2007 (private equity firm), Cousins Properties Incorporated since 2006 (diversified development company), Lincoln Center for the Performing Arts since 2006, and RecoverCare LLC since 2009 (healthcare company); Member, The Business Council, Board of Overseers of Memorial Sloan Kettering Cancer Center and the National September 11 Memorial Museum Foundation. Mr. Harrison was also a director of Merck Sharp & Dohme Corp. (formerly known as Merck & Co., Inc.) from 1999 to November 2009.

In deciding to nominate Mr. Harrison, the Board considered his extensive management, operational, financial and investment banking experience as well as his track record of achievement and sound judgment as demonstrated by his tenure as Chairman and CEO of JPMorgan Chase & Co. (financial services company). In addition, his directorships at other public companies provide him with broad experience on governance issues facing public companies.

Harry R. Jacobson, M.D. Age—62 2009

Vice Chancellor, Health Affairs, Emeritus, Vanderbilt University, since June 2009, prior to which he was Vice Chancellor, Health Affairs for more than five years.

Non-Executive Chairman, CeloNova BioSciences, Inc. since 2004 (developer of novel medical devices); Director, BioNumerik Pharmaceuticals Inc. since 2009 (drug development company), Ingram Industries, Inc. since 2003 (book wholesaler company) and Kinetic Concepts, Inc. since 2003 (medical equipment company); Member, American Society of Clinical Investigation, Association of American Physicians, Society of Medical Administrators, and Institute of Medicine of the National Academy of Sciences. Dr. Jacobson was also a director of Merck Sharp & Dohme Corp. (formerly known as Merck & Co., Inc.) from 2007 to November 2009.

In deciding to nominate Dr. Jacobson, the Board considered his extensive scientific and medical expertise relevant to the pharmaceutical industry, including his positions as the former Vice Chancellor for Health Affairs and as a Professor of Medicine at Vanderbilt University. In addition, his directorships at other public companies provide him with broad experience on governance issues facing public companies.

William N. Kelley, M.D. Age—70 2009

Professor of Medicine, Biochemistry and Biophysics, University of Pennsylvania School of Medicine for more than five years.

Director, Beckman Coulter, Inc. since 1994 (laboratory instrument company) and GenVec, Inc. since 2003 (gene therapy company); Fellow, American Academy of Arts and Sciences; Master, American College of Physicians and American College of Rheumatology; Member, American Philosophical Society and Institute of Medicine of the National Academy of Sciences; and Trustee, Emory University. Dr. Kelley was also a director of Advanced Bio-Surfaces, Inc. from 2001 to 2008 (a medical device company), Merck Sharp & Dohme Corp. (formerly known as Merck & Co., Inc.) from 1992 to November 2009 and PolyMedix, Inc. from 2005 to 2009 (emerging biotechnology company).

In deciding to nominate Dr. Kelley, the Board considered his extensive scientific and medical expertise relevant to the pharmaceutical industry including his positions as a Professor of Medicine, Biochemistry and Biophysics at the University of Pennsylvania School of Medicine. In addition, his position as the former Chief Executive Officer of the University of Pennsylvania Medical Center and Health System, Dean of the School of Medicine and Executive Vice President of the University of Pennsylvania from 1989 to 2000, provides Dr. Kelley with extensive managerial experience with direct relevance to scientific research. His directorships at other public companies also provide him with broad experience on governance issues facing public companies.

Name, Age and Year First Elected Director	Business Experience, Other Directorships or Significant Affiliations and Qualifications

C. Robert Kidder Age—65 2005

Chairman and Chief Executive Officer, 3Stone Advisors LLC since August 2006. Mr. Kidder was a Principal of Stonehenge Partners, Inc. from April 2004 to July 2006.

Chairman of the Board of Directors, Chrysler Group LLC since June 2009; Director, Morgan Stanley since 1994 (investment bank) and Microvi Biotech Inc. since 2009 (water filtration company); Board of Trustees, Nationwide Children’s Hospital (Columbus) since 1998, Ohio University since 2003 and Wexner Center Foundation since 1999.

In deciding to nominate Mr. Kidder, the Board considered his extensive management, operational and financial expertise as well as his track record of achievement and sound judgment as demonstrated by his history as the Chairman and CEO of 3Stone Advisors LLC (private investment firm), former Principal of Stonehenge Partners, Inc. (private investment firm), former Chairman and CEO of Duracell International Inc. (battery manufacturer) and former Chairman and CEO of Borden Chemicals, Inc. (specialty chemicals company). In addition, his directorships at other public companies provide him with broad experience on governance issues facing public companies.

Rochelle B. Lazarus Age—62 2009

Chairman, Ogilvy & Mather Worldwide, since January 1, 2009, prior to which she was Chairman and Chief Executive Officer from 1996 to 2008.

Director, General Electric since 2002 (diversified technology, media and financial services company). Trustee, New York Presbyterian Hospital since 1995 and American Museum of Natural History since 2003. Member, Board of Overseers, Columbia Business School since 1993, The Business Council, Council of Foreign Relations and National Council of World Wildlife Fund since 2003. Ms. Lazarus was also a director of Merck Sharp & Dohme Corp. (formerly known as Merck & Co., Inc.) from 2004 to November 2009.

In deciding to nominate Ms. Lazarus, the Board considered her extensive management, marketing and communications expertise as well as her track record of achievement and sound judgment as demonstrated by her history as the Chairman and former CEO of Ogilvy & Mather Worldwide (global advertising and marketing communication company). Her role as Trustee of New York Presbyterian Hospital has enabled her to obtain experience in overseeing the management of medical providers, a key stakeholder of the Company. In addition, her directorship at General Electric provides her with broad experience on governance issues facing public companies.

Name, Age and Year First Elected Director	Business Experience, Other Directorships or Significant Affiliations and Qualifications

Carlos E. Represas Age—64 2009

Retired Executive Vice President—Head of the Americas, Nestle´, S.A., Switzerland from 1994 to 2004.

Chairman, Nestle´ Group Mexico, since 1983. Director, Bombardier Inc. since 2004 (aerospace & transportation company); Board Member, Mexican Health Foundation since 1985 (not-for-profit private organization); Chairman of the Board of Trustees, National Institute of Genomic Medicine, Ministry of Health, Mexico since 2005; Member, Latin America Business Council. Mr. Represas was also a director of Merck Sharp & Dohme Corp. (formerly known as Merck & Co., Inc.) from February to November 2009 and served on the board of Vitro S.A.B. de C.V. from 1998 to 2008 (glass manufacturing company).

In deciding to nominate Mr. Represas, the Board considered his extensive management, operational and international business experience as well as his track record of achievement and sound judgment as demonstrated by his tenures as the Chairman, CEO and President of Nestle´ Group Mexico (nutrition, health and wellness company) and Executive Vice President—Head of the Americas, Nestle´ S.A., (nutrition, health and wellness company). Mr. Represas worked for Nestle´ for 27 years in the United States, Brazil, Spain, Ecuador, Venezuela and Mexico. In addition, his directorships at other public companies provide him with broad experience on governance issues facing public companies.

Patricia F. Russo Age—57 1995

Retired Chief Executive Officer and Director, Alcatel-Lucent from December 2006 through September 2008. Ms. Russo served as Chairman from 2003 to 2006 and Chief Executive Officer and President from 2002 to 2006 of Lucent Technologies Inc. until its merger with Alcatel.

Director, Alcoa Inc. since 2008 (leading producer and manager of aluminum) and General Motors Company since 2008 (auto manufacturer).

In deciding to nominate Ms. Russo, the Board considered her extensive management, operational, international business and financial expertise as well as her track record of achievement and sound judgment as demonstrated by her history as the former CEO and a director of Alcatel-Lucent (communications company) and Lucent Technologies (communications company). In addition, her directorships at other public companies provide her with broad experience on governance issues facing public companies.

Thomas E. Shenk, Ph.D. Age—63 2009

Elkins Professor, Department of Molecular Biology, Princeton University since 1984, prior to which he was Chairman from 1996 to 2004.

Director, Fox Chase Cancer Center since December 2009; Fellow, American Academy of Arts and Sciences; Member, American Academy of Microbiology and National Academy of Sciences and its Institute of Medicine. Dr. Shenk was also a director of Cell Genesys, Inc. from 2001 to 2009 (biotechnology company), CV Therapeutics, Inc. from 2004 to 2009 (biotechnology company) and Merck Sharp & Dohme Corp. (formerly known as Merck & Co., Inc.) from 2001 to November 2009.

In deciding to nominate Dr. Shenk, the Board considered his extensive scientific expertise relevant to the pharmaceutical industry including his positions as the Elkins Professor and Chairman of the Department of Molecular Biology at Princeton University. In addition, his directorships at other public companies provide him with broad experience on governance issues facing public companies.

Name, Age and Year First Elected Director	Business Experience, Other Directorships or Significant Affiliations and Qualifications

Anne M. Tatlock Age—70 2009

Retired Chairman of the Board, Fiduciary Trust Company International. Ms. Tatlock served as Chairman of the Board from June 2000 to December 31, 2006 and Chief Executive Officer from September 1999 to December 31, 2006.

Director, Fortune Brands, Inc. since 1994 (leading diversified consumer products company) and Franklin Resources, Inc. since 2001 (leading global asset management and mutual fund company); Chairman, The Andrew W. Mellon Foundation; Fellow, American Academy of Arts and Sciences; Member, Council on Foreign Relations; Trustee, American Ballet Theatre Foundation, Howard Hughes Medical Institute, The Mayo Clinic and The National September 11 Memorial & Museum Foundation. Ms. Tatlock was also a director of Merck Sharp & Dohme Corp. (formerly known as Merck & Co., Inc.) from 2000 to November 2009.

In deciding to nominate Ms. Tatlock, the Board considered her extensive management, operations and financial expertise as well as her track record of achievement and sound judgment as demonstrated by her history as the Former Chairman and CEO of Fiduciary Trust Company International (global asset management services) as well as serving as Vice Chairman of Franklin Resources from 2001 to January 2007. Her role as Trustee of the Howard Hughes Medical Institute has allowed her to obtain experience in overseeing the management of scientific research. As Trustee of The Mayo Clinic, Ms. Tatlock has gained experience in overseeing medical research, education and patient care. In addition, her directorships at other companies provide her with broad experience on governance issues facing public companies.

Craig B. Thompson, M.D. Age—56 2008

Director of the Abramson Cancer Center since 2006 and Professor of Medicine at the University of Pennsylvania School of Medicine since 1999. Dr. Thompson was a Professor of Medicine, Investigator in the Howard Hughes Medical Institute, and Director of the Gwen Knapp Center for Lupus and Immunology Research at the University of Chicago from 1993 to 1999.

Chairman, Medical Advisory Board of the Howard Hughes Medical Institute; Director, American Association for Cancer Research; Fellow, American Academy of Arts and Sciences; Member, National Academy of Sciences and its Institute of Medicine.

In deciding to nominate Dr. Thompson, the Board considered his extensive scientific and medical expertise relevant to the pharmaceutical industry and the Company’s research focus including his positions as the Director of the Abramson Cancer Center, a Professor of Medicine at the University of Pennsylvania School of Medicine and Associate-Vice President for Cancer Services of the University of Pennsylvania Health System.

Name, Age and Year First Elected Director	Business Experience, Other Directorships or Significant Affiliations and Qualifications

Wendell P. Weeks Age—50 2009

Chairman and Chief Executive Officer, Corning Incorporated, since April 2007, prior to which he was President and Chief Executive Officer from April 2005 to April 2007, and President and Chief Operating Officer from April 2002 to April 2005.

Director, Corning Incorporated since 2000; Trustee, Lehigh University since 2006. Mr. Weeks was also a director of Merck Sharp & Dohme Corp. (formerly known as Merck & Co., Inc.) from 2004 to November 2009.

In deciding to nominate Mr. Weeks, the Board considered his extensive management, commercial, operational and financial expertise as well as his track record of achievement and sound judgment as demonstrated by history at Corning Incorporated (technology company in the telecommunications, information display and advanced materials industries) which he joined in 1983 and where he served as Vice President and Deputy General Manager of the Telecommunications Products division in 1995, Vice President and General Manager in 1996, Senior Vice President in 1997, Senior Vice President of Opto-Electronics in 1998, Executive Vice President in 1999, President, Corning Optical Communications in 2001, President and Chief Operating Officer of Corning in 2002, and President and CEO in 2005. He became Chairman and CEO of Corning Incorporated in April of 2007.

Peter C. Wendell Age—59 2009

Managing Director, Sierra Ventures for more than five years; Retired Chairman and Director, Princeton University Investment Co. since June 30, 2008, prior to which he was Chairman from July 1, 2003 and Director from July 1, 1998. Faculty, Stanford University Graduate School of Business since July 1, 1990.

Charter Trustee and Board officer, Princeton University; Mr. Wendell was also a director of Merck Sharp & Dohme Corp. (formerly known as Merck & Co., Inc.) from 2003 to November 2009.

In deciding to nominate Mr. Wendell, the Board considered his extensive management, financial and venture capital expertise as demonstrated by his history as a Managing Director and the CFO of Sierra Ventures (technology-oriented venture capital firm with an ownership stake in more than 50 companies), his status as a Lecturer in strategic management at the Stanford University Graduate School of Business for the past 20 years, and his former Chairmanship of the $12 billion Princeton University endowment.

CORPORATE GOVERNANCE

Our business is managed under the direction of our Board of Directors. The primary mission of the Board is to represent and protect the interests of the Company’s shareholders. The Board has the legal responsibility for overseeing the affairs of the Company and for the overall performance of the Company. The Board selects and oversees senior management, who are charged by the Board with conducting the daily business of the Company.

The Board has adopted corporate governance principles (the Policies of the Board), which, in conjunction with the Company’s Restated Certificate of Incorporation, By-Laws and Board committee charters, form the governance framework for the Board and its Committees. Among the areas addressed by the Policies of the Board are Philosophy and functions of the Board, Composition of the Board including Lead Director responsibilities, Qualifications of Members, Assessment of the Board, Board committee responsibilities, director transition and retirement, service on other boards, director compensation, stock ownership guidelines, Chairmanship of Meetings, Director Orientation and Continuing Education, Incumbent Director Resignation and Related Person Transactions. From time to time, the Board revises the Policies of the Board in response to changing regulatory requirements, evolving best practices, and the perspectives of our shareholders and other constituents. The Policies of the Board are available on the Company’s web site at www.merck.com/about/leadership.

Board’s Role in Strategic Planning

In connection with its responsibility for overseeing the affairs of the Company, the Board of Directors has an obligation to keep informed about the Company’s business and strategies. This involvement enables the Board to provide guidance to management in formulating and developing plans and to exercise independently its decision-making authority on matters of importance to the Company. Acting as a full Board and through the Board’s six standing committees (Audit Committee, Committee on Corporate Governance, Compensation and Benefits Committee, Finance Committee, Committee on Public Policy and Social Responsibility, and Research Committee), the Board is fully involved in the Company’s strategic planning process.

Each year, typically in the summer, senior management will set aside a specific period to develop, discuss and refine the Company’s long-range operating plan and overall corporate strategy. Strategic areas of importance will include basic research and clinical development, global marketing and sales, manufacturing strategy, capability and capacity, and the public and political environments that affect the Company’s business and operations. Specific operating priorities will be developed to effectuate the Company’s long-range plan. Some of the priorities will be short-term in focus; others will be based on longer-term planning horizons. Senior management will review the conclusions reached at its summer meeting with the Board at one or more meetings that will usually occur in the fall. These meetings will be focused on corporate strategy and will involve both management presentations and input from the Board regarding the assumptions, priorities and strategies that will form the basis for management’s operating plans and strategies.

At subsequent Board meetings, the Board continues to substantively review the Company’s progress against its strategic plans and to exercise oversight and decision-making authority regarding strategic areas of importance and associated funding authorizations. For example, in the fall, the Board typically reviews the Company’s overall annual performance and considers the following year’s operating budget and capital plan. In this time period, the Board also usually finalizes specific criteria against which the Company’s performance will be evaluated for the following year. In addition, Board meetings held throughout the year target specific strategies (for example, basic research) and critical areas (for example, U.S. healthcare public policy issues) for extended, focused Board input and discussion. These time frames are flexible, however, and the Board adjusts its meeting agendas and plans to reflect business priorities and developments.

The role that the Board plays is inextricably linked to the development and review of the Company’s strategic plan. Through these procedures, the Board, consistent with good corporate governance, encourages the long-term success of the Company by exercising sound and independent business judgment on the strategic issues that are important to the Company’s business.

Independence of Directors

The Policies of the Board require that a substantial majority of the members of the Board of Directors be independent members. In making independence determinations, the Board observes all criteria for independence established by the SEC and the New York Stock Exchange (the “NYSE”). The Board considers all relevant facts and circumstances in making an independence determination. To be considered independent, an outside director must meet the bright line independence tests established by the NYSE and the Board must affirmatively determine that the director has no direct or indirect material relationship with the Company. A material relationship is one which impairs or inhibits—or has the potential to impair or inhibit—a director’s exercise of critical and disinterested judgment on behalf of the Company and its shareholders.

Categorical Independence Standards

As contemplated by the NYSE rules, the Board has adopted categorical standards as part of the Policies of the Board to assist it in making independence determinations. The standards as set forth in the Policies of the Board are available on the Company’s website at www.merck.com/about/leadership. In accordance with the NYSE rules, independence determinations under the categorical standards will be based upon a director’s relationships with the Company during the three years preceding the determination. The categorical standards provide that the following will not be considered material relationships that would impact a director’s independence:

1.	The director is an executive officer or employee or any member of his or her immediate family is an executive officer of another organization that does business with the Company, and the annual payments to or payments received from that organization during any single fiscal year during the evaluation period are less than the greater of $1 million or 2% of the other organization’s consolidated gross revenues.

2.	The director or any member of his or her immediate family serves as an executive officer of a charitable, educational or other non-profit organization that receives contributions from the Company or The Merck Company Foundation in a single fiscal year of less than the greater of $1 million or 2% of that organization’s annual consolidated gross revenues during its last completed fiscal year. The Company’s automatic matching of employee charitable contributions will not be included in the amount of the Company’s contributions for this purpose.

3.	Subject to standard 11 below, the director is a director or trustee, but not an executive officer nor employee, or any member of his or her immediate family is a director, trustee or employee, but not an executive officer, of any other organization (other than the Company’s external auditor) that does business with, or receives charitable contributions from, the Company.

4.	More than three years have elapsed since:

a.	the director was an employee of the Company, or

b.	an immediate family member of the director was an executive officer of the Company, or

c.	an executive officer of the Company served on the board of directors of a company that employs or employed the director, or an immediate family of the director, as an executive officer.

5.	An immediate family member is or has been an employee of the Company, provided that such family member is not, and has not been for a period of at least three years, an executive officer of the Company.

6.	Subject to standard 8 below, the director does not receive more than $120,000 annually in direct compensation from the Company, other than through retainers, meeting fees, deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service) and an annual stock option grant provided as the Company’s annual compensation to all directors pursuant to the Non-Employee Directors Stock Option Plan, as amended and restated from time to time.

7.	No immediate family member of the director receives more than $120,000 per year in direct compensation from the Company.

8.	In the case of Audit Committee members, no immediate family member receives direct compensation or other fees from the Company and the Audit Committee members otherwise meet the independence requirements set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934.

9.	Neither the director nor his or her immediate family members serves as a paid consultant or advisor to the Company or to an executive officer of the Company.

10.	The director or any member of his or her immediate family holds less than a 10% interest in any other organization that has a relationship with the Company.

11.	With respect to the Company’s independent external auditors:

a.	The director is not a current partner nor employee of the external auditor, and

b.	No immediate family member is a current partner of the external auditor nor an employee of the external auditor who personally works on the Company’s audit, and

c.	Within the past three years, neither the director nor an immediate family member of the director was a partner or an employee of the external auditor and personally worked on the Company’s audit during that time.

The Board, through its Committee on Corporate Governance, reviews the Board’s approach to determining director independence periodically and recommends changes as appropriate for consideration and approval by the full Board.

Independence Determinations

In accordance with the NYSE Corporate Governance Listing Standards and the categorical standards set forth above, the Board reviewed all relationships between the Company and each director and director nominee and has determined that with the exception of Richard T. Clark, who is a Company employee, each non-management director (Leslie A. Brun, Thomas R. Cech, Thomas H. Glocer, Steven F. Goldstone, William B. Harrison, Jr., Harry R. Jacobson, William N. Kelley, C. Robert Kidder, Rochelle B. Lazarus, Carlos E. Represas, Patricia F. Russo, Thomas E. Shenk, Anne M. Tatlock, Craig B. Thompson, Wendell P. Weeks, Peter C. Wendell and Samuel O. Thier, who will retire from the Board at the Annual Meeting) has only immaterial relationships with the Company, and accordingly each is, independent under these standards. The Board has also determined that each member of the Audit Committee, the Committee on Corporate Governance, and the Compensation and Benefits Committee is independent within the meaning of the NYSE listing standards and rules of the Securities and Exchange Commission.

In making these determinations, the Board considered relationships that exist between the Company and other organizations the Directors serve, and that in the ordinary course of business, transactions may occur between the Company and such organizations. The Board also evaluated whether there were any other facts or circumstances that might impair a director’s independence. In particular, the Board examined payments for information, data and content services made by the Company to Thomson Reuters Corporation for which Mr. Glocer is the Chief Executive Officer, payments for research-related services made by the Company to Vanderbilt University, for which Dr. Jacobson served as an executive officer of the University in his position as Vice Chancellor, Health Affairs, and became Vice Chancellor, Health Affairs Emeritus in June 2009, and payments for advertising and marketing-related services made by the Company to Ogilvy & Mather Worldwide (“Ogilvy”), for which Ms. Lazarus serves as Chairman, and previously also served as Chief Executive Officer, as well as to WPP Group, plc, of which Ogilvy is a subsidiary. The Board reviewed the transactions with each of these organizations and determined that they were made in the ordinary course of business, the directors had no role with respect to the Company’s decision to make any of the purchases and the aggregate amounts in each case were less than 1% of the consolidated gross revenues of the other organization and the Company. In addition,

Dr. Cech, Dr. Kelley, Dr. Thier and Dr. Thompson are employed at medical institutions and Dr. Shenk is a Director at a medical institution with which the Company engages in ordinary course of business transactions in the form of purchases and sales. The Board reviewed all transactions with each of these entities and determined that the directors had no role with respect to the Company’s decision to make any of the purchases or sales and the aggregate amounts in each case were less than 1% of the consolidated gross revenues of the other organization and the Company.

The Board has also considered the relationships between New Merck, Old Merck, their respective subsidiaries and the directors who retired in 2009—Hans W. Becherer, Thomas J. Colligan, Fred Hassan, Eugene R. McGrath, Carl E. Mundy, Jr., Antonio M. Perez, Jack L. Stahl, Kathryn C. Turner, Robert F. W. van Oordt and Arthur F. Weinbach. The Board affirmatively determined, upon the recommendation of the Committee on Corporate Governance, that Mr. Becherer, Mr. Colligan, Mr. McGrath, Gen. Mundy, Mr. Perez, Mr. Stahl, Ms. Turner, Mr. van Oordt and Mr. Weinbach were independent under the listing standards of the NYSE and the Categorical Independence Standards. Mr. Hassan, the former Chief Executive Officer, was not independent.

Board Leadership Structure

The Board of Directors is currently led by Richard T. Clark, who serves as the Chairman of the Board and President and Chief Executive Officer of the Company, and by Dr. Samuel O. Thier, an independent director, who serves as the Board’s Lead Director in accordance with the Policies of the Board (a copy of which is available on the Company’s website). The Board has appointed Mr. Harrison to replace Dr. Thier as the Lead Director upon Dr. Thier’s retirement at the Annual Meeting.

The duties and responsibilities of the Lead Director as set out in the Policies of the Board include:

•	Presiding at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent members of the Board;

•	Serving as the principal liaison on board-wide issues between the independent members of the Board and the Chairman of the Board;

•	Approving meeting agendas for the Board and conferring with Management on the supporting material to be sent to the Board for meetings;

•	Approving meeting schedules to ensure that there is sufficient time for discussion of all agenda items;

•	The authority to call meetings of the independent members of the Board;

•	Being available for consultation and direct communication with major stockholders, as appropriate;

•	Serving as a liaison between the Board and stockholders on investor matters.

The Board of Directors has six standing committees, each of which is comprised solely of independent directors and is led by an independent chair. The role of these committees is described below.

The Board believes that the Company and its shareholders are well-served by the Board’s current leadership structure. Having one person serve as both Chairman of the Board and President and Chief Executive Officer of the Company provides clear leadership for the Company and helps ensure accountability for the successes and failures of the Company. At the same time, having an independent Lead Director vested with key duties and responsibilities and six independent Board committees chaired by independent directors provides a formal structure for strong independent oversight of the Chairman and the rest of the Company’s management team.

Risk Oversight

The Board of Directors has two primary methods of overseeing risk. The first method is through its Enterprise Risk Management (“ERM”) process which allows for full Board oversight of the most significant risks facing the Company. The second is through the functioning of the Board committees.

The Board of Directors established the ERM process to ensure a complete company-wide approach to risk over five distinct but overlapping core areas:

1.	Strategy (Macro risks which may impact the Company’s ability to achieve long-term business objectives);

2.	Operations (Risks in operations which may impact the Company’s ability to achieve business objectives);

3.	Compliance (Risks related to compliance with laws, regulations and Company policies);

4.	Reporting (Risks to maintaining accurate financial statements and timely, complete financial disclosures); and

5.	Reputation and Responsibility (Risks which may impact the Company’s reputation or the well-being of the Company or its employees).

The goal of the ERM process is to provide an ongoing process, effected at all levels of the Company across each business unit and corporate function to identify and assess risk, monitor risk, and agree on mitigating action. Where the ERM process identifies a material risk it will be elevated through the CEO, Executive Committee and Chief Strategy Officer to the full Board of Directors for its consideration.

The Audit Committee oversees and will periodically review the ERM process to ensure it is robust and functioning effectively.

In addition to the ERM process, each committee of the Board oversees specific areas of risk relevant to the committee through direct interactions with the CEO, members of the Executive Committee and the heads of business units and corporate functions. For instance, the Audit Committee oversees risk relating to Finance, IT, Business Integrity and Sarbanes-Oxley reporting through its interactions with the CFO, Controller, and Head of Internal Audit. A Committee may address risks directly with management, or, where appropriate, may elevate a risk for consideration by the full Board.

The separate ERM process and Board committee approach to risk management leverages the Board’s leadership structure to ensure that risk is overseen by the Board on both a Company-wide approach and through specific areas of competency.

Related Person Transactions

Related Person Transaction Policy

The Board of Directors has adopted a written policy (the “Policy”) governing the review and approval of any transactions that Company management determines would be required to be publicly disclosed under Item 404(a) of Securities and Exchange Commission Regulation S-K (“Item 404(a)”).

The policy requires that related person transactions, and any material amendments or modifications to such transactions shall be subject to review, approval or ratification by the Board, or a Committee of the Board, and monitoring in accordance with the standards set forth below. The Policy is administered by the Committee on Corporate Governance and is contained in the Policies of the Board.

The following process and guidelines are followed by the Committee on Corporate Governance in determining whether to approve a related person transaction:

•

Company management is responsible for identifying transactions that are or would be related person transactions requiring review under this Policy through annual submission of and any interim update to Director and Officer questionnaires (“D&O Questionnaire”) or conflict of interest certifications, review of existing or proposed transactions with any shareholders owning five percent or greater of the Company’s outstanding common stock as of the date upon which the Company received notice of such party’s status as a related person, and through other disclosures to and reviews by management. Management is required to provide the Committee on Corporate Governance all material information relevant to all related person transactions, with the exception of related person transactions that are excluded from the reporting requirements under Item 404(a), which shall not be subject to review, approval or ratification by the Committee on Corporate Governance pursuant to this policy.

•

Charitable contributions, grants or endowments by the Company to a university or other academic institution at which a related person’s only interest is as a professor of such university or other academic institution and the aggregate amount involved does not exceed 0.5% of the recipient organization’s total annual revenues shall be deemed pre-approved pursuant to this policy. Notwithstanding the foregoing, a charitable contribution, grant or endorsement shall not be deemed pre-approved where the related person has any role in the proposal or review of the contribution, grant or endowment or will specifically benefit from it personally or professionally.

•

The members of the Committee on Corporate Governance review the material facts of related person transactions, and the disinterested members of the Committee shall either approve or disapprove of the transactions. The Committee only approves the transaction(s) if it determines that such transaction(s) is fair and reasonable to the Company. If advance approval by the Committee is not feasible, then the related person transaction is considered and, if the Committee determines it be appropriate, ratified by the disinterested members of the Committee. If after considering the relevant facts and circumstances in connection with such transaction, the Committee determines that it cannot ratify the related person transaction, then the Committee takes such course of action as it deems appropriate under the circumstances.

•

As necessary, the Committee reviews approved (including pre-approved) or ratified related person transactions throughout the duration of the term of the transaction, but no less than annually, to ensure that such transaction remains fair and reasonable to the Company.

•

In determining whether a related person transaction is fair and reasonable to the Company, the Committee considers all relevant factors, including as applicable: (i) the Company’s business rationale for entering into the transaction; (ii) the alternatives to entering into a related person transaction; (iii) whether the transaction is on terms comparable to those generally available to an unaffiliated third party under the same or similar circumstances; (iv) the extent of the related person’s interest in the transaction; (v) the potential for the transaction to lead to an actual or apparent conflict of interest; and (vi) the impact on a director’s independence in the event the related person is a director or director nominee, an immediate family member of a director or director nominee, or an entity in which a director or director nominee is a partner, shareholder or executive officer.

Certain Related Person Transactions

Each director, director nominee and Executive Officer of Merck annually completes and submits to the Company a D&O Questionnaire. The D&O Questionnaire requests, among other things, information regarding whether any director, director nominee, Executive Officer or their immediate family members had an interest in any transaction, or proposed transaction, with Merck, or has a relationship with a company which had or proposes to enter into such a transaction.

After review of the D&O Questionnaires by the Office of the Secretary, the responses are collected, summarized and distributed to responsible areas within the Company to identify any potential transactions. All relevant relationships and any transactions, along with payables and receivables, are compiled for each person and affiliation. Management submits a report of the affiliations, relationships, transactions and appropriate supplemental information to the Board’s Committee on Corporate Governance, which is comprised of independent directors, for its review.

In addition with respect to the directors who retired in 2009, the Board considered all relevant relationships and any transactions, along with payables and receivables, compiled for each person and affiliation. Management submitted a report of the affiliations, relationships, transactions and appropriate supplemental information to the Board’s Committee on Corporate Governance, which is comprised of independent directors, for its review.

Upon review by the Committee on Corporate Governance of the report of related person transactions, no transactions concerning the Company’s directors, executive officers, directors who retired in 2009 or immediate family members of these individuals require disclosure under Item 404(a).

Board Committees

The Board of Directors has six standing committees: Audit Committee, Committee on Corporate Governance, Compensation and Benefits Committee, Finance Committee, Committee on Public Policy and Social Responsibility, and Research Committee. In addition, the Board from time to time establishes special purpose committees.

Members of the individual standing committees, as of April 1, 2010, are named below:

Audit	Corporate Governance	Compensation and Benefits	Finance	Public Policy and Social Responsibility	Research
L. A. Brun (*)	T. H. Glocer	T. H. Glocer	L. A. Brun	H. R. Jacobson	T. R. Cech
S. F. Goldstone	W. B. Harrison, Jr.	S. F. Goldstone	W. B. Harrison, Jr. (*)	R. B. Lazarus	H. R. Jacobson
C. E. Represas	A. M. Tatlock	W. B. Harrison, Jr.	R. B. Lazarus	C. E. Represas	W. N. Kelley (*)
W. P. Weeks	S. O. Thier (*)(1)	W. N. Kelley		T. E. Shenk (*)	T. E. Shenk
	W. P. Weeks	A. M. Tatlock (*)		S. O. Thier (1)	S. O. Thier (1)
		P. C. Wendell			P. C. Wendell

(*)	Chairperson
(1)	Will retire at the 2010 Annual Meeting of Shareholders.

The Audit Committee, which is comprised of independent directors, is governed by a Board-approved charter that contains, among other things, the Audit Committee’s membership requirements and responsibilities. The Audit Committee oversees the Company’s accounting, financial reporting process, internal controls and audits, and consults with management, the internal auditors and the independent registered public accounting firm (the independent auditors) on, among other items, matters related to the annual audit, the published financial statements and the accounting principles applied. As part of its duties, the Audit Committee appoints, evaluates and retains the Company’s independent auditors. It maintains direct responsibility for the compensation, termination and oversight of the Company’s independent auditors and evaluates the independent auditors’ qualifications, performance and independence. The Audit Committee also monitors compliance with the Foreign Corrupt Practices Act and the Company’s policies on ethical business practices and reports on these items to the Board. The Audit Committee also oversees the ERM process. The Audit Committee has established policies and procedures for the pre-approval of all services provided by the independent auditors, which are described on page 79 of this proxy statement and the approval of the annual internal audit plan as executed by the Internal Audit organization. Further, the Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company, which are described under Shareholder Communications with the Board on page 26 of this proxy statement. The Audit Committee’s Report is included on page 79 of this proxy statement and the Audit Committee Charter is available on the Company’s website www.merck.com/about/leadership.

Financial Expert on Audit Committee:    The Board has determined that Mr. Leslie A. Brun, who currently is the Chairman and Chief Executive Officer of SARR Group, LLC (investment holding company), is the Audit Committee financial expert. The Board made a qualitative assessment of Mr. Brun’s level of knowledge and experience based on a number of factors, including his formal education, extensive finance, management, investment banking, commercial banking and financial advisory experience, as well as his track record of achievement and sound judgment as demonstrated by his service as the Chairman and CEO of SARR Group LLC, and former Chairman Emeritus, Chairman and founder of Hamilton Lane (a leading advisory and management firm). Mr. Brun’s depth of financial expertise is also demonstrated by his experience as a Managing Director and co-founder of the investment banking group of Fidelity Bank, Vice President in the Corporate Finance Division of E.F. Hutton & Co., Vice President of Lloyds International Corporation and Assistant Vice President and Chief Credit Officer of Chemical Bank in Seoul.

The Committee on Corporate Governance, which is comprised of independent directors, considers and makes recommendations on matters related to the practices, policies and procedures of the Board and takes a leadership role in shaping the corporate governance of the Company. As part of its duties, the Committee on Corporate Governance assesses the size, structure and composition of the Board and Board committees, coordinates evaluation of Board performance and reviews Board compensation.

The Committee on Corporate Governance also acts as a screening and nominating committee for candidates considered for nomination by the Board for election of directors. In this capacity it concerns itself with the composition of the Board with respect to depth of experience, balance of professional interests, required expertise and other factors. The Committee on Corporate Governance evaluates prospective nominees identified on its own initiative as well as candidates referred or recommended to it by Board members, management, shareholders or search consultants. The Committee on Corporate Governance uses the same criteria for evaluating candidates recommended by shareholders in accordance with the procedures outlined below as it does for those proposed by other Board members, management and search companies. To be considered for membership on the Board, a proposed or recommended candidate must meet the following criteria, which are also set forth in the Policies of the Board: (a) be of proven integrity with a record of substantial achievement in an area of relevance to the Company; (b) have demonstrated ability and sound judgment that usually will be based on broad experience; (c) be able and willing to devote the required amount of time to the Company’s affairs, including attendance at Board meetings, Board committee meetings and annual stockholder meetings; (d) possess a judicious and critical temperament that will enable objective appraisal of management’s plans and programs; and (e) be committed to building sound, long-term Company growth. In addition, while the Committee on Corporate Governance does not have a formal diversity policy, diversity is a factor considered when identifying prospective Nominees. Nominees are selected so that the Board of Directors represents a diversity of expertise in areas needed to foster Merck’s business success, including science, finance, operations, manufacturing, commercial activities, marketing, international business, and governance. In addition, nominees are selected so that the Board of Directors represents a diversity of personal characteristics, including gender, race, ethnic origin and national background. When identifying potential candidates the Committee on Corporate Governance of Old Merck retained independent search firms to assist in identifying candidates that reflected these diversity objectives and it is expected that the current Committee on Corporate Governance will continue this practice as necessary. Evaluation of proposed or recommended candidates occurs on the basis of materials submitted by or on behalf of the proposed or recommended candidate. If a proposed or recommended candidate continues to be of interest to the Committee on Corporate Governance, additional information about her/him is obtained through inquiries to various sources and, if warranted, interviews. As explained on page 3, the Committee on Corporate Governance also oversees the Board’s Incumbent Director Resignation Policy.

In addition to being able to recommend candidates for nomination by the Board, shareholders may themselves nominate a candidate or candidates for election as directors. For a shareholder to nominate a candidate or candidates for election as a director at the 2011 Annual Meeting, the shareholder must deliver to the Secretary of the Company by January 25, 2011 a written notice of the shareholder’s intention to nominate the candidate or candidates. As set forth in the Company’s By-Laws, the notice of nomination must contain the following information: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company if so elected. All the director nominees named in this proxy statement met the Board’s criteria for membership and were recommended by the Committee on Corporate Governance for election by shareholders at this Annual Meeting.

The Committee on Corporate Governance Charter, the Company’s By-Laws and the Policies of the Board, which are the Company’s corporate governance guidelines, are available on the Company’s website www.merck.com/about/leadership.

Compensation and Benefits Committee: The members of the New Merck Compensation and Benefits Committee are the same individuals who served as the members of the Compensation and Benefits Committee of the Board of Directors of Old Merck.

Prior to the Merger as a committee of the Board of Directors of Old Merck and following the Merger as a committee of New Merck, the Compensation and Benefits Committee, which is comprised of independent directors, in general:

•

Establishes and maintains a competitive, fair and equitable compensation and benefits policy designed to retain executives, to stimulate their useful and profitable efforts on behalf of the Company and to attract necessary additions to the staff with appropriate qualifications;

•	Discharges the Board’s responsibilities for compensating the Company’s executives;

•	Oversees and monitors

•	competence and qualifications of senior management of the Company,

•	senior management succession,

•	soundness of the organization structure, and

•	other related matters necessary to ensure the effective management of the business; and

•	Reviews the Compensation Discussion and Analysis (“CD&A”) for inclusion in the Company’s proxy statement.

More specifically, the Compensation and Benefits Committee annually reviews and approves corporate goals and objectives relevant to the total direct compensation—that is, changes in base salary, and non-equity and equity incentive plan compensation—of the Chief Executive Officer and other executive officers, evaluates their performance against these goals and objectives, and, based on this evaluation, sets their target total direct compensation and determines payouts under the variable compensation plans. The details of the processes and procedures involved are described in the CD&A beginning on page 29. The Compensation and Benefits Committee also has responsibility for design and administration of the Company’s indirect compensation programs in which executive officers participate, including severance and change in control protection policies, stock ownership guidelines, perquisites, and other plans and policies discussed below. The independent members of the full Board ultimately make the final decisions regarding the CEO’s total direct compensation.

The Compensation and Benefits Committee Charter is available on the Company’s website www.merck.com/about/leadership.

The Compensation and Benefits Committee Report is included on page 46 of this proxy statement.

Prior to the Merger, the Compensation Committee of the Board of Directors of Schering-Plough was responsible for determining the compensation paid to the former Schering-Plough executive officers included in the Summary Compensation Table, as discussed below. This committee’s functions included discharging the board’s responsibilities relating to the compensation of executive officers; approving, evaluating and administering executive compensation plans, policies and programs; and making recommendations to the board regarding equity compensation and incentive plans.

Role of Compensation Consultants.    The Compensation and Benefits Committee retains the services of a compensation consultant to serve as an objective third-party advisor on the reasonableness of compensation levels and on the appropriateness of the compensation program structure in supporting the Company’s business strategy and human resource objectives. Following the Merger, in 2009, the Committee retained Frederic W. Cook & Co., Inc. (“Cook”) as its compensation consultant, who previously worked with the Compensation and Benefits Committee of Old Merck.

Cook’s work is performed directly on behalf of the Compensation and Benefits Committee, working in cooperation with management, to assist the Committee with executing its executive compensation-related responsibilities. Cook provided no other services to the Company, other than occasional non-material assistance to the Human Resources staff related to Cook’s compensation-committee related duties.

In future years, if the Committee’s compensation consultant provides significant services to the Company that could reasonably be seen to affect the compensation consultant’s independence, the Company plans to disclose in its proxy materials:

•	The nature of those services, and

•	Fees paid for such services.

During 2009, Cook supported the Committee by:

•	Reviewing the Company’s (and Old Merck’s, as applicable) competitive market data with respect to the CEO’s and senior executives’ compensation;

•	Reviewing and providing input on the Company’s (and Old Merck’s, as applicable) considerations for its incentive program designs;

•	Providing information on executive compensation trends, as requested;

•	Assisting in determining CEO target total direct compensation and payouts under the Executive Incentive Plan;

•	Assisting with transition issues related to the integration of Old Merck and Schering-Plough compensation programs after the closing of the Merger;

•	Providing competitive data to set the Company’s (and Old Merck’s, as applicable) annual long-term incentive share usage and cost budget; and

•	Assisting with the structure and sizing of the 2010 Incentive Stock Plan share reserve, as well as other terms of the 2010 Incentive Stock Plan.

Also, in 2009, Old Merck’s Human Resources department retained Towers Perrin HR Services to provide various services including some pertaining to executive compensation. These services included assistance with the design of compensation and incentive programs for Old Merck’s Human Resources department’s consideration. Towers Perrin HR Services had no direct role with the Old Merck Compensation and Benefits Committee’s deliberations or decisions.

The Finance Committee, which is comprised of independent directors, considers and makes recommendations on matters related to the financial affairs and policies of the Company, including capital structure issues, dividend policy, investment and debt policies, asset and portfolio management and financial transactions, as necessary. The Finance Committee Charter is available on the Company’s website www.merck.com/about/leadership.

The Committee on Public Policy and Social Responsibility, which is comprised of independent directors, advises the Board of Directors and management on Company policies and practices that pertain to the Company’s responsibilities as a global corporate citizen, its obligations as a pharmaceutical company whose products and services affect health and quality of life around the world, and its commitment to high standards of ethics and integrity. It reviews social, political and economic trends that affect the Company’s business; reviews the positions and strategies that the Company pursues to influence public policy; monitors and evaluates the Company’s corporate citizenship programs and activities; and reviews legislative, regulatory, privacy and other matters that could impact the Company’s shareholders, customers, employees and communities in which it operates. The Committee on Public Policy and Social Responsibility Charter is available on the Company’s website www.merck.com/about/leadership.

The Research Committee, which is comprised of independent directors, assists the Board in its oversight of matters pertaining to the Company’s strategies and operations for the research and development of pharmaceutical products and vaccines. The Research Committee identifies areas and activities that are critical to the success of the Company’s drug and vaccine discovery, development and licensing efforts, as well as evaluates the effectiveness of the Company’s drug and vaccine discovery, development and licensing strategies and operations. The Research Committee also keeps the Board apprised of this evaluation process and findings and makes appropriate recommendations to the President of Merck Research Laboratories and to the Board on modifications of strategies and operations. The Research Committee Charter is available on the Company’s website www.merck.com/about/leadership.

Compensation Committee Interlocks and Insider Participation

Mr. Thomas H. Glocer, Mr. Steven F. Goldstone, Mr. William B. Harrison, Jr., Dr. William N. Kelley, Ms. Anne M. Tatlock and Mr. Peter C. Wendell served on the Compensation and Benefits Committee between November 3, 2009 and December 31, 2009. Between January 1, 2009 and November 3, 2009, the following individuals served on the Compensation Committee: Mr. Hans W. Becherer (until his retirement at the Annual Meeting of Shareholders), Mr. C. Robert Kidder, Ms. Patricia F. Russo and Mr. Jack L. Stahl. There were no Compensation and Benefits Committee interlocks or insider (employee) participation during 2009.

Board and Board Committee Meetings

The Company

The Board of Directors met 13 times between January 1, 2009 and November 3, 2009, and one time between November 3, 2009 and December 31, 2009.

Board committees met as follows between January 1, 2009 and November 3, 2009: Audit Committee, nine times; Business Practices Oversight Committee, one time; Compensation Committee, four times; Finance Committee, one time; Nominating and Corporate Governance Committee, five times; and the Science and Technology Committee, four times.

Board committees met as follows between November 3, 2009 and December 31, 2009: Audit Committee, one time; Committee on Corporate Governance, two times; Compensation and Benefits Committee, two times; Finance Committee, one time; Committee on Public Policy and Social Responsibility did not meet following the closing of the Merger; and the Research Committee, one time.

Non-management directors of the Company met in nine executive sessions between January 1, 2009 and November 3, 2009 and in one executive session between November 3, 2009 and December 31, 2009. Ms. Russo,

Lead Director of the Board of Directors until November 3, 2009, presided over the executive sessions between January 1, 2009 and November 3, 2009. Dr. Thier, Lead Director of the Board subsequent to November 3, 2009, presided over the executive session between November 3, 2009 and December 31, 2009.

Old Merck

The Board of Directors of Old Merck met 15 times between January 1, 2009 and November 3, 2009. Board committees of Old Merck met as follows between January 1, 2009 and November 3, 2009: Audit Committee, four times; Committee on Corporate Governance, five times; Compensation and Benefits Committee, six times; Finance Committee, three times; Committee on Public Policy and Social Responsibility, two times; and the Research Committee, eight times.

Non-management directors of Old Merck met in five executive sessions in 2009. Dr. Thier, Lead Director of the Board, presided over the executive sessions between January 1, 2009 and November 3, 2009.

All Directors attended at least 75 percent of the meetings of the Board and of the committees on which they served for both the Company and Old Merck.

Under the Policies of the Board of the Company and Old Merck, respectively, directors are expected to attend regular Board meetings, Board committee meetings and annual shareholder meetings. All of the Company’s directors attended the 2009 Annual Meeting of Shareholders, except for Mr. Becherer and Gen. Mundy. Mr. Becherer and Gen. Mundy retired as of the Annual Meeting. All of the Old Merck directors, who then comprised the Board of Old Merck, except for Dr. Jacobson, attended the Old Merck 2009 Annual Meeting of Shareholders.

Shareholder Communications with the Board

Merck will forward all communications from security holders and interested parties to the full Board, to the Lead Director, to non-management directors, to an individual director or to the chairperson of the Board Committee that is most closely related to the subject matter of the communication, except for the following types of communications:

•	communications that advocate that the Company engage in illegal activity;

•	communications that, under community standards, contain offensive or abusive content;

•	communications that have no relevance to the business or operations of the Company; and

•	mass mailings, solicitations and advertisements.

The Corporate Secretary, in consultation with the General Counsel, will determine when a communication is not to be forwarded.

The Company’s acceptance and forwarding of communications to the directors does not imply that the directors owe or assume any fiduciary duties to persons submitting the communications.

Shareholders and interested parties who wish to do so may communicate directly with the Board, or specified individual directors, by writing to the following address: Board of Directors, Merck & Co., Inc., P.O. Box 1150, Whitehouse Station, NJ 08889. Further information on communications to the Board can be found on the Company’s website at www.merck.com/about/contact.

In addition, the Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company, including the Board and the Audit Committee, regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. These procedures are described in the Merck Code of Conduct—Our Values and Standards, which is also available on the Company’s website noted above.

Security Ownership of Certain Beneficial Owners and Management

The table below reflects the number of shares beneficially owned by (a) each director of the Company; (b) each executive officer of the Company named in the Summary Compensation Table; (c) each Former Schering-Plough executive named in the Summary Compensation Table based on information known as of November 3, 2009; (d) all directors and executive officers as a group; and (e) each person or group known to the Company to own more than 5 percent of the outstanding shares of Merck Common Stock. Unless otherwise noted, the information is stated as of December 31, 2009 and the beneficial owners exercise sole voting and/or investment power over their shares.

Name of Beneficial Owner	Company Common Stock
	Shares Owned (a)		Right to Acquire Beneficial Ownership Under Options Exercisable Within 60 Days	Percent of Class	Phantom Stock Units (b)(c)
Richard T. Clark	99,592		1,472,428	*	54,513
Leslie A. Brun	100		—	*	4,111
Thomas R. Cech	600		—	*	1,942
Thomas H. Glocer	5,100		1,666	*	10,746
Steven F. Goldstone	1,000		1,666	*	12,105
William B. Harrison, Jr.	1,400		41,098	*	27,853
Harry R. Jacobson	3,829		1,666	*	4,211
William N. Kelley	4,311		41,098	*	53,508
C. Robert Kidder	10,340	(d)	—	*	747
Rochelle B. Lazarus	6,882	(d)	14,998	*	20,189
Carlos E. Represas	1,500		—	*	2,651
Patricia F. Russo	13,148		—	*	747
Thomas E. Shenk	1,000		35,823	*	9,993
Anne M. Tatlock	1,113	(d)	41,098	*	30,903
Samuel O. Thier	20		41,098	*	37,862
Craig B. Thompson	3,352		—	*	747
Wendell P. Weeks	200	(d)	19,998	*	22,432
Peter C. Wendell	2,500		19,998	*	23,802
Robert J. Bertolini	110,717	(e)	1,628,306	*	65,611	(e)
Carrie S. Cox	169,534	(e)	852,904	*	66,577	(e)
Kenneth C. Frazier	103,261		874,656	*	—
Fred Hassan	935,400	(e)	4,548,619	*	196,835	(e)
Peter N. Kellogg	—		111,600	*	—
Peter S. Kim	93,819		929,621	*	37,388
Thomas P. Koestler	59,666	(e)	784,551	*	—
Bruce N. Kuhlik	17,660		122,312	*	—
All Directors and Executive Officers as a Group	1,984,906		13,662,519	*	723,853
BlackRock(f)	161,486,356			5.29%
Capital Research(g)	155,046,154			5.1%
Capital World(h)	168,082,016			5.5%

(a)	Includes equivalent shares of Common Stock held by the Trustee of the MSD Employee Savings and Security Plan for the accounts of individuals as follows: Mr. Clark—3,101 shares, Mr. Kellogg—0 shares, Dr. Kim—1,178 shares, Mr. Frazier—2,475 shares, Mr. Kuhlik—0 shares; 6,101 shares beneficially owned by Mr. Bertolini as of November 3, 2009 in Schering-Plough’s qualified 401(k) plan over which he has voting and investment power; and all directors and executive officers as a group—26,329 shares.

Does not include restricted stock units denominated in Merck Common Stock under the 2007 Incentive Stock Plan as follows: Mr. Clark—194,750 shares, Mr. Frazier—39,000 shares, Mr. Kellogg—109,250 shares, Dr. Kim—59,200 shares, Mr. Kuhlik—54,550 shares, and all directors and executive officers as a group—629,078 shares.

(b)	Represents phantom shares denominated in Merck Common Stock under the Plan for Deferred Payment of Directors’ Compensation or the Merck & Co., Inc. Deferral Program.

(c)	Includes common share equivalents credited to the Former Schering-Plough executive named in the Summary Compensation Table account in Schering-Plough’s unfunded savings plan as of November 3, 2009. The equivalents are paid in cash following the retirement of the Former Schering-Plough executives named in the Summary Compensation Table, or when their service with Schering-Plough otherwise ends, based on the market value of Merck common shares at that time. Of the totals shown, these include 196,835 for Hassan; 65,611 for Bertolini; and 66,577 for Cox.

(d)	Includes shares of Common Stock in which the beneficial owners share voting and/or investment power as follows: 1,022 shares held in a trust for the benefit of Mr. Kidder’s children; 1,757 shares held by Ms. Lazarus’ spouse and 530 shares held in a custodial account for Ms. Lazarus’ minor child; 713 shares held by Ms. Tatlock’s spouse; and 100 shares held in a custodial account for Mr. Weeks’ minor child.

(e)	Reflects ownership of Schering-Plough common stock on a pre-merger basis.

(f)

All information regarding BlackRock is based on information disclosed in a Schedule 13G (the “BlackRock filing”) filed with the SEC on January 29, 2010, and whose business address is 40 East 52nd Street, New York, NY 10022. According to the BlackRock filing, BlackRock has the sole voting power and the sole dispositive power over 161,486,356 common shares.

(g)	All information regarding Capital Research is based on information disclosed in a Schedule 13G (the “Capital Research filing”) filed with the SEC on February 9, 2010, and whose business address is 333 South Hope Street, Los Angeles, CA 90071. According to the Capital Research filing, of the 155,046,154 shares of Merck Common Stock owned by Capital Research, Capital Research has the sole power to vote or direct the vote with respect to 90,818,572 shares and does not share voting power with respect to any other shares and Capital Research has the sole power to dispose or direct the disposition of all 155,046,154 shares of Merck Common Stock owned by Capital Research. The shares reported are held by Capital Research in trust accounts for the economic benefit of the beneficiaries of those accounts.

(h)	All information regarding Capital World is based on information disclosed in a Schedule 13G (the “Capital World filing”) filed with the SEC on February 11, 2010, and whose business address is 333 South Hope Street, Los Angeles, CA 90071. According to the Capital World filing, of the 168,082,016 shares of Merck Common Stock owned by Capital World, Capital World has the sole power to vote or direct the vote with respect to 12,026,281 shares and does not share voting power with respect to any other shares and Capital World has the sole power to dispose or direct the disposition of all 168,082,016 shares of Merck Common Stock owned by Capital World. The shares reported are held by Capital World in trust accounts for the economic benefit of the beneficiaries of those accounts.

*	Less than 1 percent of the Company’s outstanding shares of Common Stock.

Compensation Discussion and Analysis

Executive Summary

As part of the Merger, certain key executive officers of Old Merck became executive officers of New Merck on November 3, 2009, while the service of certain Schering-Plough executive officers ceased shortly thereafter. Therefore, the “named executive officers” of the Company as described in this Compensation Discussion & Analysis (“CD&A”), and the related compensation disclosure tables, include both individuals who served with Old Merck prior to the Merger and became executive officers of New Merck, as well as individuals formerly of Schering-Plough, who left their positions before the end of the 2009 fiscal year. For purposes of the discussion, the group of named executive officers who served as Old Merck executive officers and are continuing to serve as executive officers with New Merck, will be referred to as the “Merck Named Executive Officers,” consisting of: Richard T. Clark (Chairman, President and Chief Executive Officer), Peter N. Kellogg (Executive Vice President and Chief Financial Officer), Peter S. Kim, Ph.D. (Executive Vice President and President, Merck Research Laboratories), Kenneth C. Frazier (Executive Vice President and President, Global Human Health), and Bruce N. Kuhlik (Executive Vice President and General Counsel). The group of named executive officers who were Schering-Plough executive officers and are no longer with the Company, will be referred to as the “Former NEOs,” consisting of Fred Hassan (Former Chairman of the Board and Chief Executive Officer), Robert J. Bertolini (Former Executive Vice President and Chief Financial Officer), Carrie S. Cox (Former Executive Vice President and President, Global Pharmaceuticals), and Thomas P. Koestler, Ph.D. (Former Executive Vice President and President, Schering-Plough Research Institute).

Many decisions with respect to the compensation of the Merck Named Executive Officers and the Former NEOs were made well before the effective time of the Merger by Old Merck’s and Schering-Plough’s compensation committees, respectively. In the case of the Merck Named Executive Officers, the policies and programs established by the Old Merck Compensation and Benefits Committee (“Old Merck Committee”) were generally adopted by the Compensation and Benefits Committee of the Board of New Merck (the “Committee”) and are described more fully below. Generally, any performance-based compensation for the Merck Named Executive Officers with respect to the 2009 fiscal year and going forward is based on the performance results of the Company as a whole (taking into account the impact of the Merger).

Executive compensation for 2009 aligned well with the objectives of the Company’s compensation philosophy and performance. Some of the accomplishments achieved in 2009 include:

•

Growing net sales 15% compared to the prior year—partly due to inclusion of two months of Schering-Plough revenues and the performance of certain key products—in a challenging economic and healthcare environment;

•	Delivering normalized non-GAAP EPS above internal targets set out by the Company;

•	Negotiating and completing the Merger, as well as planning and beginning the integration of the two companies’ operations; and

•

Acquiring Avecia Biologics, expanding existing biologics expertise and manufacturing capacity, and entering into 50 other licensing and alliance agreements that complement the Company’s internal research capabilities.

Despite this strong performance, some events unfavorably affected Company performance in 2009. These factors included below target growth in the Old Merck pipeline, manufacturing and supply issues affecting certain products, and Old Merck’s decision to delay the U.S. implementation of a new global enterprise system.

The Company and the Committee regularly consider methods to increase the ties between the executive compensation program and the Company’s performance. These actions are intended to strengthen senior management’s alignment with the interests of shareholders and ensure that delivered compensation is supported by performance as measured by operational results, strategic initiatives and improvements in shareholder value. During 2010, the Committee took the following actions in this regard:

•	Providing that future equity awards will have a “double trigger” acceleration feature in the event of a change in control;

•	Eliminating “golden parachute” excise tax gross-ups for MSD executives upon a change in control of the Company;

•	Increasing the percentage of long-term equity incentives to Merck Named Executive Officers that are granted in the form of performance-based stock units;

•	Decreasing the percentage of long-term equity incentives to Merck Named Executive Officers that are granted in the form of time-vested restricted stock units; and

•	Providing that dividend equivalents on restricted stock units granted in or after 2010 will be accrued and paid at the end of the restriction period (rather than paid currently).

Detailed Discussion and Analysis

This CD&A describes the material elements of compensation for the Company executive officers identified in the Summary Compensation Table. As more fully described beginning on page 23, the Committee (and for the 2009 fiscal year through closing of the Merger, the Old Merck Committee) makes all decisions for the total direct compensation—that is, the base salary, annual cash incentives, and long term incentive awards—of the Company’s executive officers, including the Merck Named Executive Officers. The Committee’s recommendations for the total direct compensation of the Company’s Chief Executive Officer are subject to approval of the Board of Directors. The Committee also has oversight responsibility of indirect compensation policies and programs, such as change in control, severance, and stock ownership guidelines. The following discussion and analysis focuses on the Merck Named Executive Officers and New Merck’s compensation policies and practices. Note that certain compensation payments made in 2009 to the Former NEOs were paid pursuant to individual agreements entered into with each Former NEO by Schering-Plough in 2003.

New Merck’s Business Environment

The pharmaceutical industry is science-focused and driven by innovation. Other characteristics of the pharmaceutical industry include:

•	Enormous impact—drugs discovered through scientific innovation save and improve the quality of lives;

•

The inherently risky nature of the complex and dynamic science of human health—even if every step of the discovery and development process is executed flawlessly, there is an ever-present risk of failure;

•	The need to achieve a balance between benefits and risks for every drug. Society’s increasing demand for innovation to cure illness is offset by society’s increasing awareness of and aversion to risk;

•	A highly regulated industry environment, including uncertainties in the political environment that impact the regulatory framework;

•	A lengthy 5-year to 15-year new drug cycle for research-based drug discovery and development;

•	The high and often unpredictable cost of drug discovery and development; and

•

The dynamics of the industry environment, which include intellectual property laws that evolve as governments change, competitive and reimbursement pressures, and regulatory/science developments, often limit the effective commercial life of a drug to a few years and put pressure on replenishing the product portfolio by successful research and development.

As a result of these challenges and complexities, the Company believes executives with certain specific, relevant skills and experience, including but not limited to pharmaceutical industry experience, are more likely to excel. At the same time, there is a small pool of superior executives with the relevant desired experience. These factors can complicate the process of attracting and retaining a top-performing management team with the right extensive industry and other experience. As such, the Company’s overall compensation program is designed to balance its attraction and retention objectives carefully with pay-for-performance objectives. Each element of the compensation program is structured to support these critical objectives and, as a whole, designed to ensure that the Company is able to retain the talent critical to its long-term success. These executives are rewarded commensurate with the degree to which they are able to achieve the Company’s long-term strategic and operational objectives and enhance shareholder value.

The Company’s compensation and benefits programs are driven by its business environment as described above and designed to enable the Company to achieve its mission and adhere to its values. Additionally, compensation programs are designed with the appropriate balance of risk and reward in relation to the Company’s overall business strategy. Specifically:

•

The Company’s compensation programs have a reasonable balance between annual and long-term performance, with a significant portion of compensation being delivered in the form of long-term incentives to recognize the Company’s long drug development cycle;

•

Annual cash incentives are funded based on the Company’s financial and non-financial performance, including customer outcomes, advancement of medicines and vaccines, process efficiency and employee/culture outcomes;

•	The Committee has the ability to reduce annual cash incentives earned to reflect factors such as regulatory and environmental compliance;

•	The long-term incentive program focuses executives on longer-term operating performance, as well as stock price appreciation;

•	Executives are subject to stock ownership guidelines that encourage a long-term perspective and ensure that the interests of executive officers are closely aligned with those of shareholders; and

•

Amounts earned under the Company’s incentive compensation program may be subject to recapture in the event of a significant restatement of financial results caused by executive fraud or willful misconduct.

In regularly evaluating the design of and marking changes to the Company’s executive compensation program, the Committee continually evaluates the relationship between risk and reward.

Compensation Program Objectives and Strategy

Objectives

The Company’s compensation and benefits programs are designed to:

•	Reflect and maintain the Company’s position as an industry leader in the development of innovative medicines;

•	Attract, engage, and retain a workforce that helps the Company achieve immediate and future success;

•	Motivate and inspire employee behavior that fosters a high-performing culture through a lean and flexible business model;

•	Support a shared, one-company mindset of performance and accountability to deliver on business objectives; and

•	Align the interests of our senior executives with those of our shareholders to ensure prudent short-term actions that will benefit the long-term value of the Company.

All of the Company’s compensation and benefits for the Merck Named Executive Officers described below have as a primary purpose the Company’s need to attract, retain, and motivate highly talented individuals to lead the Company in achieving its mission while upholding our values in a highly competitive marketplace.

Strategy

Considering the Company’s mission of being a leader in discovering and bringing to market proven, innovative medicines that address unmet medical needs, it is critical to hire, engage and retain the best talent and thought leaders globally in academia and industry to leverage diverse experiences and cutting-edge thinking. Each compensation component has a specific purpose in meeting the Company’s program objectives described above.

•

Base salary and benefits are designed to provide executives with fixed compensation and basic protections necessary to ensure a reasonable standard of living relative to that offered by competing organizations. This component serves to attract and retain high-quality executives over time and mitigates pressure that might otherwise exist to support high-risk business strategies if fixed compensation was set materially below market rates.

•

Annual cash incentives under the shareholder-approved Executive Incentive Plan (“EIP”) are designed to focus employees on the objectives identified in the Company Scorecard for a particular year, and the individual objectives set at the start of the year in connection with their Personal Performance Grids (“PPGs”) to ensure shared and personal performance accountability. The EIP awards are designed to motivate executives to break down business unit silos, increase collaboration and teamwork, and achieve financial and non-financial performance objectives that are key to the Company’s annual operating and strategic plans and inherent in ensuring the best outcome for the Company.

•

Long-Term Incentives—stock options, performance share units (“PSUs”) and restricted stock units (“RSUs”)—are granted under the shareholder-approved Incentive Stock Plan (“ISP”). These awards balance the shorter-term outlook of achieving objectives motivated through the EIP with the broader focus on achieving long-term success, as reflected in increases to the Company’s stock price, growth in its earnings per share, and achievement of other critical performance goals over a period of several years. In doing so, long-term incentive awards dovetail with the EIP to ensure that executives appropriately consider the risk inherent in short-term decisions with regard to the future performance of the Company, and vice versa. In addition, long-term incentives provide executives with a competitive compensation opportunity relative to companies with which we compete for human and financial capital, which supports the Company’s attraction and retention objectives. They also link realized pay to changes in shareholder value, which fosters alignment between the economic interests of both management and shareholders.

We also provide retirement programs and severance and change in control plans that are designed to facilitate the Company’s ability to attract and retain executives in a competitive marketplace for talented potential employees where such protections are commonly offered.

Individual executive officer compensation levels and opportunities are compared to a peer group of large pharmaceutical companies that participate in a pharmaceutical industry compensation survey. The survey is conducted by Towers Perrin HR Services, an independent consulting firm. In setting compensation levels for 2009, the Old Merck Committee utilized the survey which included the following “Peer Companies:” Abbott Laboratories, Amgen, Astra Zeneca, Bristol-Myers Squibb, Eli Lilly, GlaxoSmithKline, Hoffman-LaRoche, Johnson & Johnson, Novartis, Pfizer, Sanofi-Aventis, Schering-Plough, and Wyeth.

Our overarching strategy is to position our target executive compensation as follows:

•

Base salaries are generally targeted at the 50th percentile (median) compared to the Peer Companies. This positioning is designed to attract and retain high quality executives, mitigate incentive for executives to support high-risk or short-term focused business strategies to subsidize annual cash compensation, and ensure that the Company’s overall fixed cost structure is reasonable and sustainable versus its peers.

•

Total cash compensation—base salary plus annual cash incentive—varies with performance, and is also generally targeted at the 50th percentile. This positioning ensures that actual realized cash compensation will vary above or below targeted levels based on the degree to which short-term goals are attained.

•

Total direct compensation—total cash compensation plus annual Long-Term Incentive grants, but excluding other special long-term grants—is generally targeted at the 50th percentile. This positioning ensures that actual realized compensation varies above or below targeted levels based on attainment of longer-term goals and changes in shareholder value, and overall costs and share dilution are reasonable and sustainable relative to market practices.

Compensation for individual executives may be positioned above or below the 50th percentile based on scope of responsibility, market availability of proven talent, the critical need to ensure the executive remains with the Company, sustained performance over time, the executive’s readiness for promotion to a higher level, potential for advancement as part of key succession planning processes, and other unique factors that may exist from time to time. The Committee intends to review the target compensation positioning in 2010 in light of the merger and the increased size of the Company versus its peers.

The Elements and Design of the Company’s Compensation Program

Base Salary

Executive officer base salaries reflect job responsibilities and individual contributions, with reference to base salary levels of executives at the Peer Companies as discussed earlier. The Committee determines base salaries for executive officers, including the Merck Named Executive Officers, each year based on the following factors:

•	Recommendations from the CEO, which reflect his evaluation of individual performance and expected future contributions;

•	Review of survey data to ensure competitive compensation against the external market generally defined as the Peer Companies; and

•	Comparison of the base salaries of the executive officers who report directly to the CEO to ensure reasonable internal equity.

In February 2009, the Old Merck Committee recommended and the Old Merck Board of Directors approved that Mr. Clark’s base salary remain unchanged for 2009. The factors considered in reaching this decision were (1) Mr. Clark’s request that he receive no base pay increase for 2009 in light of the challenging business environment and the resulting difficult but necessary actions taken by the Company to reduce costs and (2) the competitive positioning of Mr. Clark’s salary, which fell between the median and 75th percentile of Peer Company practice.

In addition, as part of the annual total compensation management process applicable to all Old Merck salaried employees throughout the world, in early 2009, Mr. Clark recommended, and the Old Merck Committee reviewed and approved, base salary increases of 3% for certain executive officers, including, among others, four individuals who are now Merck Named Executive Officers.

Summary of 2009 Base Salary Increases:

Merck Named Executive Officer	Percentage Increase
R.T. Clark	0.0%
P.N. Kellogg	3.0%
K.C. Frazier	3.0%
P.S. Kim	3.0%
B.N. Kuhlik	3.0%

Annual Cash Incentives

Annual cash incentives are generally targeted to deliver total cash compensation (i.e., salary plus annual cash incentive) consistent with the median of market practice, as referenced primarily against the target cash compensation of executives at the Peer Companies. The actual amount of total cash compensation may vary from target based on performance against objectives, which includes Company-wide and individual goals that are set at the start of each fiscal year.

Target annual cash incentives for the Merck Named Executive Officers (along with other employees) vary based on a number of factors, including market practices as indicated by the Peer Company survey data, as well as skill set, experience, and importance of each executive to the Company. Target awards are set so that the level of at-risk compensation varies directly with each executive’s degree of responsibility, fostering a culture of accountability and ensuring that realized pay varies based on the degree to which goals set by the Board and Committee are achieved.

Mr. Clark’s target award opportunity was set by the Old Merck Committee in 2009 at 150% of his annual salary, and target award opportunities for the other Merck Named Executive Officers ranged between 95% and 105%. These targets remained unchanged from 2008 to 2009. The Committee will annually review executive officer compensation levels to ensure internal equity as well as appropriate positioning to Peer Companies. Although these reviews occur annually, targets within an employee band are adjusted (up or down) only if a sustained disparity to market or internal practice exists.

Annual Cash Incentive Methodology

The EIP is a shareholder-approved plan that is administered by the Committee (and was previously administered by the Old Merck Committee). It is designed to provide cash awards to employees who are subject to Section 16 of the Securities Exchange Act of 1934. Compensation paid under this plan is treated as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. Awards are based on an objective formula defined in the plan that provides for a maximum award fund equal to 2.5% of net income. The CEO may receive an award not to exceed 10% of the maximum award fund. The maximum individual award for all other plan participants is 90% of the award fund for that year divided by the number of participants other than the CEO. The Committee can use its discretion to reduce (commonly called “negative discretion”), but not increase, the maximum awards payable under this formula for executive officers. In prior years, it was the Old Merck Committee’s practice to reduce the maximum awards to the amount actually paid using the process described below, and a similar practice will continue to be followed by the Committee.

The following methodology is used by the Committee for adjusting the maximum awards payable under the EIP to the actual amounts paid to executive officers:

•	Each executive officer is assigned a target award opportunity that is expressed as a multiple of salary.

•	70% of the target award opportunity is determined based on Company performance as reflected by the Company Scorecard. The Company component can range between 50% and 200% of target.

•	30% of the target award is determined by individual performance as reflected by PPGs—personal performance and development objectives. The individual performance ranges from 0% to 200% of target.

•

The sum of the above is then adjusted higher or lower based on the individual’s performance relative to the Merck Leadership Standards (“MLS”), not to exceed the maximum individual amount described earlier. The leadership multiplier ranges from 60% to 130% based on the executive’s demonstration of courage, collaboration, customer focus and championing change. These four leadership standards were highlighted in the annual cash incentives because the Committee believes that these leadership behaviors are critical to ensuring the Company’s transformation to a high-performing organization.

No annual cash incentive will be paid to an individual if the Company or individual performance is below minimum performance expectations as determined by the Committee. This methodology is intended to reinforce consistency and uniformity of performance standards across the global organization at all levels, create a better line of sight between results and rewards, and underscore the importance of leadership in driving the Company’s transformation to a high-performing organization.

Changes for the 2010 Performance Period

Effective with the 2010 performance period, the Committee approved a new method for adjusting the maximum awards payable under the EIP to the actual amounts paid to executive officers. Under the new methodology, for Executive Committee members, an incentive pool is determined based solely on Company performance as reflected by the Company Scorecard. Employee performance and demonstrated leadership determine the allocation of the pool for each executive officer. The revised method was adopted to place greater emphasis on Company performance while maintaining strong links with the executives’ personal performance and demonstrated leadership. For Executive Committee members (other than the CEO), amounts earned based on Company performance and allocated based on individual performance will continue to be modified based on executive performance relative to the MLS. The CEO’s annual bonus will no longer be subject to modification relative to the MLS because the standards are directly considered in the Committee and Board’s evaluation of the CEO individual performance. In all cases, the final payout is limited to the maximum amount determined using the EIP formula described above (i.e., 2.5% of net income, allocated 10% to the CEO with the remainder evenly over the other participants).

Company Scorecard

As approved by the Old Merck Committee in early 2009, the 2009 Company Scorecard (with respect to Old Merck and as continued by New Merck) for the EIP contained 15 specific measures and associated targets aligned with Old Merck’s, and now New Merck’s strategy. Achieving the target performance for all measures would yield a score of 100 points. Consistent with Old Merck’s long-term strategy, which is focused on attaining leadership in the discovery, development, and commercialization of innovative medicines and vaccines, there were four sections in the 2009 Company Scorecard:

•	Financial outcomes—maximizing shareholder value by growing revenue and pipeline value, optimizing the Company’s cost structure, and growing earnings.

•

Customer outcomes—becoming an industry leader in delivering value to customers through a new commercial model as well as delivering products that address unmet medical needs and improve patient outcomes.

•	Internal Business Driver outcomes—delivering innovative and differentiated products by creating a lean and flexible business model, including streamlining processes and costs throughout the Company.

•	People and Culture outcomes—creating a high-performance organization by fostering a high-performing culture, leveraging employee and supplier diversity, and building and retaining the talent to win.

The Company Scorecard is calibrated so that results will range between 50% and 200% of target award opportunity, commensurate with performance. The stretch (200%) and threshold (50%) goals are set to ensure the Company’s financial performance achieved in each scenario will cover the cost of the cash incentives. However, the Committee has the discretion to determine that no annual cash incentives be made to any employees, including the Merck Named Executive Officers, if it determines, on a qualitative basis, that overall performance on the Company Scorecard is too low. Moreover, the Company Scorecard achievements are always assessed based on whether the Company achieved the Scorecard results extraordinarily well, or poorly, considering (1) sales and marketing compliance as determined by outcomes of regulatory review and inspections, such as those of the Food and Drug Administration, and (2) progress on health and safety outcomes as determined by other regulatory and environmental matters.

For 2009, the Company received a final score of 84.2, as reflected in the following table:

Category	Target Points	Earned Points
Financial Outcomes*	50	32.0
Customer Outcomes	15	18.8
Internal Business Drivers	25	19.6
People & Culture	10	13.9

Total	100	84.2

*	Below target points earned for Financial Outcomes were calculated in late 2009 (subject to revision based on actual performance) based on (1) an estimated attainment of 98%, including normalization for the Merial divestiture, of a planned revenue goal of $28.4 billion as approved by the Committee; (2) below target Old Merck pipeline growth vs. plan; and (3) an estimated attainment of 101%, including normalization for the Merial divestiture, of a planned normalized EPS (earnings per share excluding extraordinary items per Generally Accepted Accounting Principles) goal of $3.24 as approved by Committee.

The Committee did not make any fundamental changes to the process or Company Scorecard for 2010.

CEO—Objectives and Performance

The maximum award payable to Mr. Clark for 2009 performance, as determined under the formula approved by shareholders in the EIP, was $32.3 million. Mr. Clark’s actual award, as indicated below and in the Summary Compensation Table on page 47, was adjusted down from the maximum by the New Merck Board of Directors. His actual award is based on (a) his target award opportunity of 150% of salary, (b) achievement of the Company Scorecard objectives (70% weight) and his PPG objectives (30% weight), and (c) an assessment of his performance against the Merck Leadership Standards (established by Old Merck and generally adopted by New Merck). Mr. Clark’s target award opportunity and PPG objectives were both established at the beginning of 2009 by the Old Merck Board of Directors.

The PPG objectives are based on leadership and personal development, and include objectives related to the Merger and CEO succession planning and talent development. Based on the New Merck Board’s evaluation of Mr. Clark’s performance, taking into account the full 2009 fiscal year both before and following the Merger, relative to the PPG objectives and the Leadership Standards, the Board (not including Mr. Clark) determined that Mr. Clark achieved 110% of his PPG, and additional bonus was provided based on a leadership modifier of 115%.

Based on the Company’s result of 84.2% (taking into account the full 2009 fiscal year both before and after the Merger) and an evaluation of Mr. Clark’s individual performance as discussed above, the Board (not including Mr. Clark) determined his actual bonus to be $2,854,737 or 106% of target. This level of EIP payout reflects the Company’s financial and strategic performance during 2009 (both before and after the Merger), recognizes Mr. Clark’s contributions and leadership during a challenging and strategically important year in which Old Merck completed a transformational merger transaction, and is generally consistent with the actual EIP awards as a percent of target provided to other officers.

Other Named Executive Officers—Objectives and Performance

A similar process was employed by the Committee with respect to the other Named Executive Officers from Old Merck, each of whom is rated on between five and 16 different measures, which varied by area of influence within Old Merck, and subsequently at the Company. Material metrics included achievement of key merger integration objectives and division/function initiatives.

For 2009, the Merck Named Executive Officers received annual cash incentives based on the Company’s overall performance for the year as well as individual performance and demonstrated leadership.

Mr. Kellogg’s award reflects his personal leadership in driving the finance department’s above-target performance against its scorecard measures. Additional recognition was given to acknowledge his outstanding work, dedication and leadership that contributed greatly to the successful completion of the Merger. Specifically, his accomplishments included planning and executing the financial structure of the new company and securing financing for the Merger while maintaining the Old Merck’s credit rating.

Dr. Kim’s award reflects Merck Research Laboratories’ below-target performance against its division scorecard measures. Despite the overall division performance, Dr. Kim demonstrated strong leadership in making significant progress in key division initiatives, including aggressive review and prioritization of key compounds for the new company, implementation of a new operating model for basic research, and exceeding compliance and safety objectives.

Mr. Frazier’s award reflects Global Human Health’s good performance in achieving key targets against its division scorecard measures in a particularly challenging environment. His award recognizes his outstanding leadership and key accomplishments including successful execution of his division’s operating plan, progress in key emerging markets, leading and achieving worldwide commercial organization integration efforts, and garnering support from critical external stakeholders relating to the Merger.

Mr. Kuhlik’s award is based on above-target performance by the functions he leads. It recognizes his contributions in continuing the Company’s successful litigation strategy begun at Old Merck and establishing high-performing Global Communications and Public Policy functions. Additional recognition was given to acknowledge his outstanding work, dedication and leadership that contributed greatly to the successful completion of the Merger. Specifically, accomplishments included the performance of the necessary due diligence and negotiation of the Merger agreement, obtaining antitrust and shareholder approvals necessary to close the Merger, and legal and communications support for the Merger integration team.

The table below shows the 2009 annual cash incentives calculated by the methodology described above.

		Targets		Actuals
Merck Named Executive Officer	Annual Base Salary (as of 12/31/09) ($)	Target Annual Cash Incentive % of Salary	Target Annual Cash Incentive ($)	Company ($)	Indiv. & MLS Adj. ($)	Total ($)
R.T. Clark	$1,800,000	150%	$2,700,000	$1,591,380	$1,263,357	$2,854,737
P.N. Kellogg	908,388	95%	862,969	508,634	522,881	1,031,515
K.C. Frazier	1,049,784	105%	1,102,273	649,680	667,779	1,317,459
P.S. Kim	1,071,204	105%	1,124,764	662,936	448,680	1,111,616
B.N. Kuhlik	709,680	95%	674,196	397,371	408,502	805,873

The Company intends that executive officer compensation be fully deductible for federal income tax purposes, taking into account Section 162(m) of the Internal Revenue Code, provided that other compensation objectives are met. The Company believes annual cash incentives paid to executive officers under the shareholder-approved EIP generally are deductible for federal income tax purposes because they qualify as performance-based compensation under Section 162(m).

Long-Term Incentives

Long-term incentive (“LTI”) grants to executive officers are based on job responsibilities and potential for individual contributions, with reference to the levels of total direct compensation (total cash compensation plus the value of LTI) of executives at the Peer Companies. As with the determination of base salaries and annual cash incentives, the Committee exercises judgment and discretion in view of the above criteria and its general policies. While LTI grants are made with reference to total direct compensation of executives at the Peer Companies, they are not intended to achieve a precise percentile in any given year. Rather, the Committee generally compares LTI grants for Company senior officers, including the Merck Named Executive Officers, to their peers outside of the Company based on the Committee’s view of what is required to attract, retain, and motivate top executives over the long term.

The Company provides non-qualified stock options, performance share units (“PSUs”) and/or restricted stock units (“RSUs”) to certain employees, including the Merck Named Executive Officers. This combination of stock-based incentives is intended to support important strategic, financial, and human resource objectives by (1) aligning the interests of management with shareholders—tying the value realized to changes in share price, (2) enhancing retention of key talent, and (3) encouraging management to achieve multi-year strategic and financial objectives.

All three LTI vehicles support these three objectives, but the degree to which they do so varies depending on a variety of factors, some of which are outside the Company’s control (e.g., financial market volatility and other economic factors).

•

Stock options most directly support the shareholder alignment objective because options only have value if the price of company stock at the time of exercise exceeds the stock price on the date of grant.

•	RSUs most directly support the retention objective because executives only receive shares of company stock once the restrictions lapse providing they remain employed with the Company.

•

PSUs most strongly support the objective of linking realized pay to achievement of critical financial objectives because the earned award varies based on both the number of shares earned—which fluctuates based on results versus a pre-determined performance schedule—as well as changes in share price.

Together, these vehicles operate to ensure that the Company’s long-term incentive program remains balanced, durable and supportive of its objectives over a multi-year period. The program serves to encourage executives to manage the business in the shareholders’ best interests over the long term, to adjust business strategy to emerging challenges, and to carefully assess the implications associated with the degree of risk that various initiatives and investment opportunities pose.

Long-Term Incentive Grants

Prior to the Merger, the Old Merck Committee and, in the case of Mr. Clark, the full Old Merck Board of Directors (not including Mr. Clark) exercised discretion in determining annual LTI grant levels for the individuals who are now the Merck Named Executive Officers. The considerations included competitive market data, as well as other factors, including the executives’ future potential contributions, sustained performance, degree of importance to Old Merck, tenure and experience in the role, and skill set relative to industry peers and other Old Merck executives of comparable level. The grants to the Merck Named Executive Officers awarded by the Old Merck Committee (or the Old Merck Board) in early 2009 are shown in the following table:

	2009 Annual LTI Grant
Merck Named Executive Officer	Stock Options	PSUs	RSUs	Value ($)(1)
R.T. Clark	732,500	109,875	73,250	$7,182,163
P.N. Kellogg	93,600	17,550	17,550	1,194,746
K.C. Frazier	280,000	30,000	—	1,798,400
P.S. Kim	224,000	24,000	—	1,438,720
B.N. Kuhlik	72,800	13,650	13,650	929,247

(1)	The stock option values were calculated using a Black-Scholes value of $3.83 per share; the PSU values were calculated using the closing price on the grant date, February 27, 2009, which was $24.20; RSU values were calculated using the closing price on the grant date, April 24, 2009, which was $23.45.

Following the Merger and beginning in 2010, the Committee approved a new method for determining annual LTI award levels. For executive officers, LTI grants are expressed as values that will be determined annually based on competitive market data, taking into consideration aggregate share usage levels and cost to the Company. Previously, annual LTI awards were expressed as a number of shares with reference to fixed-share target guidelines. As the Company’s stock price fluctuated, fixed-share guidelines often resulted in above- or below-market competitive awards and also created additional volatility in the Company’s income statement. By changing its approach to granting LTI on an equity value basis, the Company will reduce the effect of stock price volatility on grant date award values and company expense.

Stock Options

Stock options enable executives to share in the financial gain derived from the potential appreciation in stock price from the date that the option is granted until the date that the option is exercised. The exercise price of a stock option grant is set at the fair market value on the grant date. The Company’s long-term performance ultimately determines the value of stock options, because gains from stock option exercises are entirely dependent on the long-term appreciation of the Company’s stock price.

Because a financial gain from stock options is only possible after the price of the Company’s common stock has increased and the executive has completed the associated service-based vesting requirements, the Company believes grants encourage executives and other employees to focus on behaviors and initiatives that should lead to a sustained long-term increase in the price of company stock, which benefits all shareholders.

Subject to their terms, all stock options that were awarded prior to the Merger as part of Old Merck’s annual long-term incentive grant process, and which continue to operate under the same terms and conditions following the Merger with respect to shares of New Merck stock, vest in equal installments on the first, second, and third anniversaries of the grant date and expire on the day before the tenth anniversary of the grant date.

Old Merck’s options were granted at fair market value on a fixed date or event, with all required approvals obtained in advance of or on the actual grant date. Fair market value was the closing price of a share of Old Merck Common Stock on the grant date. In certain countries, a higher, but not lower, grant price may have been used to satisfy provisions of local applicable law. All of these practices will be continued with respect to stock options granted by New Merck.

Company Stock Units

Performance Share Units (“PSUs”) and Restricted Stock Units (“RSUs”) granted prior to the Merger by Old Merck continue to operate under their same terms and conditions following the Merger and provide for the payout of shares of company stock, generally in three years, if the recipient has met certain continued performance and/or service requirements.

•	PSUs

Executives are granted a target award opportunity at the beginning of a multi-year performance cycle that is denominated in units of company stock and paid in actual shares. The number of shares that are ultimately earned varies based on the Company’s performance against a pre-set objective or set of objectives. Since Old Merck began this PSU program in 2004, earnings per share (“EPS”) has been used as the performance measure for these awards. The Old Merck Committee selected EPS as the performance measure because it incorporated aspects of growth, profitability and capital efficiency, all of which were critical to Old Merck’s long-term financial success. The performance period for all PSUs granted by Old Merck through December 31, 2009 is three years. No dividends or dividend equivalents are paid during or after the award period. While the discussion below describes the key elements of the PSU program as utilized by Old Merck prior to the Merger, New Merck has generally adopted this program and continues to implement it in a consistent manner.

PSU awards are made under a four-step process that spans the three-year performance cycle:

Step 1:	Early in the first year, the Committee will award eligible executives grants of PSUs. One third of the award is a target annual tranche.

Step 2:	Early each year of the performance cycle, the Committee will set EPS goals by adopting a schedule relating EPS minimum, target, and stretch goals (and interim points) applicable to that annual tranche. The schedule will relate a 50 percent payout accumulation of the annual tranche for minimum EPS achievement, 100 percent for target, and 200 percent for attaining the stretch goals.

Step 3:	After the end of the third year, the results of the three annual tranches as determined in Step 2 will be aggregated to determine a preliminary award.

Step 4:	For grants made in 2008 and 2009, the result from Step 3 will be increased or decreased depending on the five-year EPS compound annual growth rate (“EPS CAGR”) between 2005 and 2010. The modification of the Step 3 preliminary award will range from a decrease of up to 20 percent for achievement of 0 percent (or less) EPS CAGR to an increase of up to 20 percent (or more) EPS CAGR. For grants made after 2009, the Committee intends to increase or decrease the result from Step 3 by up to 20 percent based on the Company’s three-year total shareholder return ranking (difference in share price plus dividends, if any) as compared to other leading healthcare companies as in effect at that time.

Failure to attain the minimum performance goal results in forfeiture of the shares applicable to the respective award opportunity.

The table below shows the payout schedule described in Step 2 for the first year of grants made by the Old Merck Committee in 2009 and the second year of the grants made by the Old Merck Committee in 2008. Interim points of EPS achievement between stretch, target and minimum goals are interpolated.

	Stretch Goal	Target	Threshold
EPS:	$3.385 or more	$3.225	$3.145
Payout:	200%	100%	50%

As did the Old Merck Committee, the Committee continues to administer this program and may adopt different performance measures for PSU grants from time to time, as it deems appropriate at the time of each grant. Additional information regarding the outstanding PSUs held by the Merck Named Executive Officers is provided under Grants of Plan-Based Awards beginning on page 52 and Outstanding Equity Awards beginning on page 55.

Payouts, if any, of all PSUs granted in 2009 to executive officers under the shareholder-approved Incentive Stock Plan are expected to be fully deductible for federal income tax purposes because they qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

For the completed 2007 PSU grant, ultimate payouts depended on earnings per share (EPS) growth compared to 11 other leading healthcare companies over the three-year award period. The peer companies were Amgen, AstraZeneca, Bristol-Myers Squibb, GlaxoSmithKline, Johnson & Johnson, Eli Lilly, Novartis, Pfizer, Sanofi-Aventis, Schering-Plough and Wyeth. Due to the Old Merck/Schering-Plough and Pfizer/Wyeth mergers in 2009, the peer group fundamentally changed. In response, following the Merger, the Committee revised the 2007 PSUs to terminate further performance measurements and instead used the 2007 and 2008 rankings to determine grant payout. As a result of the change, these grants paid out at 120% of the specified target. Grants since 2007 are measured by performance versus pre-specified target earnings per share and were not revised to reflect the above referenced changes in the peer group.

•	RSUs

As part of Old Merck’s 2009 annual LTI grant process, executives (other than the CEO) and certain other management employees could elect to receive one RSU in lieu of receiving four options for 30% of their annual grant (if any). The election was made before the amount of any person’s LTI grant was determined. Subject to their terms, these RSUs vest 100% on the third anniversary of the grant date and dividend equivalents are paid on the RSUs. Any RSUs that were outstanding at the time of the Merger were continued under the same terms and conditions.

Following the Merger, the Committee modified the RSU program. Beginning in 2010, an executive’s RSU grant will be limited to 20% of the LTI grant value (down from a maximum of 30% in prior years) and the value will be reallocated to PSUs to strengthen the link between executive pay and the Company’s longer-term operating and stock price performance. In prior years, executives could choose a portion of their LTI grants in the form of RSUs instead of stock options but that choice feature was eliminated in 2010. In addition, for RSUs granted in and after 2010, dividend equivalents will no longer be paid around the same time dividends, if any, are paid by the Company on New Merck Common Stock. Instead, dividend equivalents will be accrued and be paid out at the end of the performance period contingent on continued employment.

The Company may also grant RSUs to employees under special circumstances outside of the annual Long Term Incentive process. Grants may be made from time to time to a limited employee population in connection with talent management and retention objectives, giving particular attention to employees’ leadership potential and potential future contributions in achieving critical business goals and objectives.

Current LTI Grant Practices

Annual options and RSUs are granted on the third business day following announcement of the Company’s first quarter earnings. The Company may also selectively grant options and RSUs to employees on the third business day following announcement of second, third, and fourth quarter earnings. These dates were chosen to ensure that grants are made shortly after the Company has released information about its financial performance to the public. However, the Committee reserves the right to change the date when grants are made, in view of its responsibility to take into account all facts and circumstances so as to ensure that grants are consistent with the Company’s compensation philosophy and objectives. All grants to executive officers require the prior approval of the Committee.

The Company does not backdate options or grant options retroactively. In addition, the Company does not intentionally coordinate grants of options so that they are made before announcement of favorable information, or after announcement of unfavorable information. Options are granted at fair market value on a fixed date or event, with all required approvals obtained in advance of or on the actual grant date. Fair market value is the closing price of a share of company stock on the grant date. In certain countries, a higher, but not lower, grant price may be used to satisfy provisions of local applicable law.

Under the shareholder-approved equity incentive programs that were in place at Old Merck and Schering-Plough, and is the case in Company’s 2010 Incentive Stock Plan (described beginning on page 81), the Company may not grant stock options at a discount to fair market value or reduce the exercise price of outstanding stock options (except to avoid loss of participant value in the case of a stock split or other similar event). The Company does not grant stock options with a so-called “reload” feature, nor does it loan funds to employees to enable them to exercise stock options.

Stock Ownership Guidelines

The Committee recognizes the critical role that executive stock ownership has in aligning the interests of management with those of shareholders. As such, the Company maintains a formal stock ownership policy, under which the CEO and other senior executives are expected to acquire and hold Company stock in an amount representing a multiple of base salary. Until the designated multiple of base salary is reached, executives are expected to retain in Company stock a percentage of the after-tax net proceeds associated with stock option exercises and/or PSU and RSU payouts.

The following table illustrates the expected ownership level or retention percentages applicable to the CEO and other Merck Named Executive Officers:

Level	Base Salary Multiple	Retention %
CEO	10 times annual base salary	70%
Other Merck Named Executive Officers	5 times annual base salary	60%

Shares held directly by the executive or the executive’s spouse, as well as those shares that are in a family trust or partnership, a dividend reinvestment plan, a deferral account, or a 401(k) account, all count toward satisfaction of the ownership guidelines.

The table below lists the holdings (as a multiple of base salary) for the Merck Named Executive Officers using base salaries and a share price as of March 5, 2010. It is noted that officers have had little opportunity to accumulate shares through stock option exercises in recent years with respect to Old Merck shares, which has hindered Messrs. Kellogg and Kuhlik from reaching their target multiples. Messrs. Kellogg and Kuhlik had relatively short tenures with Old Merck prior to the Merger and so did not accumulate substantial Old Merck stock before the Merger, although they do hold unvested RSUs and PSUs that are not counted toward the multiple. At Old Merck, Mr. Clark’s base salary and target multiple increased significantly due to his appointment to CEO of Old Merck in 2005. As part of the Merger, shares of Old Merck stock were converted into shares of New Merck stock on a one for one basis. The Company anticipates that the value of owned shares will increase for these officers in future years, particularly as executives retain 60% to 70% of the after-tax PSUs earned and RSUs vested.

Merck Named Executive Officer	Actual Base Salary Multiple
R.T. Clark	5.2
P.N. Kellogg	0.0
K.C. Frazier	4.3
P.S. Kim	5.9
B.N. Kuhlik	1.3

Return of Incentive Compensation by an Executive

Under a policy begun at Old Merck and adopted at New Merck, effective for performance years beginning in 2007 and thereafter, in the case of a significant restatement of financial results caused by executive fraud or willful misconduct, the Board will

•	Review the annual bonus compensation received by executives with respect to the performance period that occurred during the restatement period;

•	Recalculate the Company’s results for any performance period with respect to PSUs that included a performance period that occurred during the restatement period; and

•	Seek reimbursement from the executive(s) whose fraud or willful misconduct was a cause of the restatement of that portion of

•	the annual bonus that was based on the erroneous financial results and received by the executive within 18 months of the restatement; and

•	the payout of the PSU that was based on the erroneous financial results and received by the executive within 18 months of the restatement.

For purposes of this policy, “executives” means executive officers as defined under the Securities Exchange Act of 1934, as amended, and includes the Merck Named Executive Officers.

The Audit Committee of the Board will determine whether a financial restatement is significant and will make an initial determination of the cause of the restatement. If the Audit Committee determines that fraud or willful misconduct may have been a factor causing the restatement, the Audit Committee will appoint an independent investigator whose decision will be final and binding to determine if an executive’s fraud or willful misconduct was a cause of the restatement. These policies do not apply to restatements that the Audit Committee determines are:

•	Required or permitted under generally accepted accounting principles (“GAAP”) in connection with the adoption or implementation of a new accounting standard; or

•	Caused by the Company’s decision to change its accounting practice as permitted under GAAP.

For performance years prior to 2007, the Board will apply the above policies to the extent permitted by applicable law.

Benefits

As salaried, U.S.-based employees of Merck Sharp & Dohme Corp. (“MSD”), the Merck Named Executive Officers participate in a variety of retirement, health and welfare, and paid time-off benefits designed to enable the Company to attract and retain its workforce in a competitive marketplace. Pension and savings plans help employees, especially long-service employees, save and prepare financially for retirement. Health and welfare and paid time-off benefits help ensure that the Company has a productive and focused workforce.

Perquisites

The Merck Named Executive Officers, along with other senior management employees, are provided a limited number of perquisites. The primary purpose of these perquisites includes minimizing distractions from the executives’ attention to important Company initiatives and ensuring the security and safety of our executive officers.

With respect to the Merck Named Executive Officers, under Company (and Old Merck, prior to the Merger) policies, the following, all of which are quantified in the Summary Compensation Table on page 47, are provided to the Merck Named Executive Officers:

•

Reimbursement for financial counseling and tax preparation. The value is taxable to executives, and is limited to $12,500 for the first year of participation and $10,000 per year thereafter. This perquisite is intended to encourage executives to engage knowledgeable experts to assist with financial and tax planning. It supports Company objectives by helping to ensure that executives understand the compensation plans in which they participate and are not unnecessarily distracted from Company responsibilities to attend to personal financial issues.

•

Limited personal use of Company aircraft if approved by the Chief Executive Officer. The Company believes that this benefit provides better security for executives and allows executives to devote additional time to Company business.

•	Limited personal use of Company car. The Company believes that this benefit provides better security and allows executives to devote additional time to Company business.

•

Reimbursement for security alarm monitoring systems for selected executives, including Mr. Clark, Mr. Frazier, and Dr. Kim. Providing this benefit allows the Company to ensure that its executives have appropriate safety measures. This benefit generally is taxable to the executives other than the CEO.

In addition, in accordance with Old Merck’s Relocation Policy, expenses totaling $381,375 related to the disposition of Mr. Kellogg’s prior residence were paid on his behalf through December 31, 2009.

The Company does not provide the Merck Named Executive Officers with other perquisites such as split-dollar life insurance, reimbursement for legal counseling for personal matters, tax reimbursement payments or personal loans.

Separation, Change in Control and Other Arrangements

The Merck Named Executive Officers are eligible for benefits and payments if employment terminates in a Separation or if there is a Change in Control, as described under Potential Payments on Termination or Change in Control beginning on page 65, or under some circumstances pursuant to individual agreements described on page 68. These plans and arrangements were adopted initially by Old Merck, and where necessary were adopted by the Committee or Board as part of the Merger. All fit into the Company’s overall compensation structure by enhancing the Company’s ability to attract, retain, and motivate the highly talented individuals to lead the Company in achieving its mission while upholding our values in a highly competitive marketplace.

•

The Separation Benefits Program also provides benefits to ease a plan participant’s transition due to an unexpected employment termination by the Company due to on-going changes in the Company’s employment needs.

•	The Change in Control Separation Benefits Plan encourages the plan participants to remain focused on the Company’s business in the event of rumored or actual fundamental corporate changes.

•

Individually designed agreements fill in gaps for individual issues that are recognized by the Company in attracting, retaining, or eliminating employees who face special circumstances, and generally are represented by counsel.

The primary focus of all of the foregoing is generally on termination of employment. As such, their value arises in the context of an imminent termination of employment. They do not generally enhance an employee’s current income, and therefore are independent of the direct compensation decisions made by the Committee from year to year.

Separation Benefits

The Merck Named Executive Officers participate in MSD’s Separation Benefits Program, which covers regular full- and part-time non-unionized U.S. employees of MSD whose employment is terminated by MSD due to reorganization or reduction in workforce (i.e., a “Separation”). The Separation Benefits Program was a long-standing program at Old Merck prior to the Merger and continues to be utilized by MSD. Until 2006, the plan had covered all employee levels except the most senior executive level of Old Merck (including all of the individuals who are the Merck Named Executive Officers). In 2006, Old Merck extended its Separation Benefits Program to those senior executives on the terms previously provided to certain other high-level management employees. The extension was intended to facilitate extensive reorganization efforts of Old Merck to ensure that the right personnel continue to guide the business in the competitive marketplace in which it operates.

As continued by MSD with respect to the Merck Named Executive Officers, among others, the Separation Benefits Program provides severance payments and other benefits in part because the Company considers a Separation to be a Company-initiated termination of employment that under different circumstances would not have occurred and which is beyond the control of a separated employee. Separation benefits are intended to ease the consequences to an employee of an unexpected termination of employment. The Company benefits by requiring a general release from separated employees. In addition, the Company may request non-compete and non-solicitation provisions in connection with individual separation agreements. Severance payments are not included in determining an employee’s retirement benefits (as more fully described under Retirement Plan Benefits beginning on page 60).

The Company considers it likely that it will take more time for higher-level employees to find new employment, and therefore the Merck Named Executive Officers, as well as certain senior management employees of MSD, generally are paid severance for a longer period than other separated MSD employees. The Separation Benefits Program also provides a pro-rata amount measured by the individual’s current target annual AIP or EIP award to recognize the separated employee’s efforts undertaken during the time he or she was employed by Old Merck and MSD. For separations occurring after 2008, the program provides that amounts paid to the persons considered the Merck Named Executive Officers in any given year are within the Company’s discretion. The program also provides different levels of protection from a pension and health and welfare benefit perspective, taking into account a person’s age and service and also whether or not he or she is then eligible to retire. Additional payments may be permitted in some circumstances as a result of negotiations with executives, especially where the Company desires particular nondisparagement, cooperation with litigation, non-competition and non-solicitation terms. See Individual Agreements under the Potential Payments on Termination or Change in Control beginning on page 65 for additional information.

Change in Control

The Old Merck Board adopted the Change in Control Separation Benefits Plan in 2004. As part of the Merger, the Board adopted the Change in Control Separation Benefits Plan, as the plan was updated in light of the Merger. Originally, the Old Merck Board adopted the plan as part of its ongoing, periodic review of Old Merck’s compensation and benefits programs and in recognition of the importance to Old Merck and its shareholders of avoiding the distraction and loss of key management personnel that may occur in connection with rumored or actual fundamental corporate changes. The Board believed it was in the best interest of the Company to adopt the Change in Control Separation Benefits Plan to protect shareholder interests by enhancing employee focus during rumored or actual change in control activity through:

•	Incentives to remain with company despite uncertainties while a transaction is under consideration or pending;

•	Assurance of severance and benefits for terminated employees; and

•	Access to equity components of total compensation after a change in control.

Each of the Merck Named Executive Officers, along with other senior executives of MSD, participates in the Change in Control Separation Benefits Plan as adopted by the Board. Pursuant to its terms, stock options, RSUs, and PSUs granted by Old Merck before 2010 generally vest immediately upon a change in control, either in whole or in part (as fully described under Change in Control beginning on page 68). The remainder of the benefits generally requires a change in control, followed by a qualifying termination of an executive’s employment.

2010 Change in Control Enhancements

For grants made by New Merck in and after 2010, the Committee adopted a double trigger treatment which generally requires a change in control followed by a qualifying termination of an executive’s employment. In making this change, the Committee was guided by dialogue with shareholders and evolving market practices.

Each of the Change in Control plan benefits is intended to work together as a retention device during change in control discussions, especially for more senior executives, in a marketplace where similar benefits are common. Executives are eligible for Change in Control benefits only in the event of a qualifying termination following a Change in Control; the Change in Control plan does not contain a so-called “single trigger” or “walkaway window” that entitles executives to resign for any reason following a chance in control and receive severance benefits.

As shown under Change in Control beginning on page 68, prior to February 2010 the Change in Control plan included a tax gross-up for the Merck Named Executive Officers from any excise taxes due under Section 4999 of the Code, but not for the payment of ordinary income taxes on the promised benefit.

However, in 2010, the Committee determined to eliminate tax gross-ups under the change in control plan. This change is effective for a change in control of the Company that occurs on or after February 2011 due to constraints within the plan. In making this change, the Committee was guided by dialogue with shareholders, evolving market practices, and its desire to create stronger ties to pay for performance.

Compensation Arrangements for Former NEOs

As previously discussed on page 29 of this CD&A, the Summary Compensation Table lists the Former NEOs who were Schering-Plough officers prior to the termination of their employment following the Merger closing. Amounts that were paid or will be paid to these individuals as a result of their respective terminations of employment from the Company are set forth in the “All Other Compensation” column of the Summary Compensation Table found on page 47 below.

The New Merck Compensation Committee was not involved in the agreements governing the 2009 compensation payments made to the Former NEOs. These payments were governed by agreements Schering-Plough entered into in 2003 with the Former NEOs when they joined the company as executive officers. As stated in its previous disclosures, at the time Schering-Plough entered into the agreements with the Former NEOs, it faced serious business, legal and regulatory challenges and Schering-Plough’s Compensation Committee/Board of Directors deemed the provisions of the 2003 contracts necessary to attract and retain senior executives capable of turning its business around.

Compensation and Benefits Committee Report

The Compensation and Benefits Committee, comprised of independent directors, reviewed and discussed the above CD&A with the Company’s management. Based on the review and discussions, the Compensation and Benefits Committee recommended to the Company’s Board of Directors that the CD&A be included in these Proxy Materials.

Compensation and Benefits Committee

Anne M. Tatlock (Chairperson)

Thomas H. Glocer	William N. Kelley
Steven F. Goldstone	Peter C. Wendell
William B. Harrison, Jr.

The following table summarizes the total compensation that was paid or accrued for the Merck Named Executive Officers and Former NEOs for the fiscal years ended December 31, 2009, 2008 and 2007. The Merck Named Executive Officers are the Company’s Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers ranked by their total compensation in the table below (reduced by the amount in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column (h)), based on the full 2009 fiscal year (before and after the Merger). The Former NEOs included in the table represent four former Schering-Plough executive officers as required by the SEC disclosure rules. Note that in December 2009, the SEC issued new regulations for the reporting of stock and option awards on the Summary Compensation Table requiring inclusion of the full grant date fair value rather than the financial accounting value for awards granted during the relevant fiscal year. As such, compensation over 2007 – 2009 for the Merck Named Executive Officers and Former NEOs has been calculated using the new method.

Summary Compensation Table*

Name and Principal Position (a)	Year (b)		Salary ($) (c)(1)	Bonus ($) (d)(2)	Stock Awards ($) (e)(3)	Option Awards ($) (f)(4)	Non-Equity Incentive Plan Compensa- tion ($) (g)(5)	Change in Pension Value and Nonquali- fied Deferred Compen- sation Earnings ($) (h)(6)	All Other Compensa- tion ($) (i)(7,9)	Total ($) (j)
Richard T. Clark,	2009		$1,800,000	$0	$4,376,688	$2,805,475	$2,854,737	$4,945,464	$56,003	$16,838,367
Chairman, President and Chief Executive Officer	2008		1,783,334	0	6,811,125	6,408,300	2,244,510	7,752,617	73,669	25,073,555
	2007		1,616,670	0	5,302,800	2,924,800	4,311,059	4,860,602	80,963	19,096,894

Peter N. Kellogg,	2009		903,978	0	836,258	358,488	1,031,515	215,458	404,900	3,750,597
Executive Vice President and Chief Financial Officer	2008		873,608	0	1,036,620	650,208	721,624	144,502	90,600	3,517,162
	2007		319,539	150,000	4,599,200	2,429,000	442,420	0	42,690	7,982,849

Kenneth C. Frazier,	2009		1,044,688	0	726,000	1,072,400	1,317,459	1,081,703	55,919	5,298,169
Executive Vice President and President, Global Human Health	2008		1,012,674	0	1,196,100	2,625,840	986,155	666,911	127,885	6,615,565
	2007		876,335	0	2,514,588	1,950,706	1,627,150	521,319	33,351	7,523,449

Peter S. Kim, Ph.D.,	2009		1,066,004	0	580,800	857,920	1,111,616	494,584	36,477	4,147,401
Executive Vice President and President, Merck Research Laboratories	2008		1,033,338	0	1,913,760	1,200,384	875,023	279,673	87,515	5,389,693
	2007		922,560	0	2,616,048	1,052,928	1,395,554	253,899	34,142	6,275,131

Bruce N. Kuhlik,	2009		706,234	0	650,423	278,824	805,873	194,558	21,025	2,656,937
Executive Vice President and General Counsel	2008		682,504	0	1,302,420	650,208	563,767	135,002	22,740	3,356,641
	2007	(8)	—	—	—	—	—	—	—	—

Fred Hassan,	2009		1,467,542	0	7,806,435	6,656,269	0	0	33,722,817	49,653,063
Former Chairman of the Board and Chief Executive Officer	2008		1,720,250	0	5,477,850	5,007,610	3,387,150	1,926,752	620,266	18,139,878
	2007		1,670,000	0	8,827,400	9,609,297	4,033,050	1,515,382	608,937	26,264,066

Robert J. Bertolini,	2009		822,905	0	2,379,636	2,028,387	0	18,116,394	29,835,380	53,182,702
Former Executive Vice President and Chief Financial Officer	2008		960,250	0	1,689,975	1,557,391	1,012,960	153,586	144,986	5,519,148
	2007		908,000	0	2,555,300	2,809,498	1,183,672	553,308	152,875	8,162,653

Carrie S. Cox,	2009		931,048	0	2,379,636	2,028,387	0	9,219,578	17,745,870	32,304,519
Former Executive Vice President and President, Global Pharmaceuticals	2008		1,089,000	0	1,748,250	1,617,290	1,146,080	586,316	172,922	6,359,858
	2007		1,037,500	0	3,019,900	3,257,389	1,327,200	544,811	249,687	9,436,487

Thomas P. Koestler, Ph.D.,	2009		730,095	0	1,885,275	1,607,532	0	7,350,899	12,987,280	24,561,081
Former Executive Vice President and President, Schering-Plough Research Institute	2008		811,288	0	5,921,475	1,317,792	786,377	520,241	150,115	9,507,288
	2007		726,250	0	1,765,480	1,954,433	828,345	428,785	151,879	5,855,172

*	Compensation for all Merck Named Executive Officers and Former NEOs is for the full 2009 fiscal year.

(1)	Amounts shown are actual base salary earnings and are not reduced to reflect the Merck Named Executive Officers’ and/or Former NEOs’ elections, if any, to defer receipt of salary into the MSD Deferral Program or the Schering-Plough unfunded savings plan.

During 2009, Mr. Clark deferred $840,000, Mr. Hassan deferred $733,771, and Ms. Cox deferred $186,210. For more information about deferred amounts, including earnings on deferred amounts, see the Nonqualified Deferred Compensation table and related footnotes beginning on page 64.

(2)	Cash incentive paid to Mr. Kellogg reflects his new hire sign-on bonus. Amounts paid under the Company’s Executive Incentive Plan or Schering-Plough’s Operations Management Team Incentive Plan are reported under the “Non-Equity Incentive Plan Compensation” column.

(3)	The amounts shown in this column represent the full grant date fair value of RSUs, PSUs and performance-based stock awards (PBSAs) made to each of the Merck Named Executive Officers and Former NEOs during 2009, 2008 and 2007, respectively, as calculated in accordance with FASB ASC Topic 718. These amounts do not necessarily represent the actual value realized by the Merck Named Executive Officers and Former NEOs during the respective year. The RSU and PSU values were based on the closing price of Old Merck Common Stock on the grant date. For discussion of the assumptions used in these valuations, see Note 14 to New Merck’s Consolidated Financial Statements in the 10-K for the year ended December 31, 2009.

The maximum value of the performance share unit awards granted to the Merck Named Executive Officers during 2009, assuming achievement of the highest level of performance, was $5,317,950, $849,420, $1,452,000, $1,161,600, and $660,660, for Mr. Clark, Mr. Kellogg, Mr. Frazier, Dr. Kim and Mr. Kuhlik, respectively.

The maximum value of the PBSAs granted to the Former NEOs during 2009, assuming achievement of the highest level of performance, was $15,612,870, $4,759,272, $4,759,272, and $3,770,550, for Mr. Hassan, Mr. Bertolini, Ms. Cox and Dr. Koestler, respectively.

For more information on the awards granted during 2009, see the Grants of Plan-Based Awards table and related footnotes.

(4)	The amounts shown in this column represent the full grant date fair value of stock options made to each of the Merck Named Executive Officers and Former NEOs during 2009, 2008 and 2007, respectively, as calculated in accordance with FASB ASC Topic 718. These amounts do not necessarily represent the actual value realized by the Merck Named Executive Officers or Former NEOs during the respective year. The stock option values were calculated using the Black-Scholes option pricing model. For discussion of the assumptions used in these valuations, see Note 14 to New Merck’s Consolidated Financial Statements in the 10-K for the year ended December 31, 2009.

For more information on stock options granted during 2009, see the Grants of Plan-Based Awards table and related footnotes.

(5)	Represents amounts paid under the Company’s Executive Incentive Plan and Schering-Plough’s Operations Management Team Incentive Plan. Amounts shown are not reduced to reflect the Merck Named Executive Officers’ and Former NEOs’ elections, if any, to defer receipt of awards into the MSD Deferral Program or the Schering-Plough unfunded savings plan.

(6)	Amounts shown for the Merck Named Executive Officers are solely an estimate of the increase in actuarial present value of the Merck Named Executive Officer’s age 62 accrued benefit under the Company’s retirement plans. Assumptions are further described under Retirement Plan Benefits on page 60. No amount is payable from the plans before a participant attains age 55 (except in the case of a disability retirement). There can be no assurance that the amounts shown will ever be realized by the Merck Named Executive Officers.

The accrued benefit is based on the average of compensation earned during the last five years. In Mr. Clark’s case, the average as of 12/31/09 increased 22% over the previous year’s average as a result of the inclusion of the 2009 compensation of $4,044,510. This amount replaced the 2004 compensation of

$1,317,733 (as a division president), which was included in the average as of 12/31/08. As Mr. Clark’s service has attained the 35 year limit, the entire increase in his accrued benefit is attributable to the increase in the final average compensation.

The amounts shown for the Former NEOs represent solely the aggregate change in the actuarial present value of each Former NEO’s accumulated benefit under Schering-Plough’s qualified and nonqualified defined benefit pension plans from December 31, 2008 to December 31, 2009. Mr. Hassan received a distribution of his non-qualified pension plan benefits in 2009, which amounts were immediately rolled into Schering-Plough’s unfunded savings plan and will be payable to him in accordance with prior elections made under that plan. For more information, see the Pension Benefits table on page 60 and the Nonqualified Deferred Compensation table and related footnotes and narrative on page 64.

The “Change in Pension Value and Non-qualified Deferred Compensation Earnings” column also would report the amount of above market earnings on compensation that is deferred outside of tax-qualified plans such as the 401(k) Plan. No amount is reported because above market rates are not possible under the MSD Deferral Program or Schering-Plough’s unfunded savings plan. For more information, see the Nonqualified Deferred Compensation table and related notes and narrative.

(7)	See the All Other Compensation table below for amounts, which include perquisites and Company match on employee contributions to the Employee Savings and Security Plan, which is the Company’s 401(k) plan (and for the Former NEOs employer contributions to the qualified and unfunded savings plans). In accordance with SEC disclosure rules, the Company calculated the cost of personal benefits provided to the Merck Named Executive Officers and Former NEOs as the incremental cost to the Company of providing those benefits.

(8)	Was not a Merck Named Executive Officer during 2007.

(9)	“All Other Compensation” data reported in the 2008 and 2007 proxy statements included dividend equivalents paid on RSU’s, which have been excluded this year based on updated guidance.

All Other Compensation

NEO	Year		Financial/ Tax Counseling & Tax Preparation Services (2*)	Aircraft (3)	Commuting (4)	Personal Security and Home Security Monitoring System (2*)	Relocation Expenses		Termination- related Payments(6)	Savings Plan Company Match (2**)	Executive Life Insurance (2***)	TOTAL
R. T. Clark	2009		$0	$8,571	$25,448	$10,959	$0		0	$11,025	$0	$56,003
	2008		0	30,867	26,404	6,048	0		0	10,350	0	73,669
	2007		0	1,128	18,686	51,024	0		0	10,125	0	80,963
P. N. Kellogg	2009		12,500	0	0	0	381,375	(5)	0	11,025	0	404,900
	2008		0	421	0	0	79,829		0	10,350	0	90,600
	2007		0	0	0	0	42,690		0	0	0	42,690
K. C. Frazier	2009		10,000	4,459	28,599	1,836	0		0	11,025	0	55,919
	2008		10,250	7,495	30,821	68,969	0		0	10,350	0	127,885
	2007		10,000	694	12,532	0	0		0	10,125	0	33,351
P. S. Kim	2009		10,000	1,185	12,106	2,161	0		0	11,025	0	36,477
	2008		10,000	764	13,710	52,691	0		0	10,350	0	87,515
	2007		10,000	3,262	10,755	0	0		0	10,125	0	34,142
B. N. Kuhlik	2009		10,000	0	0	0	0		0	11,025	0	21,025
	2008		10,000	2,390	0	0	0		0	10,350	0	22,740
	2007	(1)	—	—	—	—	—		—	—	—	—
F. Hassan	2009		7,500	132,104	1,066	169,456	0		$33,081,638	242,735	88,318	33,722,817
	2008		7,500	91,401	1,688	149,104	0		0	287,668	82,905	620,266
	2007		9,500	75,544	1,101	149,807	0		0	292,250	80,735	608,937
R. J. Bertolini	2009		7,500	0	2,587	916	0		29,702,263	91,793	30,321	29,835,380
	2008		7,500	0	2,672	595	0		0	107,198	27,021	144,986
	2007		7,500	0	2,999	782	0		0	115,400	26,194	152,875
C. S. Cox	2009		7,500	8,551	3,397	1,320	0		17,576,548	103,857	44,697	17,745,870
	2008		7,500	0	3,007	1,481	0		0	120,810	40,124	172,922
	2007		10,000	64,652	3,482	719	0		0	131,875	38,959	249,687
T. P. Koestler	2009		7,500	0	1,493	450	0		12,837,663	75,824	64,350	12,987,280
	2008		7,500	0	1,110	595	0		0	81,979	58,931	150,115
	2007		10,000	0	2,331	2,037	0		0	85,313	52,198	151,879

(1)	Was not a Merck Named Executive Officer in 2007.

(2*)	Personal security, home security, financial planning and tax preparation are valued at actual costs billed by outside vendors.

(2**)	The Merck Named Executive Officers received company matching contributions equal to 75% of the 6% of base salaries contributed (up to the IRS limit for qualified savings plans) to the MSD Savings Plan. The Former NEOs received company contributions consisting of an annual 3% contribution and up to 2% matching contribution to the account of each employee under the 401(k) savings plan and the unfunded savings plan.

(2***)	Executive life insurance is computed based on the cost of life insurance premiums paid during the year.

(3)	The value of any personal use of Company aircraft by the Merck Named Executive Officers is based on the aggregate incremental per-hour cost to the Company based on the flight time flown from origination to destination. This benefit generally is taxable to the Merck Named Executive Officers. The incremental cost for personal use of the aircraft by the Former NEOs was calculated using a substantially similar methodology.

(4)	The value of any personal use of Company limousine services and commuting expenses by the Merck Named Executive Officers is based on the recipient’s cost if equivalent assets were used independent of the Company. This benefit generally is taxable to the Merck Named Executive Officers.

The incremental cost calculation for personal use of the cars and drivers by the Former NEOs included driver overtime, meals and travel pay, maintenance and fuel costs. All of the cars and drivers also provided business transportation to other executives and non-executive company personnel. Since the cars were used primarily for business travel, the calculation excludes the fixed costs that do not change based on personal usage, such as drivers’ salaries and the purchase costs of the cars.

(5)	Amount reflects expenses related to home sale.

(6)	Termination related payments include the following: for Mr. Hassan: severance—$17,736,000, prorated 2009 annual incentive—$3,523,014, enhanced medical benefits—$107,888, and 280G excise tax gross-up—$11,714,736; for Mr. Bertolini: severance—$7,122,000, enhanced pension benefits—$4,083,352, prorated 2009 annual incentive—$1,181,370, enhanced medical benefits—$240,490 and 280G excise tax gross-up—$17,075,051; for Ms. Cox: severance—$8,106,000, prorated 2009 annual incentive—$1,350,137, enhanced medical benefits—$198,782 and 280G excise tax gross-up—$7,921,629; and for Dr. Koestler: severance—$4,922,349, enhanced pension benefits—$551,242, prorated 2009 annual incentive—$746,701, enhanced medical benefits—$160,074 and 280G excise tax gross-up—$6,457,297.

In accordance with Section 409A of the Internal Revenue Code, certain of these payments will be delayed for a period of six-months following the Former NEO’s termination of employment.

The following table provides information concerning each grant of an award made in 2009 to each of the Merck Named Executive Officers and Former NEOs under any plan. There can be no assurance that the Grant Date Fair Value of Stock and Option Awards will ever be realized.

Grants of Plan-Based Awards

for Fiscal Year Ended

December 31, 2009

Name (a)	Grant Date (b)	Board approval date (c)	Award Type (d)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units (#) (k)		All Other Option Awards: Number of Securities Under- lying Options (#) (l)		Exercise or Base Price of Option Awards ($/Sh) (m)		Grant Date Fair Value of Stock and Option Awards ($) (n)
				Thres- hold ($) (e)(1)	Target ($) (f)(1)	Maximum ($) (g)(1)	Thres- hold (#) (h)		Target (#) (i)		Maximum (#) (j)
Clark	02/27/09	02/24/09	PSUs				54,938	(2)	109,875	(2)	219,750	(2)							$2,658,975	(2)
	04/24/09	02/24/09	RSUs										73,250	(3)					1,717,713	(3)
	04/24/09	02/24/09	Options												732,500	(4)	$23.45	(4)	2,805,475	(4)
			EIP	0	$2,700,000	$6,750,000
Kellogg	02/27/09	02/24/09	PSUs				8,775	(2)	17,550	(2)	35,100	(2)							424,710	(2)
	04/24/09	02/24/09	RSUs										17,550	(3)					411,548	(3)
	04/24/09	02/24/09	Options												93,600	(4)	23.45	(4)	358,488	(4)
			EIP	0	862,969	2,157,422
Frazier	02/27/09	02/24/09	PSUs				15,000	(2)	30,000	(2)	60,000	(2)							726,000	(2)
	04/24/09	02/24/09	Options												280,000	(4)	23.45	(4)	1,072,400	(4)
			EIP	0	1,102,273	2,755,682
Kim	02/27/09	02/24/09	PSUs				12,000	(2)	24,000	(2)	48,000	(2)							580,800	(2)
	04/24/09	02/24/09	Options												224,000	(4)	23.45	(4)	857,920	(4)
			EIP	0	1,124,764	2,811,910
Kuhlik	02/27/09	02/24/09	PSUs				6,825	(2)	13,650	(2)	27,300	(2)							330,330	(2)
	04/24/09	02/24/09	RSUs										13,650	(3)					320,093	(3)
	04/24/09	02/24/09	Options												72,800	(4)	23.45	(4)	278,824	(4)
			EIP	0	674,196	1,685,490
Hassan	03/30/09	03/30/09	PBSAs				0	(5)	279,500	(5)	559,000	(5)							7,806,435	(5)
	05/01/09	04/30/09	PBSOs				0	(6)	173,660	(6)	173,660	(6)					22.91		1,331,254	(6)
	05/01/09	04/30/09	Options												694,640		22.91		5,325,015
	03/30/09	03/30/09	OMTIP	0	2,605,500	5,211,000
Bertolini	03/30/09	03/30/09	PBSAs				0	(5)	85,200	(5)	170,400	(5)							2,379,636	(5)
	05/01/09	04/30/09	PBSOs				0	(6)	52,920	(6)	52,920	(6)					22.91		405,677	(6)
	05/01/09	04/30/09	Options												211,680		22.91		1,622,710
	03/30/09	03/30/09	OMTIP	0	779,200	1,558,400
Cox	03/30/09	03/30/09	PBSAs				0	(5)	85,200	(5)	170,400	(5)							2,379,636	(5)
	05/01/09	04/30/09	PBSOs				0	(6)	52,920	(6)	52,920	(6)					22.91		405,677	(6)
	05/01/09	04/30/09	Options												211,680		22.91		1,622,710
	03/30/09	03/30/09	OMTIP	0	881,600	1,763,200
Koestler	03/30/09	03/30/09	PBSAs				0	(5)	67,500	(5)	135,000	(5)							1,885,275	(5)
	05/01/09	04/30/09	PBSOs				0	(6)	41,940	(6)	41,940	(6)					22.91		321,506	(6)
	05/01/09	04/30/09	Options												167,760		22.91		1,286,025
	03/30/09	03/30/09	OMTIP	0	691,320	1,382,640

(1)	Amounts represent target awards under the Company’s Executive Incentive Plan (EIP), which equal a specified percentage of base salary as in effect on December 31 of the year before payment is made and annual cash incentive grants made to the Former NEOs pursuant to Schering-Plough’s Operations Management Team Incentive Plan (OMTIP). Pursuant to their respective employment agreements, each Former NEO received a prorated 2009 annual incentive payment as set forth in footnote 6 to the All Other Compensation table of the Summary Compensation Table.

(2)	Performance Share Units (PSUs) are phantom shares of Merck Common Stock that vest over time in an amount depending on the achievement of performance goals. Column (n) shows the full grant date fair value for the PSUs, as calculated in accordance with FASB ASC Topic 718. These amounts do not necessarily represent the actual value realized by the Merck Named Executive Officers. The PSU values were based on the closing price of Old Merck Common Stock on the grant date. See Note 14 to New Merck’s Consolidated Financial Statements in the 10-K for the year ended December 31, 2009.

PSUs held by retirement-eligible participants (Mr. Clark and Mr. Frazier) are forfeited if retirement occurs within six months of grant, but otherwise a pro-rata portion—based on the number of completed months of service during the award period—will be payable at the same time as active grantees are paid. If a grantee dies, a pro-rata portion of Target is payable to the estate soon after the grantee dies. If a grantee’s employment is terminated by the Company due to elimination of the grantee’s job, or the sale of his or her subsidiary, division or joint venture (a “Separation”), a pro-rata portion of the grant is distributable at the same time as active grantees, and the remainder is forfeited. If a grantee’s employment is terminated due to gross misconduct, the entire award is forfeited.

(3)	Restricted Stock Units (RSUs) are phantom shares of Merck Common Stock that vest and are payable as shares of Merck Common Stock after the Restricted Period—i.e. between grant and the third anniversary of their grant (or a change in control of the Company, if earlier). Dividend equivalents are paid during the Restricted Period.

RSUs held by a retirement-eligible participant are forfeited if retirement occurs within six months of grant, but otherwise will be payable as if employment had continued. If a grantee dies during the Restricted Period, a pro-rata portion is distributed to his or her estate. If a grantee’s employment is terminated by the Company in a Separation (as described in (2) above), a pro-rata portion of the grant is distributable when distributed to active employees, and the remainder is forfeited. If a grantee’s employment is terminated due to gross misconduct, the entire award is forfeited. Column (n) shows the full grant date fair value for the RSUs, as calculated in accordance with FASB ASC Topic 718. These amounts do not necessarily represent the actual value realized by the Merck Named Executive Officers. The RSU values were based on the closing price of Old Merck Common Stock on the grant date. See Note 14 to New Merck’s Consolidated Financial Statements in the 10-K for the year ended December 31, 2009.

(4)	Stock options (Options) allow the grantee to purchase a share of Merck Common Stock for the fair market value of a share of Merck Common Stock on the grant date. Options generally become exercisable in equal installments on the first, second and third anniversaries of the grant date. Certain executives, including those named above, may transfer Options to immediate family members, family partnerships and family trusts.

Options held by retirement-eligible participants who retire continue as if employment had continued. The Options of grantees who die, vest in their entirety and expire on the earlier of the day before the third anniversary of death, or the original expiration date. If a grantee’s employment is terminated by the Company in a Separation (as described in (2) above), all Options vest immediately and expire the day before the second anniversary of the separation date. If a grantee’s employment is terminated due to gross misconduct, the entire award is forfeited. For other employment terminations, Options that are then vested expire within three months of termination and unvested Options expire immediately.

The exercise price of all Options granted in 2009 equals the closing price of Old Merck Common Stock or Schering-Plough Common stock, as appropriate, as traded on New York Stock Exchange on the grant date.

Column (n) represents full grant date fair value of Options made to each of the Merck Named Executive Officers, as calculated in accordance with FASB ASC Topic 718. These amounts do not necessarily represent the actual value realized by the Merck Named Executive Officers. The Option values were calculated using the Black-Scholes option pricing model. For discussion of the assumptions used in these valuations, see Note 14 to New Merck’s Consolidated Financial Statements in the 10-K for the year ended December 31, 2009.

(5)	Amounts represent grants of performance-based share awards (PBSAs) to the Former NEOs in 2009.

Payout of the PBSAs can range from zero to 200% of target, depending on the level of achievement of the applicable performance goals at the completion of the applicable three-year performance period. Dividends accrue on PBSAs during the performance period and are reinvested on behalf of the named executive as additional target shares.

(6)	Amounts represent grants of performance-based stock options (PBSOs), which represented 20% of each Former NEO’s aggregate 2009 Options grant.

Payout of the PBSOs can range from zero at threshold up to a maximum 100% which is achieved at the target performance level. No additional shares can be earned for performance above target. As a result, the threshold is reflected as zero, and maximum payable is the target amount.

The following table provides details about each outstanding equity award held by the Merck Named Executive Officers and Former NEOs on December 31, 2009.

Outstanding Equity Awards

at Fiscal Year Ended

December 31, 2009

Name (a)	Option Awards										Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable (b)		Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)		Grant Date (#) (e)	Option Exercise Price ($) (f)	Vesting Date (#) (g)	Option Expiration Date (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
R.T. Clark	89,674	(1)					02/22/2000	$62.09	02/22/2005	02/21/2010
	89,674	(2)					03/02/2001	75.76	03/02/2006	03/01/2011
	105,499	(3)					03/01/2002	58.91	03/01/2003	02/29/2012
	105,499	(3)					02/28/2003	49.96	02/28/2004	02/27/2013
	51,250	(3)					02/27/2004	48.24	02/27/2005	02/26/2014
	42,500	(3)					02/25/2005	31.84	02/25/2006	02/24/2015
	125,000	(3)					05/05/2005	34.70	05/05/2006	05/04/2015
	240,000	(3)					03/03/2006	35.09	03/03/2007	03/02/2016
	213,332	(3)	106,668	(3)			03/02/2007	44.19	03/02/2008	03/01/2017
	205,000	(3)	410,000	(3)			02/29/2008	44.30	02/28/2009	02/28/2018
			732,500	(3)*			04/24/2009	23.45	04/24/2010	04/23/2019
											60,000	(4)	$2,192,400
											61,500	(5)	2,247,210
											73,250	(6)*	2,676,555
											184,500	(13)	6,741,630
											219,750	(14)*	8,029,665

P.N. Kellogg	70,000	(11)			105,000	(11)	11/13/2007	$57.49	11/13/2008	11/12/2017
	20,800	(3)			41,600	(3)	02/29/2008	44.30	02/28/2009	02/28/2018
					93,600	(3)*	04/24/2009	23.45	04/24/2010	04/23/2019
											80,000	(12)	$2,923,200
											11,700	(5)	427,518
											17,550	(6)*	641,277
											23,400	(13)	855,036
											35,100	(14)*	1,282,554

K.C. Frazier	89,674	(1)					02/22/2000	$62.09	02/22/2005	02/21/2010
	89,674	(2)					03/02/2001	75.76	03/02/2006	03/01/2011
	94,949	(3)					03/01/2002	58.91	03/01/2003	02/29/2012
	105,499	(3)					02/28/2003	49.96	02/28/2004	02/27/2013
	45,000	(3)					02/27/2004	48.24	02/27/2005	02/26/2014
	42,500	(3)					02/25/2005	31.84	02/25/2006	02/24/2015
	112,000	(3)					03/03/2006	35.09	03/03/2007	03/02/2016
	87,360	(3)			43,680	(3)	03/02/2007	44.19	03/02/2008	03/01/2017
	40,000	(3)			20,000	(3)	08/01/2007	51.02	08/01/2008	07/31/2017
	84,000	(3)			168,000	(3)	02/29/2008	44.30	02/28/2009	02/28/2018
					280,000	(3)*	04/24/2009	23.45	04/24/2010	04/23/2019
											14,000	(8)	$511,560
											25,000	(9)	913,500
											54,000	(13)	1,973,160
											60,000	(14)*	2,192,400

Name (a)	Option Awards									Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable (b)		Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)		Grant Date (#) (e)	Option Exercise Price ($) (f)	Vesting Date (#) (g)	Option Expiration Date (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
P.S. Kim	131,874	(2)				03/02/2001	$75.76	03/02/2006	03/01/2011
	137,149	(3)				03/01/2002	58.91	03/01/2003	02/29/2012
	210,998	(3)				02/28/2003	49.96	02/28/2004	02/27/2013
	100,000	(3)				02/27/2004	48.24	02/27/2005	02/26/2014
	100,000	(3)				02/25/2005	31.84	02/25/2006	02/24/2015
	96,000	(3)				03/03/2006	35.09	03/03/2007	03/02/2016
	76,800	(3)		38,400	(3)	03/02/2007	44.19	03/02/2008	03/01/2017
	38,400	(3)		76,800	(3)	02/29/2008	44.30	02/28/2009	02/28/2018
				224,000	(3)*	04/24/2009	23.45	04/24/2010	04/23/2019
										21,600	(4)	$789,264
										16,000	(8)	584,640
										21,600	(5)	789,264
										43,200	(13)	1,578,528
										48,000	(14)*	1,753,920

B.N. Kuhlik	10,000	(3)				05/23/2005	$32.72	05/23/2006	05/22/2015
	500	(3)				02/01/2006	34.47	02/01/2007	01/31/2016
	20,880	(3)				03/03/2006	35.09	03/03/2007	03/02/2016
	16,000	(3)		8,000	(3)	03/02/2007	44.19	03/02/2008	03/01/2017
	33,332	(3)		16,668	(3)	08/01/2007	51.02	08/01/2008	07/31/2017
	20,800	(3)		41,600	(3)	02/29/2008	44.30	02/28/2009	02/28/2018
				72,800	(3)*	04/24/2009	23.45	04/24/2010	04/23/2019
										3,700	(7)	$135,198
										4,500	(4)	164,430
										15,000	(9)	548,100
										11,700	(5)	427,518
										6,000	(10)	219,240
										13,650	(6)*	498,771
										23,400	(13)	855,036
										27,300	(14)*	997,542

F. Hassan	1,003,848	(15)	0			04/25/2005	$22.69	04/26/2006	04/24/2015	0		0
	912,590	(15)	0			05/19/2006	21.08	04/01/2007	05/18/2013
	1,076,855	(15)	0			05/01/2007	34.60	05/01/2008	04/30/2014
	762,925	(15)	0			05/01/2008	20.66	05/01/2009	04/30/2015
	792,401	(15)*	0			05/01/2009	25.11	05/01/2010	04/30/2016

R.J. Bertolini	159,406	(15)	0			11/17/2003	$17.40	11/18/2004	11/16/2013	0		0
	228,147	(15)	0			02/23/2004	19.95	02/24/2005	02/22/2014
	228,147	(15)	0			04/25/2005	22.69	04/26/2006	04/24/2015
	219,021	(15)	0			05/19/2006	21.08	04/01/2007	05/18/2013
	314,842	(15)	0			05/01/2007	34.60	05/01/2008	04/30/2014
	237,272	(15)	0			05/01/2008	20.66	05/01/2009	04/30/2015
	241,471	(15)*	0			05/01/2009	25.11	05/01/2010	04/30/2016

C.S. Cox	365,035	(15)	0			05/01/2007	$34.60	05/01/2008	04/30/2014	0		0
	246,398	(15)	0			05/01/2008	20.66	05/01/2009	04/30/2015
	241,471	(15)*	0			05/01/2009	25.11	05/01/2010	04/30/2016

T.P. Koestler	91,259	(15)	0			04/25/2005	$22.69	04/26/2006	04/24/2015	0		0
	82,133	(15)	0			05/19/2006	21.08	04/01/2007	05/18/2013
	219,021	(15)	0			05/01/2007	34.60	05/01/2008	04/30/2014
	200,768	(15)	0			05/01/2008	20.66	05/01/2009	04/30/2015
	191,370	(15)*	0			05/01/2009	25.11	05/01/2010	04/30/2016

(1)	Options granted 2/22/2000 generally vest and become exercisable on the fifth anniversary of their grant and expire on the date shown in column (h), which is the day before the tenth anniversary of their grant. Options granted to employees who are eligible to retire (generally, at least age 55 with at least 10 years of credited service under the Company pension plan or pursuant to Company-initiated separation when the employee is at least 49 with at least nine years of credited service) vest upon attainment of eligibility to retire, become exercisable on the fifth anniversary of their grant and expire not later than five years after the grantee’s retirement date. The following employees became eligible to retire as noted: Mr. Clark on March 7, 2001 and Mr. Frazier on December 17, 2009.

(2)	Options granted 3/02/2001 generally vest and become exercisable on the fifth anniversary of their grant and expire on the date shown in column (h), which is the day before the tenth anniversary of their grant. Options also vest upon attainment of eligibility to retire, in which case they become exercisable on the fifth anniversary of their grant and expire on the date shown in column (h).

(3)	Options granted 3/01/2002, 2/28/2003, 2/27/2004, 2/25/2005, 5/5/2005, 5/23/2005, 2/1/2006, 3/3/2006, 3/2/2007, 8/1/2007, 2/29/2008 and 4/24/2009 generally vest and become exercisable in equal installments (subject to rounding) on the first, second and third anniversary of their grants, and expire on the date shown in column (h), which is the day before the tenth anniversary of their grant. Options also vest upon attainment of eligibility to retire, in which case they become exercisable in equal installments (subject to rounding) on the first, second and third anniversary of their grants, and expire on the date shown in column (h).

(4)	Annual RSUs granted 3/2/2007 generally vest on the earlier of the third anniversary of their grant or, for retirement eligible employees, six months from their grant. Grants are payable on the third anniversary of their grant.

(5)	Annual RSUs granted 2/29/2008 generally vest on the earlier of the third anniversary of their grant or, for retirement eligible employees, six months from their grant. Grants are payable on the third anniversary of their grant.

(6)	Annual RSUs granted 4/24/2009 generally vest on the earlier of the third anniversary of their grant or, for retirement eligible employees, six months from their grant. Grants are payable on the third anniversary of their grant.

(7)	Leader Share RSUs granted 2/1/2007 generally vest on the earlier of the third anniversary of their grant or, for retirement eligible employees, the first anniversary of their grant. Grants are payable on the third anniversary of their grant.

(8)	Leader Share RSUs granted 3/2/2007 generally vest on the earlier of the third anniversary of their grant or, for retirement eligible employees, the first anniversary of their grant. Grants are payable on the third anniversary of their grant.

(9)	Leader Share RSUs granted 8/1/2007 generally vest on the earlier of the third anniversary of their grant or, for retirement eligible employees, the first anniversary of their grant. Grants are payable on the third anniversary of their grant.

(10)	Leader Share RSUs granted 2/29/2008 generally vest on the earlier of the third anniversary of their grant or, for retirement eligible employees, the first anniversary of their grant. Grants are payable on the third anniversary of their grant.

(11)	Special option granted 11/13/2007 vests and becomes exercisable in five equal annual installments on the first, through fifth anniversaries of their grant, and expire on the date shown in column (h), which is the day before the tenth anniversary of their grant.

(12)	Special RSUs granted 11/13/2007 vest and are payable 50% on the third anniversary of grant and 50% on the sixth anniversary of grant.

(13)	Maximum (i.e., 200 percent of target) of performance share units granted during 2008 which generally vest 12/31/2010 and will be payable after final ranking which is expected to occur before third quarter, 2011.

(14)	Maximum (i.e., 200 percent of target) of performance share units granted during 2009 which generally vest 12/31/2011 and will be payable after final ranking which is expected to occur before third quarter, 2012.

(15)	Options granted under the Schering-Plough 1997, 2002 and 2006 Stock Incentive Plans generally vest in three substantially equal installments, on the first three anniversaries of the grant date. Options granted prior to 2008 that remained unvested immediately prior to the Merger, became vested upon closing of the Merger. Options granted in 2008 and 2009 that remained unvested immediately prior to the Merger, became vested upon closing of the Merger and the Former NEOs’ termination of employment.

*	Denotes grants made in 2009 which are also reported in the Summary Compensation Table on page 47 and in the Grants of Plan-Based Awards table on page 52.

The following table provides information about stock options that were exercised and stock units and/or awards that vested during 2009.

Option Exercises and Stock Vested

for Fiscal Year Ended December 31, 2009

	Option Awards				Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)		Value Realized on Exercise ($) (c)		Number of Shares Acquired on Vesting (#) (d)		Value Realized on Vesting ($) (e)
Richard T. Clark	—		—		72,000	(1)	$2,630,880	(1)
					45,000	(2)(3)	1,054,800	(2)(3)

Peter N. Kellogg	—		—		—		—

Kenneth C. Frazier					16,848	(1)	615,626	(1)
	—		—		27,400	(2)	642,256	(2)

Peter S. Kim					25,920	(1)	947,117	(1)
	—		—		50,500	(2)(3)	1,183,720	(2)(3)

Bruce N. Kuhlik					5,400	(1)	197,316	(1)
	—		—		3,915	(2)	91,768	(2)

Fred Hassan	1,825,180	(4)	$31,886,125	(4)	200,000	(5)	4,740,000	(5)
					618,731	(6)	19,490,691	(6)

Robert J. Bertolini	160,000	(4)	3,010,871	(4)	40,000	(5)	948,000	(5)
					183,811	(6)	5,795,603	(6)

Carrie S. Cox	707,256	(4)	10,249,294	(4)	70,000	(5)	1,659,000	(5)
					204,656	(6)	6,438,895	(6)

Thomas P. Koestler	200,769	(4)	3,627,805	(4)	89,000	(5)	2,575,800	(5)
					361,983	(6)	11,674,187	(6)

(1)	Represents Performance Share Units granted in 2007 that vested on December 31, 2009. The numbers distributed were determined according to the relative performance of Merck’s Earnings Per Share against leading healthcare companies. The final payout equaled 120% of target; the closing price of Merck Common Stock on 12/31/09 was $36.54.

(2)	RSU awards granted in 2006 that vested in 2009.

(3)	For Mr. Clark, amounts were deferred into the MSD Deferral Program. For Dr. Kim, amounts include 18,000 shares at a value of $421,920 that were deferred into the MSD Deferral Program.

(4)	These options were exercised following the Former NEOs’ termination of employment by the Company.

(5)	Awards denominated in stock units that were granted in 2006 that vested in 2009.

(6)	Performance-based shares granted in 2007, 2008 and 2009, which vested as a result of the Merger (in the case of the 2007 grant) or the Former NEO’s termination of employment following the Merger (in the case of the 2008 and 2009 grants) as provided for under Schering-Plough Corporation 2006 Stock Incentive Plan.

Equity Compensation Plan Information

The following table summarizes information about the options, warrants and rights and other equity compensation under the Company’s Old Merck and Schering-Plough’s equity plans as of the close of business on December 31, 2009. The table does not include information about tax qualified plans such as the MSD Employee Savings and Security Plan and the Schering-Plough Employees’ Savings Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	313,784,854	(2)	$43.01	134,004,583
Equity compensation plans not approved by security holders (3)	—		—	—
Total	313,784,854		$43.01	134,004,583

(1)	Includes options to purchase shares of Company Common Stock and other rights under the following shareholder-approved plans: the Merck Sharp & Dohme 1996, 2001, 2004 and 2007 Incentive Stock Plans, the Merck & Co., Inc. 1996, 2001 and 2006 Non-Employee Directors Stock Option Plans, and the Schering-Plough Corporation 1997, 2002 and 2006 Stock Incentive Plans.

(2)	Excludes approximately 7,453,426 shares of restricted stock units and 3,695,024 performance share units (assuming maximum payouts) under the Merck Sharp & Dohme 2004 and 2007 Incentive Stock Plans and 7,665,296 shares of restricted stock units and 475,077 performance share units (excluding accrued dividends) under the Schering-Plough Corporation 2006 Stock Incentive Plan. Also excludes 350,473 shares of phantom stock deferred under the MSD Deferral Program.

(3)	The table does not include information for equity compensation plans and options and other warrants and rights assumed by the Company in connection with mergers and acquisitions and pursuant to which there remain outstanding options or other warrants or rights (collectively, “Assumed Plans”), which include the Rosetta Inpharmatics, Inc. 1997 and 2000 Employee Stock Option Plans. A total of 69,934 shares of Merck Common Stock may be purchased under the Assumed Plans, at a weighted average exercise price of $37.90. No further grants may be made under any Assumed Plans.

Retirement Plan Benefits

The table below quantifies the benefits expected to be paid to Merck Named Executive Officers from the Company’s two defined benefit pension plans—the Retirement Plan for the Salaried Employees of MSD (the “MSD Qualified Plan”) and the MSD Supplemental Retirement Plan (the “MSD SRP”). It also shows benefits for the Former NEOs under three Schering-Plough retirement plans—the tax qualified retirement plan for all eligible U.S. employees, the benefits equalization plan for all eligible U.S. employees subject to IRS limitations applicable to their retirement plan benefit and a supplemental plan provided to executives in order to provide competitive retirement benefits. The terms of the plans are described below the table.

Pension Benefits

for Fiscal Year Ended

December 31, 2009

Name (a)(1)	Plan Name (b)	Number of Years Credited Service (#) (c)(2)	Present Value of Accumulated Benefit ($) (d)(3)	Payments During Last Fiscal Year ($) (e)(4)
Richard T. Clark	MSD Qualified Plan	35.0	$1,695,295	$0
	MSD SRP	35.0	24,940,689	0

Peter N. Kellogg	MSD Qualified Plan	2.0	53,010	0
	MSD SRP	2.0	306,950	0

Kenneth C. Frazier	MSD Qualified Plan	17.5	493,248	0
	MSD SRP	17.5	3,744,916	0

Peter S. Kim	MSD Qualified Plan	8.5	189,673	0
	MSD SRP	8.5	1,508,068	0

Bruce N. Kuhlik	MSD Qualified Plan	4.5	110,256	0
	MSD SRP	4.5	407,995	0
Fred Hassan	S-P Qualified Plan	6	275,152	0
	S-P Benefits Equalization Plan	6	7,134,037	7,134,037
	S-P SRP	6	19,726,577	19,726,577

Robert J. Bertolini	S-P Qualified Plan	6	134,204	0
	S-P Benefits Equalization Plan	26	959,575	0
	S-P SRP	6	18,640,260	219,990

Carrie S. Cox	S-P Qualified Plan	6	167,997	0
	S-P Benefits Equalization Plan	6	1,661,374	0
	S-P SRP	6	10,429,292	454,807

Thomas P. Koestler	S-P Qualified Plan	6	217,225	0
	S-P Benefits Equalization Plan	6	1,428,068	0
	S-P SRP	6	7,232,345	302,910

(1)	As of December 31, 2009, of the Merck Named Executive Officers, only Messrs. Clark and Frazier were eligible for early retirement subsidies under the MSD retirement plans.

(2)	For the Merck Named Executive Officers, this column shows the number of years of credited service as of December 31, 2009. Credited service begins with the January or July coincident with or next following a participant’s hire date and ends with his or her last full month of employment (provided he or she does not transfer to an affiliate that does not participate in the plans).

For the Former NEO’s, the number of years of credited service is the same for all plans. Number of years credited for each Former NEO (except Mr. Bertolini) is the same as actual years of service with Schering-Plough. In accordance with the letter agreement he entered into when joining Schering-Plough, Mr. Bertolini is entitled to an additional 20 years of benefit service under the supplemental executive retirement plan that vested upon his fifth anniversary of employment with Schering-Plough. The actual supplemental pension benefit that Mr. Bertolini will receive will be reduced by any benefits under the retirement plan, the benefits equalization plan and any other qualified and nonqualified defined benefit pension plans of Schering-Plough and of any and all of his former employers, including PricewaterhouseCoopers. Mr. Bertolini was offered this special enhancement to offset amounts he was required to forgo under his PricewaterhouseCoopers’ retirement benefit plan when he left PricewaterhouseCoopers to join Schering-Plough.

(3)	For the Merck Named Executive Officers, the actuarial present value is in accordance with the same assumptions outlined in the footnotes to the Company’s financial statements:

•	Discount rate equals 5.9% for the Qualified Plan and 5.8% for the SRP; lump sum interest rate equals 5.4% for the Qualified Plan and 5.3% for the SRP;

•	RP2000 Mortality Table, sex based; the mortality table in accordance with Sec. 417(c)(3)(A)(ii)(I) of the Internal Revenue Code for lump sums;

•	Assumes that 80% of retirees elect a lump sum and the remaining 20% elect an annuity; and

•	Assumes commencement at age 62, discounted to current age.

For each Former NEO, the amounts shown in this column represent the actuarial present value of the final benefit he or she is entitled to receive under Schering-Plough’s qualified and non-qualified defined benefit pension plans. These amounts include certain enhancements and/or additional benefits provided for under their respective employment agreements with Schering-Plough or, in the case of Dr. Koestler, the merger agreement between Merck and Schering-Plough as follows: for Mr. Hassan, Ms. Cox, and Dr. Koestler, a minimum benefit under the supplemental executive retirement plan equal to 32%, 26% and 35%, respectively, of their final average earnings and without reduction for early payment. For Mr. Bertolini, supplemental pension benefits are payable without any reduction for early payment.

(4)	Pursuant to a prior election, Mr. Hassan received a full distribution of his account balances under the supplemental executive retirement plan and benefit equalization plan upon his termination of employment and these amounts were immediately rolled over into his account under the Schering-Plough non-qualified savings plan. For more information on this plan, see the Nonqualified Deferred Compensation table on page 64.

The Merck Named Executive Officers participate in the Company’s two defined benefit plans as do other MSD salaried employees. Benefits payable under the Qualified Plan and the SRP (together with the Qualified Plan, the “MSD Retirement Plans”) are based on a formula that yields an annual amount payable over the participant’s life beginning at age 65.

Formula.    The annual amount of benefit under the Retirement Plans is under a formula which

Multiplies

•	the participant’s final average compensation by

•	a multiplier of 2 percent for years of credited service earned prior to July 1, 1995 and

•	a multiplier of 1.6 percent for years of credited service earned after that date (total credited service at 2 percent and 1.6 percent is limited to 35 years) and

Subtracts

•	1.6 percent of the participant’s Social Security benefits multiplied by years of credited service, not to exceed 50 percent of the Social Security benefit.

Final average compensation.    The average of a participant’s highest five consecutive calendar years of pay for the 10 calendar years before he or she terminates employment. Pay for this purpose means the greater of (a) or (b):

(a)	Annual base pay for all full years of service completed. This annual base pay is determined as of December 31 of the current year (before any pre-tax contribution deductions for the Company’s 401(k) Plan or elective deferrals to the Company’s flexible spending accounts). Commissions, overtime pay, bonuses, other supplemental pay and all other amounts are excluded from this calculation.

(b)	Actual cash earnings. Cash earnings are determined before any deduction for pre-tax contribution deductions for the Company’s 401(k) savings plan or any elective deferrals to the Company’s flexible spending account plans. Also included are overtime, bonuses, commissions, special awards, shift differential, cost of living adjustments, pre-tax transportation fringe benefits, as well as incentive pay. Amounts that are excluded include grants under the Company’s Stock Incentive Plan, any distribution of a previously deferred award under any of the Company’s incentive plans, and any other form of compensation.

Vesting.    A participant vests in his or her benefit—that is, the benefit that is accrued will not be forfeited back to the plans—when his or her employment includes any portion of five calendar years. For example, Mr. Kellogg, whose employment began in 2007, will vest if his employment continues into 2011.

A participant who is vested but terminates employment before being eligible for early retirement subsidies is referred to as a “terminated vested” participant and can commence receiving benefits from the MSD Retirement Plans on the first day of any month between the month after attaining age 55 and the month after attaining age 65. However, with respect to benefits that accrued after 2004 under the SRP, payment will be made as of the first day of the month after the later of (a) the month in which the participant attains age 55 or (b) separates from service (as defined by the Internal Revenue Service). The amount of the benefit is reduced from the age 65 benefit on an actuarial basis, which takes into account the participant’s life expectancy and expected plan returns and is substantial—for example, a participant’s $100 accrued benefit (at age 65) would be reduced to about $34 if it began at age 55.

Early Retirement Subsidies.    If a participant terminates employment at or after age 55 when he or she has at least 10 years of credited service, then he or she is entitled to “early retirement subsidies”—that is, a reduction for commencing before age 65 that is smaller than the actuarial reduction for terminated vested participants. For an early retiree, benefits are reduced by 3 percent per year that benefits begin before age 62. For example, an early retiree’s $100 accrued benefit would be unreduced if he or she waited until age 62, or would be reduced to $79 if he or she commenced at age 55.

However, under a so-called “Rule of 85,” a participant who retired from active service when his or her age plus years of Credited Service totaled at least 85 (e.g., age 55 with 30 years of credited service) could receive an unreduced immediate benefit. In addition, a Social Security Bridge Benefit represented an additional benefit for eligible early retirees by providing a temporary monthly supplement prior to age 62 to avoid the Social Security offset described above in the benefit formula, so the offset would not apply until a participant attained age 62. Both of these benefits were eliminated from the Retirement Plans on July 1, 1995. However, transition benefits were added to replace all or part of the benefit for participants who were participating in the Retirement Plans on July 1, 1995 and were then at least age 40. Mr. Frazier’s transition percentage is 5.39—that is, 5.39 percent of the enhancement continues to apply. Other Merck Named Executive Officers do not have any transition benefit, or, in Mr. Clark’s case, the transition benefit does not affect his benefit.

In addition, a participant who terminates employment due to a disability that can reasonably be expected to permanently disable him or her from any job anywhere may be approved for a disability retirement. In such a case, the participant’s benefit which has then accrued is not reduced for early commencement.

SRP Benefits.    The MSD Qualified Plan benefits are limited by various applicable constraints by the Internal Revenue Code. The MSD SRP—which is an unfunded plan maintained to provide benefits to a select group of management and highly compensated employees—provides the benefits according to the formula described above which exceed those limits, as well as benefits:

•

That are payable because compensation deferred into the MSD Deferral Program is excluded from the definition of final average compensation in the MSD Qualified Plan (and so are payable solely from the SRP) and

•

That provide a minimum annual aggregate benefit under this plan and the MSD Qualified Plan of $50,000 on a straight-life annuity basis for the incumbents at time of actual retirement in positions designated as bona fide executive or high policymaking position under the Company’s Corporate Policy on Executive Retirement (which includes all the Merck Named Executive Officers), reduced in the event of retirement or death prior to normal retirement date.

Forms of Benefit.    Participants in the MSD Qualified Plan generally can choose among single, joint and term certain annuities and a lump sum. All forms of benefit are actuarially equivalent to the single life annuity. All forms use a 9 percent interest rate except for the lump sum which uses interest rates based on long term U.S. Treasury interest rates and an interest rate yield curve based on corporate debt instruments, as provided by the Internal Revenue Code. The interest rate changes quarterly: during 2009, the interest rates ranged between 4.17% and 5.63%.

SRP Payments.    Payments under the MSD SRP of benefits accrued and vested prior to 2005 generally follow the timing and form of benefit that applies to the Qualified Plan. However, a participant who elects a lump sum under the MSD Qualified Plan, or one who cannot satisfy the spousal consent requirements applicable to the MSD Qualified Plan, may choose any other form of benefit described above for his or her pre-2005 SRP benefit. Payment under the MSD SRP of the balance is payable as a lump sum. A participant may elect this benefit to be paid in 5 or 10 annual installments. This election must be made at least 12 months prior to the later of termination or age 55 and payment generally is subject to a five year delay.

Nonqualified Deferred Compensation

The following table shows the executive contributions, earnings and account balances for the Merck Named Executive Officers in the MSD Deferral Program (the “MSD Deferral Program”), an unfunded, unsecured deferred compensation plan and the Former NEOs in the Schering-Plough unfunded savings plan. The MSD Deferral Program allows participants who are executive officers (including all Merck Named Executive Officers) to defer

•	All or a portion of their annual bonuses (but not less than $3,000).

•

Up to 50% of base salary. However, participants cannot defer an amount that will reduce the amount they receive in cash below the amount provided in Section 401(a)(17) of the Internal Revenue Code—$245,000 for 2010.

•	All or any part of annual grants of RSU and PSU awards.

Nonqualified Deferred Compensation

for Fiscal Year Ended

December 31, 2009

Name (a)	Executive Contributions in 2009 ($) (b)(1)	Registrant Contributions in 2009 ($) (c)(2)	Mandatory Deferrals of Long-Term Incentive Plan Payouts ($) (d)(3)	Aggregate Earnings in 2009 ($) (e)	Aggregate Withdrawals/ Distributions in 2009 ($) (f)	Aggregate Balance at 12/31/09 ($) (g)(4)
Richard T. Clark	$1,894,800	0	0	$2,097,745	0	$11,706,133
Peter N. Kellogg	721,624	0	0	264,283	0	1,101,767
Kenneth C. Frazier	0	0	0	1,311,994	0	4,956,783
Peter S. Kim	421,920	0	0	405,529	0	1,366,192
Bruce N. Kuhlik	0	0	0	0	0	0
Fred Hassan	733,771	230,485	30,713,627	13,843,442	0	71,184,535
Robert J. Bertolini	0	79,543	1,234,951	1,973,870	0	8,632,033
Carrie S. Cox	186,210	91,607	1,347,320	2,193,435	0	11,020,120
Thomas P. Koestler	0	63,574	176,160	550,376	0	5,128,165

(1)	The amounts disclosed in this column were also reported as either “Salary”, “Stock Awards” or “Non-Equity Incentive Plan Awards” in the Summary Compensation Table on page 47. Those amounts, as well as amounts in the “Aggregate Balance” column (column (g)) that represent salary or bonus that were reported in the Summary Compensation Tables for Proxy Material in prior years, as described in more detail in footnote (4) below.

The amount disclosed in this column consists of base salary deferrals in 2009 as follows: Mr. Clark, $840,000; Mr. Hassan, $733,771; and Ms. Cox, $186,210 (these amounts are also included in the “Salary” column of the Summary Compensation Table for 2009).

(2)	The amounts disclosed in this column represent Schering-Plough’s annual 5% contribution to each Former NEO’s account under the unfunded savings plan. These amounts are included within the amount disclosed in the “All Other Compensation” column of the Summary Compensation Table for each Former NEO for 2009.

(3)	The amounts disclosed in this column represent the mandatory deferral of amounts earned by each Former NEO (other than Dr. Koestler) under the five-year transformational incentive plan, including the related earnings on the deferral. For Mr. Hassan, this amount also includes the rollover of his account balances under the S-P SRP and S-P Benefits Equalization Plan. For more information on those plans, see the Pension Benefits table on page 60. For Dr. Koestler, the amounts disclosed in this column represent earnings relating to the mandatory deferral of certain prior long-term incentive awards.

(4)	This column includes deferred compensation earned in earlier years which was disclosed as either “Salary” or “Non-Equity Incentive Plan Awards” in the Summary Compensation Table of prior proxy statements as follows: Clark, $823,334 for 2008, $656,670 for 2007; Kellogg, $852,665 for 2008; Hassan, $877,328 for 2008 and $5,511,000 for 2007; and Cox, $163,350 for 2008.

Deferral Program Investments:    The Company does not make any Company contributions to the MSD Deferral Program—the aggregate balances shown above represent amounts that the Merck Named Executive Officers earned but elected to defer, plus earnings (or losses). Account balances may be invested in phantom investments selected by the executive from an array of investment options that mirrors the funds in the 401(k) Plan. The array changes from time to time; as of December 31, 2009, participants could choose among several different investments, including domestic and international equity, income, short term investment, blended fund investment and Company stock funds. Participants can change daily their investment selections prospectively by contacting the 401(k) Plan’s trustee in the same manner that applies to participants in the 401(k) Plan.

Beginning in 2007, PSUs and RSUs may be deferred into the MSD Deferral Program instead of being paid out. However, any deferred RSU or PSU may only be invested in the phantom Merck Common Stock Fund—they may not later be redesignated out of the Merck Common Stock Fund.

Distributions:    When participants elect to defer amounts into the MSD Deferral Program, they also select when the amounts ultimately will be distributed to them. Distributions may either be made in a specific year—whether or not employment has then ended—or at a time that begins at or after the executive’s retirement or separation. “Separation” generally means a Company initiated termination of employment due to a restructure or lack of work. Distributions can be made in a lump sum or up to 15 annual installments. However, soon after a participant’s employment ends, his or her account balance is automatically distributed in a lump sum—without regard to his or her election—if

•	Employment ends for reasons other than due to retirement or separation, or

•	The participant’s account balance is less than $125,000 at the time of retirement or separation.

In 2006, the Deferral Program was revised so that beginning in 2007, participants may change their distribution schedule, provided the new elections satisfy the requirements of Section 409A of the Internal Revenue Code. In general, 409A requires that

•	Distribution schedules cannot be accelerated (other than for a hardship)

•	To delay distribution,

•	A participant must make an election at least one year before the distribution otherwise would be made, and

•	The new distribution cannot begin earlier than five years after it would have begun without the election to re-defer.

Potential Payments on Termination or Change in Control

The section below describes the payments that may be made to Merck Named Executive Officers upon Separation (as defined below), pursuant to individual agreements, or in connection with a Change in Control. For payments made to a participant upon a retirement other than in connection with a Separation or Change in Control, see Retirement Plan Benefits beginning at page 60.

Separation

The Company provides separation pay and benefits to all of its most senior executives who are employees of MSD, including the Merck Named Executive Officers, according to the MSD Separation Benefits Plan for Non-Union Employees (the “MSD Separation Plan”). An amount related to his or her target annual incentive award is provided under certain circumstances. To be eligible for all of the benefits described below, a general release of claims in the form determined by the Company is required, as well as nondisparagement, cooperation with litigation and, in some cases, noncompetition and nonsolicitation agreements as determined by the Company in connection with, and at the time of, the separation.

Severance Pay.    The MSD Separation Plan provides severance pay to separated employees—that is, eligible salaried employees whose employment is terminated by the Company due to organizational changes including discontinuance of operations, location closings or corporate restructuring or a general reduction in work force (a “Separation”). Under an enhancement in effect until December 31, 2011, separated employees in Bands 1 through 3, including the Merck Named Executive Officers, will receive

•	26 weeks of base pay, if completed years of continuous service as of the date employment ends (the “Separation Date”) is less than one year

•	41 weeks of base pay, if completed years of continuous service is at least one but less than two

•	41 weeks of base pay plus two weeks of pay for each completed year of continuous service, if completed years of service is two or more; however, the maximum severance pay is 78 weeks of base pay.

Amounts are payable over the number of weeks described above. However, for the Merck Named Executive Officers and other of the Company’s highest paid employees, Section 409A of the Internal Revenue Code forbids payments above a certain amount on account of a severance of employment to be made during the six month period following termination of employment. To comply, the Company holds the amounts that would otherwise have been payable for the required period and pays them, in a lump sum without interest, soon after permitted under Section 409A. Medical coverage at active employee rates is also provided for the period during which separation pay is paid. Effective January 1, 2009, notice pay is not provided. Previously, the Company provided advance notice, or pay in lieu of notice, of an employee’s Separation Date.

Outplacement Assistance.    Under the Separation Plan, separated employees in Bands 1 through 3, including the Merck Named Executive Officers, are eligible for up to 12 months of senior executive outplacement services from the Company’s outplacement vendor at the Company’s expense.

EIP Awards

As part of its standard practice for separated employees, the Company may pay an amount in lieu of an Executive Incentive Plan or Annual Incentive Plan (in the case of other salaried employees), depending on the Separation Date.

•

If employment terminates between January 1 and the time awards are paid for a given year, the executive will be considered for a bonus on the same terms and conditions as other employees with respect to the previous year’s performance.

•

If employment terminates between the time awards are paid and June 30, the employee is not eligible for payment of a bonus for the year in which separated, unless the employee is retirement eligible. Retirement eligible employees may receive a special payment in lieu of any award under the Executive Incentive Plan. The amount of the special payment is based on his or her target award and the number of months worked in the current year. The amount is subject to adjustment by the Company. This amount is payable in a lump sum at a time that complies with Section 409A as described above.

•

If employment terminates after June 30 and on or before December 31, a special payment is made in lieu of any award under the Executive Incentive Plan (Annual Incentive Plan in case of other employees). The amount of the special payment is based on his or her target award and the number of months worked in the current year. The amount is subject to adjustment by the Company. This amount is payable in a lump sum at a time that complies with Section 409A as described above.

Effects Under Other Benefit Plans

All separated employees are entitled to certain benefits under other MSD plans as described below. In general, the benefits depend upon whether an employee is Retirement Eligible, Bridged, or Other Separated, as the terms are defined below.

Retirement Eligible Employees are separated employees who, as of their Separation Date, are at least age 55 with at least 10 years of credited service under the Retirement Plan (both the Qualified Plan and the SRP) or are at least age 65 without regard to years of credited service. For Retirement Eligible Employees, a Transition Rule of 85 is provided if the Employee is within two years of attaining eligibility for the benefit on his or her Separation Date. The Rule of 85 Transition benefit is described under Retirement Plan Benefits beginning at page 60. Payments may be made from the Retirement Plan and Supplemental Retirement Plan at the time and in the form described under Retirement Plan Benefits.

Bridged Employees generally are separated employees who are not Retirement Eligible but who, as of their Separation Date, are at least age 49 with at least nine years of credited service under the Retirement Plan. All Separated Bridged employees receive the following benefits:

•

Retirement Plan.    Bridged employees receive a portion of the benefit that would be payable if they were Retirement Eligible (that is, are at least 55 with at least 10 years of credited service, but who are younger than age 65) on their Separation Date. The Retirement Plan provides that the benefits for early retirees are reduced by 0.25% for each month that benefits commence before the employee attains age 62. This reduction is substantially less than the actuarial reduction that applies for early commencement for terminated vested employees. Bridged employees receive a pro-rata portion (the “Pro-Rata Fraction”) of the enhancement provided by these early retirement subsidies. The Pro-Rata Fraction equals the percentage of the employee’s credited service on his/her Separation Date divided by the credited service that employee would have had if employment had continued until he/she was first eligible to be treated as an early retiree under the following formula:

•	The Pro-Rata Fraction TIMES the participant’s accrued benefit as of the Separation Date payable with early retirement subsidies

•	PLUS (1 MINUS the Pro-Rata Fraction) TIMES the participant’s accrued benefit at Separation Date actuarially reduced for early commencement

In addition, a Pro-Rata Fraction of the Rule of 85 Transition Benefit described above is also provided to Bridged Separated Employees who are within two years of attaining eligibility for the benefit on their Separation Dates. Pension benefits will not be paid to a Bridged Employee before he or she attains age 55. Benefits may be paid in the forms described under Retirement Plan Benefits.

•

Medical, Dental and Life Insurance Plans and options, restricted stock units and performance share units.    All Separated Bridged Employees are eligible to be treated in accordance with plan provisions applicable to retired employees as they may be amended from time to time.

Other Separated Employees are separated employees who are not Retirement Eligible or Bridged Employees. All of the Other Separated Employees are eligible for continued participation in the medical, dental and life insurance plans for the greater of six months or the number of weeks for which they are eligible for severance pay, by paying contributions at the same rate as paid by active Employees from time to time. Other Separated Employees are also treated under the provisions applicable to separated employees with respect to their options, RSUs and PSUs.

Additional Payments and Benefits

In addition to the payments and benefits described above, the Compensation and Benefits Committee of the Board may authorize additional payments when it separates a Merck Named Executive Officer. Although not obligated to do so, the Committee in the past has provided an additional amount measured by reference to the Merck Named Executive Officer’s EIP award, additional financial planning, and relocation assistance to some separated executives. In addition, if a Merck Named Executive Officer’s employment was terminated but the termination was not a Separation, the above payments and benefits are not payable. However, the Company might agree to make the payments it deems necessary to negotiate a definitive termination agreement with the terms, such as a general release of claims, nondisparagement, cooperation with litigation, noncompetition and nonsolicitation agreements, as determined by the Company.

Individual Agreements

In addition to the benefits and payments provided for separated employees and following a Change in Control, Mr. Clark and Mr. Kellogg have agreements with the Company that may affect the amount paid or benefits provided following termination of their employment under certain conditions as described below.

Mr. Clark:    If Mr. Clark’s employment were to be terminated by the Company without cause and without a Change in Control, he would be provided with salary continuation and target bonus for two years (or until Mr. Clark attains age 65, whichever is shorter). The salary continuation would be payable according to the Company’s normal payroll practices for its executive officers and the target bonus would be payable in a lump sum. Any severance pay would be contingent upon a release and other customary provisions.

Mr. Kellogg:    In the event that, during the period beginning on his date of hire and ending two years after the appointment of a successor CEO to Richard T. Clark, the Company terminates his employment for a reason other than gross misconduct, the Company will pay to Mr. Kellogg a lump sum in the amount of eighteen months’ salary, subject to appropriate tax withholding, upon such termination of his employment, provided that upon the termination of his employment he must timely sign and comply with noncompete, nonsolicitation and nondisclosure covenants and a waiver and release of claims in a format prescribed by the Company. This severance payment is in lieu of any other severance or separation pay that he might be entitled to under any applicable Merck policy or policies. Mr. Kellogg also received an option on November 13, 2007 to purchase 175,000 shares of Merck Common Stock that will vest in equal installments on the first through fifth anniversaries of grant, with a ten year term. If the Company terminates Mr. Kellogg’s employment for reasons other than gross misconduct, all unvested options vest immediately, become exercisable according to their original terms and remain exercisable for the remainder of their term. On November 13, 2007 he also received a grant of 80,000 RSUs that vest in two installments on the third and sixth anniversary of their grant. If the Company terminates his employment for reasons other than gross misconduct the grant will vest and remain payable according to its original term.

If at the time his employment terminates he is a “Specified Employee” as defined in Treas. Reg. Sec. 1.409A-1(i) or any successor thereto, (which in general includes the top 50 employees of a company ranked by compensation), to the extent required by Section 409A of the Internal Revenue Code of 1986, as amended, the severance payment described above will be made in a lump sum, without interest, as soon as administratively feasible after the first day of the sixth month after the termination of his employment.

Change in Control

Participants in the Change in Control Plan include the Merck Named Executive Officers as well as certain other senior managers. With respect to the Merck Named Executive Officers, the following severance benefits would be provided upon qualifying terminations of employment in connection with or within two years following a change in control of the Company:

•

Cash severance pay equal to three (or a lesser number equal to the number of full and fractional years between the date of the change in control and the Merck Named Executive Officer’s 65th birthday) times the sum of his or her base salary plus target bonus amount.

•	Pro-rata annual cash bonus at target levels, paid in a lump sum at termination.

•

Continued medical, dental and life insurance benefits at active-employee rates for a period of three years, but not beyond the Merck Named Executive Officer’s 65th birthday. These benefits are reduced by benefits obtained from a subsequent employer and are not available to the extent the Merck Named Executive Officer is eligible for the same benefit as a retiree.

•

Enhanced supplemental retirement benefits determined by increasing both the Merck Named Executive Officer’s age and credited service by three (but not more than he or she would have earned if employment continued until age 65) and then calculating benefits under the Supplemental Retirement Plan.

•

If the Merck Named Executive Officer would attain specified age and service levels within two years following the change in control, then he or she is entitled to subsidized and/or unreduced pension benefits upon commencement of pension benefits in accordance with plan terms after his or her termination of employment. In addition, if the Merck Named Executive Officer would attain specified age and service levels within two years following the change in control, then he or she is entitled to be treated as a retiree under the Company’s medical, dental and life insurance plans immediately upon his or her termination of employment.

•	Continued financial planning benefits and outplacement benefits.

Terminations of employment that entitle a Merck Named Executive Officer to receive severance benefits under the plan consist of (1) termination by the Company without cause or (2) resignation by the Merck Named Executive Officer for good reason, in each case within two years following a change in control. A Merck Named Executive Officer is not eligible for benefits under the plan if his or her termination is due to death or permanent disability.

A “change in control” for purposes of the plan generally consists of any of the following:

•	an acquisition of more than 20 percent of the Company’s voting securities (other than acquisitions directly from the Company); or

•	the current Board (and their approved successors) ceasing to constitute a majority of the Board or, if applicable, the board of directors of a successor to the Company; or

•	the consummation of a merger, consolidation or reorganization, unless

•	the shareholders of the Company prior to the transaction hold at least 60 percent of the voting securities of the successor;

•	the members of the Board prior to the transaction constitute at least a majority of the board of directors of the successor; and

•	no person owns 20 percent or more of the voting securities of the Company or the successor; or

•	the liquidation or dissolution of the Company or the sale by the Company of all or substantially all of its assets.

A “termination for good reason” for the Merck Named Executive Officers generally includes any of the following Company actions without the executive’s written consent following a change in control:

•

Significantly and adversely changing the executive’s authority, duties, responsibilities or position (including title, reporting level and status as an executive officer subject to Section 16(b) of the Exchange Act). However, the following are not good reason:

•	an isolated, insubstantial and inadvertent action not taken in bad faith which the Company remedies promptly after receiving notice and

•	a change in the person to whom (but not the position to which) he or she reports;

•	Reducing annual base salary or level of bonus opportunity;

•

Changing the executive’s office location so that he or she must commute more than the greater of (a) 50 more miles or (b) 120% more miles, as compared to his or her commute immediately prior to the change;

•	Failing to pay base salary, bonus or deferred compensation under any Company deferred compensation program within seven days of its due date;

•

Failing to continue any compensation plan or program in which the executive participates including bonus plans and the Incentive Stock Plans (or successors to those plans), or failing to continue his or her level of participation in those plans;

•

Failing to continue to provide him or her with the pension and welfare benefits substantially similar to those in which he or she participates or materially reducing any of those benefits or depriving him or her of any material fringe benefit; and

•	Failing to obtain a satisfactory agreement from any successor to Merck to assume and agree to perform the obligations under the change in control plan.

However, the executive does not have “good reason” if he or she does not provide the Company

•	With notice that any of the above occurred within six months of when he or she becomes aware (or reasonably should have become aware) of it;

•	With at least 30 days from the date of the such notice to cure the event before terminating employment; or

•	With a notice of termination within 90 days of the day on which the 30-day period described above expires.

A termination by the Company for Cause generally includes

•

Willful and continued failure by the executive to substantially perform his or her duties for the Company (other than any failure that results from his or her incapacity due to physical or mental illness) for at least 30 consecutive days after a written demand for substantial performance has been delivered to him or her;

•	Willful misconduct or gross negligence by the executive which is injurious to the Company or any of its subsidiaries; and

•	Conviction, or entry of a plea of nolo contendere to

•	a felony or

•	any crime (whether or not a felony) involving dishonesty, fraud, embezzlement or breach of trust.

To receive the severance benefits under the plan, a Merck Named Executive Officer must execute a general release of claims against the Company and its affiliates, which includes certain restrictive covenants, including a commitment by the Merck Named Executive Officer not to solicit Company employees for two years following the change in control. The severance benefits are in lieu of (or offset by) any other severance benefits to which a Merck Named Executive Officer may be entitled under other arrangements of the Company. The cash severance pay is paid in the form of salary continuation, and it and the other benefits under the plan (other than the tax-qualified pension benefits) are generally subject to discontinuation in the event of breach by the Merck Named Executive Officer of the restrictive covenants and other obligations under the release. Merck Named Executive Officers have no obligation to mitigate the severance benefits under the plan.

The Merck Named Executive Officers are entitled to full indemnification for any excise taxes that may be payable under Section 4999 of the Internal Revenue Code of 1986, as amended, in connection with the change in control for a change in control that occurs before February 14, 2011, but not thereafter. In addition, the Merck Named Executive Officers are entitled to payment of their legal fees if they prevail on a claim for relief in an action to enforce their rights under the plan or in an action regarding the restrictive covenants contained in the general release.

In general, the Board may amend or terminate the plan prior to a change in control. However, neither the amendment of the plan in a manner that adversely affects Merck Named Executive Officers and other participants prior to a change in control nor the termination of the plan prior to a change in control would be effective if done within one year of a change in control or at the request of an acquirer. Following a change in control, the plan may not be amended or modified in any way that would adversely affect Merck Named Executive Officers and other participants in the plan at the time of the change in control.

Except with respect to certain incentive stock options issued before February 2005:

•

Upon a change in control of the Company, all outstanding stock options and restricted stock units will become fully vested. However, performance-based stock options held by key research and development personnel may not fully vest unless stock options are generally to be cancelled in the transaction.

•

In general, vested stock options may be exercised for five years following termination of the option holder’s employment following a change in control (but not beyond the original term of the stock option). This extended exercise period would not apply in the case of terminations by reasons of death or retirement or for gross misconduct.

•

If stock options do not remain outstanding following the change in control and are not converted into successor stock options, then option holders will be entitled to receive cash for their options in an amount at least equal to the difference between the exercise price and the price paid to shareholders in the change in control.

•

Upon a change in control of the Company, a portion of performance share units generally will become vested as determined by reference to the holder’s period of employment during the performance cycle and

•	based on actual performance as to fiscal years that have been complete for at least 90 days as of the date of the change in control and

•	otherwise, based on target performance.

•	Provisions limiting the amendment of the plan after a change in control and regarding the payment of participants’ legal fees in the event disputes were added to the plan, as described below.

For options, RSUs and PSUs granted in and after 2010, grants generally will vest upon an involuntary termination of employment within two years after a change in control.

A “change in control” for purposes of these amendments has the same meaning that it has under the Change in Control Separation Benefits Plan, except as to awards that are deferred compensation subject to the American Jobs Creation Act of 2004 (the “AJCA”), in which event the definition permitted under the AJCA will apply.

In addition, the compensation and employee benefit plans, programs and arrangements of the Company generally provide the following:

•

For two years following the change in control, the material terms of the plans, programs and arrangements (including terms relating to eligibility, benefit calculation, benefit accrual, cost to participants, subsidies and rates of employee contributions) may not be modified in a manner that is materially adverse to individuals who participated in them immediately before the change in control.

•

The Company will pay the legal fees and expenses of any participant that prevails on his or her claim for relief in an action regarding an impermissible amendment to these plans, programs and arrangements (other than ordinary claims for benefits) or, if applicable, in an action regarding restrictive covenants applicable to the participant.

Separation Plan Payment, Change in Control Payment and Benefit Estimates

December 31, 2009

The following table estimates the dollar value of the additional payments and benefits the Merck Named Executive Officers would have been entitled to receive under their applicable arrangements, including separation and change in control plans, assuming the applicable triggering event occurred on December 31, 2009. The Former NEOs are not included because their employment ended before that date and the amounts paid or payable to these individuals in connection with their respective terminations of employment have been described and disclosed in the Summary Compensation Table, Option Exercises and Stock Vested table and the Pension Benefits table, and the related footnotes to each.

Name	Involuntary Termination Before Change in Control		Change in Control		Involuntary Termination After Change in Control
R.T. Clark
• Severance Pay	$2,125,479	(1)			$2,125,479
• EIP Award (2)	5,888,219	(1)			5,888,219
• Supplemental Pension and Retiree Medical
• Welfare Benefits Continuation					25,545
• Stock Option Acceleration
• PSUs			3,987,428	(3)
• RSUs			75,204	(4)
• Outplacement, Financial Planning					52,500
• Parachute Tax Gross Up Payments					3,455,160	(5)
Total	8,013,698		4,062,632		11,546,903

P. N. Kellogg
• Severance Pay	786,105	(6)			2,725,164
• EIP Award	862,969	(6)			3,451,875
• Supplemental Pension and Retiree Medical					645,624
• Welfare Benefits Continuation	14,771				47,279
• Stock Option Acceleration	1,214,328		1,362,541	(7)
• PSUs	529,529		1,140,048	(8)
• RSUs	1,987,167		3,991,995	(9)
• Outplacement, Financial Planning	40,000				50,000
• Parachute Tax Gross Up Payments					4,203,950	(5)
Total	5,434,869		6,494,584		11,123,892

K.C. Frazier
• Severance Pay	1,514,112	(10)			3,149,352
• EIP Award	1,102,273				4,409,093
• Supplemental Pension and Retiree Medical					1,758,584
• Welfare Benefits Continuation					48,140
• Stock Option Acceleration
• PSUs			1,114,470
• RSUs			5,084	(4)
• Outplacement, Financial Planning	40,000				50,000
• Parachute Tax Gross Up Payments					3,491,665	(5)
Total	2,656,385		1,119,554		12,906,834

Name	Involuntary Termination Before Change in Control		Change in Control		Involuntary Termination After Change in Control
P. S. Kim
• Severance Pay	1,174,204	(10)			3,213,612
• EIP Award	1,124,764				4,499,057
• Supplemental Pension and Retiree Medical					425,913
• Welfare Benefits Continuation	21,791				48,284
• Stock Option Acceleration	3,425,438		4,556,544
• PSUs	882,953		1,797,768
• RSUs	1,779,904		2,163,168	(9)
• Outplacement, Financial Planning	40,000				50,000
• Parachute Tax Gross Up Payments					5,285,147	(5)
Total	8,449,054		8,517,480		13,521,869

B. N. Kuhlik
• Severance Pay	668,737	(10)			2,129,040
• EIP Award	674,196				2,696,784
• Supplemental Pension and Retiree Medical					247,616
• Welfare Benefits Continuation	17,529				51,530
• Stock Option Acceleration	1,049,248		1,175,785
• PSUs	485,589		997,542
• RSUs	1,234,342		1,993,257	(9)
• Outplacement, Financial Planning	40,000				50,000
• Parachute Tax Gross Up Payments					3,116,268	(5)
Total	4,169,641		4,166,584		8,291,238

(1)	If Mr. Clark’s employment is terminated without cause and without a change in control, he is eligible for salary continuation and target bonus for two years or until he attains age 65. If terminated following a change in control, the multiple is three times or until he attains age 65.

(2)	EIP includes pro-rata award payable in respect of 2009 performance year.

(3)	Reflects full value of PSUs; for retirees, distribution would have been pro-rata without a change in control.

(4)	Acceleration value of RSUs for tax purposes.

(5)	Excise tax gross ups will only be paid if a change in control occurs before February 14, 2011—in 2010, the Company acted to eliminate gross ups as soon as possible under applicable arrangements.

(6)	Amounts shown are pursuant to the arrangements for employees eligible for benefits under the MSD Separation Benefits Plan for Non-Union Employees as described on page 65. If he were not eligible under that plan but instead Mr. Kellogg’s employment were terminated for a reason other than gross misconduct before the second anniversary of the appointment of a successor to Mr. Clark as CEO, then Mr. Kellogg would be entitled to $1,362,582. In addition, if Mr. Kellogg’s employment is terminated by the Company for a reason other than gross misconduct, (a) the remainder of his 175,000 stock options, granted in connection with his employment commencement and which would have vested in five equal installments until the fifth anniversary of their grant, will vest immediately and all of the options will continue to be exercisable for the remainder of their original term, and (b) the remainder of the 80,000 RSUs granted in connection with his employment commencement and 50 percent of which would have vested on the third and sixth anniversaries of their grant, will vest immediately but be payable on their original payment date. No amounts would be payable if Mr. Kellogg’s employment were terminated for gross misconduct.

(7)	Options granted before 2010 vest on a change in control; amounts shown are values for excise tax calculation estimates including lapse value.

(8)	Each PSU annual tranche that has been completed for 90 days pays out based on actual performance; all others pay out based on target.

(9)	Intrinsic value of unvested RSUs that vest on Change in Control.

(10)	The amounts shown are pursuant to the arrangements for employees eligible for benefits under the MSD Separation Benefits Plan for Non-Union Employees.

General Assumptions

•

Involuntary Termination Before Change in Control shows amounts in addition to what would be payable for a voluntary resignation, including a retirement. Mr. Clark and Mr. Frazier are eligible to retire.

•	Change in Control Date and employment termination date were assumed to be December 31, 2009 using the closing price of Merck Common Stock of $36.54.

•

For excise tax purposes, all executives were assumed to be subject to the maximum federal and state income and other payroll taxes, in their respective states of residence. No excise tax will be paid for a change in control that occurs on or after February 14, 2011 because the Company in 2010 acted to eliminate gross ups as soon as possible under applicable arrangements.

Equity-based Assumptions

•	Stock options, RSUs and PSUs vested December 31, 2009.

•

Stock options that become vested due to involuntary termination prior to or after change in control are valued using the Black-Scholes option valuation model, which can show value for options whose exercise price is greater than the closing price on December 31, 2009.

•	A portion of the 2008 and 2009 PSU awards are considered subject to Section 4999 excise tax.

Retirement Benefit Assumptions

•

For change in control, retirement benefits include up to three additional years of credited service and age, subsidized early retirement, eligibility for Rule of 85, and retiree healthcare eligibility.

•	Provisions for the bridge to early retirement subsidies were calculated under the current program applicable to separated employees as described above.

Director Compensation

As described more fully below, this chart summarizes the annual cash compensation for the Company’s non-employee directors during 2009, including directors who retired on November 3, 2009 in connection with the Merger. A director who is a Company employee, such as Mr. Clark, does not receive any compensation for service as a director.

As part of the Merger, members of the Board of Directors of Old Merck became members of the Board of Directors of New Merck and certain members of the Board of Directors of Schering-Plough stayed on to continue to serve as directors of New Merck. The table below shows compensation for all of 2009, whether paid by Old Merck or Schering-Plough before the Merger or New Merck.

Director Compensation for Fiscal Year Ended

December 31, 2009

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)(2)	Option Awards ($) (d)(3)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation ($) (g)(4)	Total ($) (h)
Hans W. Becherer(1)*	$206,250	$38,250	$—	$—	$—	$—	$244,500
Leslie A. Brun**	104,000	—	19,200	—	—	55,000	178,200
Thomas R. Cech, Ph.D.**	59,167	—	—	—	—	52,717	111,884
Thomas J. Colligan(1)*	206,250	38,250	—	—	—	—	244,500
Thomas H. Glocer**	100,000	—	19,200	—	—	82,967	202,167
Steven F. Goldstone**	114,500	—	19,200	—	—	85,000	218,700
William B. Harrison, Jr.**	109,500	—	19,200	—	—	85,000	213,700
Harry R. Jacobson**	97,000	—	19,200	—	—	55,000	171,200
William N. Kelley**	125,000	—	19,200	—	—	56,000	200,200
C. Robert Kidder(1)***	203,417	38,250	—	—	—	22,917	264,584
Rochelle B. Lazarus**	88,000	—	19,200	—	—	83,880	191,080
Eugene R. McGrath(1)*	206,250	38,250	—	—	—	—	244,500
Carl E. Mundy, Jr. (1)*	191,250	38,250	—	—	—	—	229,500
Antonio M. Perez(1)*	191,250	38,250	—	—	—	—	229,500
Carlos E. Represas**	84,917	—	19,200	—	—	64,167	168,284
Patricia F. Russo(1)***	218,417	38,250	—	—	—	22,917	279,584
Thomas E. Shenk**	110,500	—	19,200	—	—	55,000	184,700
Jack L. Stahl(1)*	206,250	38,250	—	—	—	—	244,500
Anne M. Tatlock**	111,500	—	19,200	—	—	85,000	215,700
Samuel O. Thier**	152,000	—	19,200	—	—	84,734	255,934
Craig B. Thompson(1)***	216,917	38,250	—	—	—	22,917	278,084
Kathryn C. Turner(1)*	206,250	38,250	—	—	—	—	244,500
Robert F.W. van Oort(1)*	206,250	38,250	—	—	—	—	244,500
Wendell P. Weeks**	104,000	—	19,200	—	—	85,000	208,200
Arthur F. Weinbach(1)*	206,250	38,250	—	—	—	—	244,500
Peter C. Wendell**	135,000	—	19,200	—	—	85,000	239,200

*	Retired on November 3, 2009 in connection with the Merger

**	Appointed on November 3, 2009 in connection with the Merger

***	Continuing directors

(1)	Includes the cash portion of the Director fee (whether paid or deferred) under the Schering-Plough 2006 Directors Compensation Plan. Mr. Kidder and former Directors Gen. Mundy and Mr. Perez did not serve on Schering-Plough’s Audit Committee or serve as a Chair of any Board Committee, and, as a result, did not receive the $15,000 additional service fee.

(2)	Includes the common share portion of the Director fee (whether currently received or deferred). Amounts represent the full grant date fair value of the common share portion of the Director fee, as calculated in accordance with FASB ASC Topic 718. These amounts do not necessarily represent the actual value realized by each Director.

(3)	Represents the full grant date fair value of stock options as calculated in accordance with FASB ASC Topic 718. These amounts do not necessarily represent the actual value realized by each Director. The stock option values were calculated using the Black-Scholes option pricing model. For discussion of the assumptions used in these valuations, see Note 14 to New Merck’s Consolidated Financial Statements in the 10-K for the year ended December 31, 2009.

At December 31, 2009, the aggregate number of option awards outstanding was: Mr. Brun—5,000 shares; Dr. Cech—0 shares; Mr. Glocer—10,000 shares; Mr. Goldstone—10,000 shares; Mr. Harrison—51,100 shares; Dr. Jacobson—10,000 shares; Dr. Kelley—51,100 shares; Mr. Kidder—0 shares; Ms. Lazarus—25,000 shares; Mr. Represas—5,000 shares; Ms. Russo—0 shares; Dr. Shenk— 45,825 shares; Ms. Tatlock—51,100 shares; Dr. Thier—51,100 shares; Dr. Thompson—0 shares; Mr. Weeks—30,000 shares; and Mr. Wendell—30,000 shares.

(4)	Represents Company contributions to the Plan for Deferred Payment of Directors’ Compensation.

Also includes charitable contributions made by The Merck Company Foundation under its matching gift program on behalf of the following Directors: Dr. Cech, $2,300; Mr. Glocer, $27,967; Mr. Goldsone, $30,000; Mr. Harrison, $30,000; Dr. Kelley, $1,000; Ms. Lazarus, $28,880; Ms. Tatlock, $30,000; Dr. Thier, $29,734; Mr. Weeks, $30,000; and Mr. Wendell, $30,000.

Merck directors who are not Company employees are compensated for their service as a director as shown in the chart below:

Schedule of Director Fees

December 31, 2009

Compensation Item	Amount
Annual Retainers
Board	$55,000
Lead Director	30,000
Audit Committee Chair	20,000
Corporate Governance Committee Chair	10,000
Compensation and Benefits Committee Chair	10,000
Research Committee Chair	10,000
Finance Committee Chair	5,000
Public Policy & Social Responsibility Chair	5,000
Audit Committee Members	10,000
Per meeting fees (Board and Committee)	1,500
Company contribution to the Plan for Deferred Payment of Directors’ Compensation	55,000

All annual retainers are paid in quarterly installments.

Stock Options.    Under the Old Merck 2006 Non-Employee Directors Stock Option Plan adopted by shareholders at the 2006 Annual Meeting of Shareholders (the “2006 Directors Stock Option Plan”), on the first Friday following the Company’s Annual Meeting of Shareholders, non-employee directors each receive a non-qualified stock option to purchase 5,000 shares of Merck Common Stock. Stock option grants to Directors are contingent upon a determination by the Company’s General Counsel that the Company is not in possession of material undisclosed information. If the Company is in possession of such information—without regard to whether the information seems positive or negative—grants are suspended generally until the second business day after its public dissemination. In that case, the grant price of a stock option is set at the closing price of Merck stock on that later date.

Options issued to Old Merck directors since April 2002 under the 2006 Directors Stock Option Plan and any predecessor plans—that is, the 2001 Non-Employee Directors Stock Option Plan, 1996 Non-Employee Directors Stock Option Plan and the Non-Employee Directors Stock Option Plan (the “Prior Plans”)—become exercisable in equal installments (subject to rounding) on the first, second and third anniversaries of the grant date. Options issued before April 2002 became exercisable five years from the grant date. All options expire on the day before the tenth anniversary of their grant.

The exercise price of the options is the closing price of the Company’s Common Stock on the grant date as quoted on the New York Stock Exchange. The exercise price is payable in cash at the time the stock options are exercised. In addition, the 2006 Directors Stock Option Plan and the Prior Plans allow directors under certain circumstances to transfer stock options to members of their immediate family, family partnerships and family trusts.

A new plan, the 2010 Non-Employee Directors Stock Option Plan, will be presented for adoption by shareholders at this Annual Meeting (see page 90).

Stock ownership guidelines for directors are set forth in the Policies of the Board, which are available on the Company’s website. A target ownership level of 5,000 shares is to be achieved by each director within five years of joining the Board or as soon thereafter as practicable. Shares held in the Merck Common Stock account under the Plan for Deferred Payment of Directors’ Compensation are included in the target goal.

Directors’ Deferral Plan.    Under the Merck & Co., Inc. Plan for Deferred Payment of Directors’ Compensation (“Directors’ Deferral Plan”) each Old Merck and New Merck director may elect to defer all or a portion of cash compensation from retainers and meeting fees. Any amount so deferred is, at the director’s election, valued as if invested in any of the investment measures offered under the MSD Employee Savings and Security Plan, including the Company’s Common Stock, and is payable in cash in installments or as a lump sum beginning with the year after termination of service as a director.

In addition to the annual retainer, on the first Friday following the Annual Meeting of Shareholders, each Old Merck and New Merck director received and in the future will receive a credit to his/her Merck Common Stock account under the Directors’ Deferral Plan of an amount equal to the annual cash retainer in effect—currently $55,000. Directors who join the Board after that date are credited with a pro-rata portion. The continuing Schering-Plough directors during 2009 also received a pro-rata portion of this amount for service with New Merck after the Merger.

Retirement Plan.    In 1996, the Retirement Plan for the Directors of Merck & Co., Inc. (the “Directors’ Retirement Plan”) (which excluded current or former employees of the Company) was discontinued for Old Merck directors who joined the Board after December 31, 1995. Directors at the time of the change elected to either continue to accrue benefits under the Directors’ Retirement Plan or, in lieu of accruing benefits under the Directors’ Retirement Plan, receive additional compensation to be deferred in accordance with the terms of the Directors’ Deferral Plan. Eligible directors who elected not to accrue additional retirement benefits under the Directors’ Retirement Plan will receive at retirement a pension benefit based on the amount of service accrued as of March 31, 1997 and compensation as then in effect. No current director is accruing a benefit under the Directors’ Retirement Plan.

Other.    The Company reimburses all directors for travel and other necessary business expenses incurred in the performance of their services for the Company and extends coverage to them under the Company’s travel accident and directors’ and officers’ indemnity insurance policies. Directors are also eligible to participate in The Merck Company Foundation Matching Gift Program. The maximum gift total for a director participant in the Program is $30,000 in any calendar year.

During 2009, Schering-Plough directors received a set amount for service on the Schering-Plough Board. The amount was paid in a mix of two-thirds in cash and one-third in common shares in an aggregate amount of $229,500.

Schering-Plough directors who served either on the Audit Committee or as the Chair of any other Board Committee received an additional service fee paid in cash. Committee Chairs who were also members of the Audit Committee were only paid one additional service fee.

Schering-Plough directors could elect to defer receipt of their director fees. Directors could elect to defer the cash component of their compensation in either an account that grows/diminishes in value as if invested in Schering-Plough common shares (with dividend equivalents reinvested) or in an account that earns interest at a market rate. Directors could also elect to defer the share component of their compensation in an account that grows/diminishes in value as if invested in Schering-Plough common shares (with dividend equivalents reinvested). As a result of the Merger, the plan was terminated and plan balances were paid out during 2009.

Audit Committee

The Audit Committee’s Report for 2009 follows.

Audit Committee’s Report

The Audit Committee, comprised of independent directors, met with the independent registered public accounting firm (the independent auditors), management and internal auditors to assure that all were carrying out their respective responsibilities. The Audit Committee has received from the independent auditors the written disclosures and a letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB), and has discussed with the independent auditors their independence. Both the independent auditors and the internal auditors had full access to the Committee, including regular meetings without management present.

The Audit Committee met with the independent auditors to discuss their fees and the scope and results of their audit work, including the adequacy of internal controls and the quality of financial reporting. The Committee also discussed with the independent auditors their judgments regarding the quality and acceptability of the Company’s accounting principles, the clarity of its disclosures and the degree of aggressiveness or conservatism of its accounting principles and underlying estimates as well as other matters that are required to be discussed by the statement on Auditing Standards No. 61, as adopted by the PCAOB. The Audit Committee reviewed and discussed the audited financial statements with management. Based on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Form 10-K filing with the Securities and Exchange Commission.

Audit Committee

Leslie A. Brun Chairperson
Steven F. Goldstone	Wendell P. Weeks
Carlos E. Represas

Pre-Approval Policy for Services of Independent Registered Public Accounting Firm

As part of its duties, the Audit Committee is required to pre-approve audit and non-audit services performed by the independent registered public accounting firm (the independent auditors) in order to assure that the provision of such services does not impair the auditors’ independence. On an annual basis, the Audit Committee will review and provide pre-approval for certain types of services that may be provided by the independent auditors without obtaining specific pre-approval from the Audit Committee. If a type of service to be provided by the independent auditors has not received pre-approval during this annual process, it will require specific pre-approval by the Audit Committee. The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent auditors.

Fees for Services Provided by Independent Registered Public Accounting Firms

PricewaterhouseCoopers LLP (“PwC”)

Fees for all services provided by PwC, the Company’s independent auditors, for fiscal years 2009 and 2008 are as follows (such fees include fees paid by Old Merck to PwC for services provided to Old Merck in periods prior to the Merger):

Audit Fees

Fees for services for fiscal years 2009 and 2008 related to the annual financial statement audits, the audits of effectiveness of internal control over financial reporting, reviews of quarterly financial statements filed in the reports on Form 10-Q, and statutory audits, approximated $29.5 million and $14.7 million, respectively. The increase in 2009 primarily reflects increased audit work to be performed as a result of the Merger.

Audit-Related Fees

Fees for audit-related services for fiscal years 2009 and 2008, primarily related to employee benefit plan audits, other audit-related reviews, agreed-upon procedures and SAP pre-implementation review procedures and, in 2009, Merger-related services, approximated $4.6 million and $2.1 million, respectively.

Tax Fees

Fees for tax services for fiscal years 2009 and 2008 approximated $8.5 million and $0.8 million, respectively. The increase in 2009 primarily reflects Merger-related tax services.

All Other Fees

Fees for other services for fiscal years 2009 and 2008 approximated $2.6 million and $1.0 million, respectively. Primary drivers of the increase are Merger-related services.

In addition, prior to the Merger and its appointment as the Company’s independent auditor, PwC provided certain services to the Company. Fees for those services for the fiscal years 2009 and 2008 approximated $10.5 million and $9.4 million, respectively. The fees paid prior to the Merger date were not subject to the above mentioned Audit Committee pre-approval process as PwC was not the Company’s independent auditor until the Merger date.

None of the services provided by PwC for fiscal years 2009 and 2008 were approved by the Audit Committee pursuant to the waiver of pre-approval provisions set forth in the applicable rules of the Securities and Exchange Commission.

Deloitte & Touche LLP (“Deloitte”)

Fees for all services provided by Deloitte, the Company’s former independent auditors, for fiscal years 2009 and 2008, including certain fees related to the Merger, are as follows:

Audit Fees

Fees for services for fiscal years 2009 and 2008 related to the annual financial statement audits, the audits of effectiveness of internal control over financial reporting, reviews of quarterly financial statements filed in the reports on Form 10-Q, and statutory audits, approximated $7.2 million and $14.6 million, respectively.

Audit-Related Fees

Fees for audit-related services for fiscal years 2009 and 2008, primarily related to audits and reviews of carve-out financial statements, employee benefit plan audits as well as other audit-related reviews, and agreed-upon procedures, approximated $4.6 million and $0.9 million, respectively.

Tax Fees

Fees for tax services for fiscal years 2009 and 2008, approximated $0 and $0.3 million, respectively.

All Other Fees

Fees for other services for fiscal years 2009 and 2008 approximated $2,000 and $20,000, respectively.

None of the services provided by Deloitte for fiscal years 2009 and 2008 were approved by the Audit Committee pursuant to the waiver of pre-approval provisions set forth in the applicable rules of the Securities and Exchange Commission.

Prior to the Merger, the Company’s historical financial statements were audited by Deloitte.

On November 3, 2009, the Board of Directors of the Company dismissed Deloitte as the Company’s independent registered public accounting firm.

The audit reports of Deloitte on the financial statements of the Company as of and for each of the two fiscal years ended December 31, 2008 and 2007 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s fiscal years ended December 31, 2008 and 2007, and during the Company’s subsequent interim period from January 1, 2009 through the November 3, 2009, the date of the dismissal of Deloitte, with regard to the financial statements referred to above, (i) there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference to the subject matter of the disagreement in connection with its report, and (ii) there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Deloitte with a copy of the foregoing disclosures and requested that Deloitte furnish the Company a letter addressed to the Securities and Exchange Commission stating whether it agrees with them. A copy of Deloitte’s response was attached as Exhibit 16.1 of the Form 8-K filed on November 4, 2009.

On November 3, 2009, the Company formally engaged PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm for the fiscal year ending December 31, 2009. PwC was the independent registered public accounting firm for Merck Sharp & Dohme during the fiscal years ended December 31, 2008 and 2007, and during Merck Sharp & Dohme’s subsequent interim period from January 1, 2009 through the November 3, 2009. During that time, neither the Company nor anyone acting on its behalf consulted PwC with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any other matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event of the type described in Item 304(a)(1)(v) of Regulation S-K.

2.    RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee, comprised of independent members of the Board, has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm (the independent auditors) of the Company with respect to its operations for the year 2010, subject to ratification by the holders of Common Stock of the Company. In taking this action, the Audit Committee considered carefully PricewaterhouseCoopers LLP’s performance for Merck Sharp & Dohme in that capacity since its retention in 2002, its independence with respect to the services to be performed and its general reputation for adherence to professional auditing standards. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to make a statement if they desire to do so. They will also be available to answer appropriate questions from shareholders.

Because the members of the Audit Committee value shareholders’ views on the Company’s independent auditors, there will be presented at the Annual Meeting a proposal for the ratification of the appointment of PricewaterhouseCoopers LLP. The Audit Committee believes ratification is advisable and in the best interests of the shareholders. If the appointment of PricewaterhouseCoopers LLP is not ratified, the matter of the appointment of independent auditors will be considered by the Audit Committee.

The Audit Committee of the Board of Directors recommends a vote FOR this proposal.

3.    PROPOSAL TO ADOPT THE 2010 INCENTIVE STOCK PLAN

There will be presented to the meeting a proposal to adopt the 2010 Incentive Stock Plan (the “2010 ISP”). The 2010 ISP will replace both of the Merck Sharp & Dohme 2007 Incentive Stock Plan and the Merck & Co., Inc. Schering-Plough 2006 Stock Incentive Plan. The Board of Directors believes stock-based incentives play an important role in attracting and retaining the services of outstanding personnel and in encouraging eligible employees to have a greater financial investment in the Company (although the Plan does not necessarily require them to hold for investment the stock received under the Plan). The Board of Directors has approved the 2010 ISP and directed that it be submitted to shareholders for approval.

If the 2010 ISP is approved by shareholders, no further grants will be made under the Merck & Co., Inc. Schering Plough 1997, 2002 and 2006 Stock Incentive Plans (the “S-P Plans”) or the Merck Sharp & Dohme Corp. 2007 Incentive Stock Plan (the “2007 Plan”). As of December 31, 2009, under the S-P Plans, the 2007 Plan and prior Merck Incentive Stock Plans, stock options with respect to 313.8 million shares of Common Stock were outstanding with a weighted average exercise price of $43.02 and a weighted average remaining term of 4.95 years. In addition, there were 15.1 million shares subject to unvested restricted stock or restricted stock units and 2.3 million shares subject to unvested performance share awards outstanding as of that date and approximately 34 million shares were available for grant as of December 31, 2009. The closing price of the Common Stock on March 2, 2010 was $37.39 per share.

Primary aspects of the proposed 2010 ISP are as follows, and are subject to the terms of the proposed 2010 ISP which is set forth in Appendix A to this proxy statement.

Plan term: Effective May 1, 2010. No new Incentives may be granted on or after May 1, 2020, or earlier if terminated by the Board. However, the term and exercise of Incentives granted before then may extend beyond that date.

Eligible for grants: “Eligible Employees” include regular full-time and part-time employees employed by the Company or its subsidiaries, its affiliates and its joint ventures. Officers, whether or not directors of the Company, non-employee directors, and employees of a joint venture partner or affiliate of the Company who provide services to the joint venture with the partner or affiliate are also included as eligible. The Compensation and Benefits Committee of the Board of Directors, (the “Committee”) determines which Eligible Employees actually receive grants. As of December 31, 2009, there are approximately 100,000 Eligible Employees.

Incentives available: Incentive and Nonqualified Stock Options (“Stock Options”); Stock Appreciation Rights (“SARs”); Restricted Stock Grants; Performance Awards; Share Awards; Phantom Stock Awards (collectively, “Incentives”).

Shares Available: 185 million shares of Common Stock of Merck & Co., Inc. (“Common Stock”), counted as described below and subject to certain adjustments. Available shares are reduced by one share for each incentive granted after December 31, 2009 under the S-P and 2007 Plans.

Share Counting Method: For purposes of determining the number of shares of Common Stock remaining available for issuance:

–	Only Incentives payable in shares of Common Stock will be counted. Shares of Common Stock relating to Incentives that are settled in cash in lieu of shares under the 2010 ISP (or after December 31, 2009, awards under the S-P Plans) will not be counted as issued.

–	Shares of Common Stock that are tendered or withheld in payment of all or part of the exercise price of a Stock Option (or an option under the S-P Plans after December 31, 2009) are added back to the remaining shares.

–	Shares of Common Stock that are tendered or withheld in satisfaction of the withholding obligations of an Incentive or an award under the S-P Plans after December 31, 2009, are also added back.

–	Shares of Common Stock for Incentives (or awards under the S-P Plans, after December 31, 2009) that expire, are forfeited, are cancelled or terminate for any reason without issuance of shares are added back.

–	Shares of Common Stock issued in connection with Incentives granted in assumption, conversion or substitution of previous awards granted by another entity as the result of the Company’s acquisition of the entity or the combination of the Company with another entity are not counted as issued under the 2010 ISP.

–	Shares of Restricted Stock that are forfeited and returned to the Company upon a participant’s termination of service are added back.

–	Shares covered by a SAR settled in stock that are not issued upon exercise of the right (or a SAR under the S-P Plans, after December 31, 2009) are added back.

–	Shares under a pre-existing, shareholder-approved plan of an entity acquired by the Company (or any subsidiary or affiliate) or an entity with which the Company (or any subsidiary or affiliate) combines may be used for Incentives and will not be counted as issued; such shares may only be used for grants of awards made prior to the expiration of the pre-existing plan and to persons who were not employees or directors of the Company (or any subsidiary or affiliate) prior to the acquisition or combination.

Individual Limitations: In any calendar year, no individual may receive Incentives covering more than 3 million shares of Common Stock, which amount may be adjusted as described below. For Incentives denominated in cash, the limit for all Incentives per individual is $10 million in any calendar year.

Adjustments: In the event of a reorganization, recapitalization, reclassification, stock split or reverse stock split, stock dividend, extraordinary cash dividend, combination of or exchange of shares, repurchase of shares, merger, consolidation, rights offering, spin off, split off, split up, change in corporate structure or other event identified by the Committee, the Committee will make the equitable adjustments in (i) the number and kind of shares authorized for issuance under the Plan, (ii) the number and kind of shares subject to outstanding Incentives, (iii) the number and kind of shares that may be granted to an Eligible Employee in any calendar year, (iv) the option price of Stock Options, and (v) the grant value of SARs, in a manner it may deem appropriate.

General Limitations on Vesting and Exercisability: Incentives generally may not be granted with a vesting period shorter than one year from the grant date. Stock Options and SARs may not be exercisable earlier than one year from grant date; however, where there is an intervening event, vesting and exercisability may be accelerated. For example, under the terms of the 2010 ISP, unless determined otherwise by the Committee on the date of grant, acceleration may occur for all Incentives, upon the grantee’s death or retirement or a change in control (as described below).

Additional Provisions Regarding Stock Options:

Number granted. Determined by the Committee or its delegate (the Board for CEO, as discussed below).

Exercise Price. Not less than 100% of fair market value of a share of stock on the grant date.

–	The fair market value currently is, generally, the closing price of the Common Stock as quoted on the New York Stock Exchange on the grant date.

–	However, the exercise price may be higher (not lower) in certain countries in consideration of local law.

Vesting and Exercise Periods. As determined by the Committee. However:

–	If a grantee’s service is terminated for gross misconduct, as determined by the Company, all rights under the Stock Option expire immediately.

–	The term of a Stock Option, generally, may not exceed ten years. However, in the event of the death of a grantee prior to the expiration of a Nonqualified Option, the Committee may permit exercise for up to 11 years.

Repricing Prohibited. No adjustment or reduction of the exercise price of any outstanding Stock Options in the event of a decline in stock price is permitted without approval by Company’s shareholders or as otherwise specifically provided under the 2010 ISP (such as an adjustment as described below). The prohibition includes:

–	Reducing the exercise price of outstanding Incentives, and

–	Canceling outstanding Incentives in connection with regranting Incentives at a lower price to the same individual and

–	Canceling a Stock Option or SAR in exchange for a cash payment.

Limits on Incentive Stock Options. In general, Incentive Stock Options must satisfy requirements prescribed by the Internal Revenue Code of 1986, as amended (the “Code”) to qualify for special tax treatment, including the limit of 100 million shares of Common Stock to be issued as ISOs during the term of the Plan. Therefore:

–	No person may receive a grant of ISOs for stock that would have an aggregate fair market value in excess of $100,000, determined when the ISO is granted, that would be exercisable for the first time during any calendar year.

–	If any grant is made in excess of the limits provided in the Code, the grant automatically becomes a Nonqualified Option.

Dividend Equivalents. No dividends or dividend equivalents may be paid or accumulated during the period of the Option.

Additional Provisions Regarding SARs:

Type of SAR. SARs may be issued singly (“Stand Alone SAR”) or in combination with a Stock Option (“Tandem SAR”). SARs may be paid in shares, cash or a combination of shares and cash as determined by the Committee.

–	A Tandem SAR entitles its grantee to surrender the Stock Option which is then exercisable and receive an amount equal to the excess of the fair market value of the Common Stock on the date the election to surrender is received by the Company over the Stock Option price multiplied by the number of shares covered by the Stock Option which is surrendered.

–	A Stand Alone SAR grantee is entitled to an amount equal to the excess of the fair market value of the Common Stock on the date the election to surrender it is received by the Company over the fair market value of the Common Stock on the date of grant, multiplied by the number of shares covered by the Stand Alone SAR being exercised.

Number granted. Determined by the Committee or its delegate (the Board for CEO or Section 16 officers, as discussed below).

Dividend Equivalents. No dividends or dividend equivalents may be paid or accumulated in connection to the SAR.

Repricing Prohibited. No adjustment or reduction of the exercise price of any outstanding Stock Appreciation Right in the event of a decline in stock price is permitted without approval by Company’s shareholders or as otherwise specifically provided under the 2010 ISP (such as an adjustment as described below).

Additional Provisions Regarding Restricted Stock Awards:

Types of Restricted Stock Awards. “Restricted Stock Grants”—either actual shares of Common Stock (“Restricted Stock”) or phantom shares of Common Stock (“Restricted Stock Units”)—may be granted subject to the terms and conditions as the Committee prescribes.

Number granted. Determined by the Committee or its delegate (the Board for CEO or Section 16 officers as discussed below).

Vesting. Grantees generally must continue service during a period designated by the Committee (“Restricted Period”) in order to receive the shares, cash or combination under the Restricted Stock Grant. The Restricted Period generally may not be shorter than three years.

–	If service ends before the Restricted Period ends, Restricted Stock Grant will terminate. However, the Committee may, at the time of the grant, provide for the service restriction to lapse with respect to a portion or portions of the Restricted Stock Grant at different times during the Restricted Period. The Committee may, in its discretion, also provide for complete or partial exceptions to the service restriction as it deems equitable.

–	All restrictions imposed under the Restricted Stock Grant lapse upon the expiration of the Restricted Period if the conditions described above have been met.

Form of Grant. Restricted Stock Grants are shares of actual Common Stock. Payouts of Restricted Stock Units may be in the form of shares of Common Stock, cash or any combination of shares and cash as determined by the Committee.

Dividend Equivalents. The Committee may, at the time of grant, provide that dividends (or dividend equivalents for Restricted Stock Units) during the Restricted Period are paid, accumulated, or neither paid nor accumulated. For Restricted Stock Grants that are payable upon attainment of performance goals, dividends or dividend equivalents may be accumulated, or neither paid nor accumulated, and may only be paid out to the extent the Restricted Stock Grant is earned.

Section 162(m) compliance. Restricted Stock Grants to Section 16 Officers are intended to constitute “performance-based compensation” under Section 162(m) of the Code to qualify for deduction for federal income tax purposes. The maximum value of Restricted Stock Grants to Section 16 Officers in any year is based on the Company’s performance in the calendar year prior to the year when they are granted to Section 16 officers. In the aggregate, Restricted Stock Grants to Section 16 Officers may not exceed 5% of the Company’s net income for the prior year. No Restricted Stock Grants may be granted to Section 16 Officers unless the Company has net income for the prior year. The chief executive office of the Company may receive Restricted Stock Grants not to exceed 15% of the maximum value and all other Section 16 Officers may receive Restricted Stock Grants not to exceed 85% of the maximum value, divided by the number of Section 16 officers other than the chief executive officer. The Committee may grant to the chief executive officer, and the Section 16 officers, Restricted Stock Grants less than those maximum amounts.

Additional Provisions Regarding Performance Share Awards:

Award Period. The Committee will determine the period for which a Performance Share Award is made (“Award Period”) and the Performance Goals. The Award Period generally may not be shorter than one year.

Number granted. Determined by the Committee or its delegate (the Board for CEO or Section 16 officers, as discussed below).

Performance Goals. May include goals based on any or a combination of the following measures relating to the Company, or a subsidiary, division, business unit or joint venture:

–	Share price
–	Revenue
–	Operating income
–	Net operating profit after taxes
–	Operating profit before tax
–	Pre-tax profits
–	Earnings per share
–	Return on shareholders’ equity
–	Return on assets or net assets
–	Return on investment
–	Cash flow
–	Earnings before interest, taxes, depreciation and amortization (“EBITDA”)
–	Sales
–	Return on Sales
–	Net earnings
–	Net income
–	Net income per share
–	Total shareholder return relative to assets
–	Total shareholder return relative to peers or index
–	Economic value added
–	Growth in assets
–	Share performance
–	Relative share performance
–	Market penetration goals
–	Geographic business expansion goals
–	Strategic business criteria
–	Drug discovery, scientific (including clinical and pre-clinical) goals or regulatory filings or approvals
–	Pipeline value
–	Cost reduction targets
–	Enterprise value based on share price, total shares outstanding and EBITDA
–	Market Share
–	New product launch performance
–	Compliance goals
–	Customer satisfaction
–	Customer growth
–	Employee satisfaction
–	Earnings before taxes or before interest and taxes
–	Return on capital, including return on total capital or return on invested capital
–	Cash flow return on investment
–	Improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable
–	Operating margin
–	Gross margin
–	Year-end cash
–	Cash margin
–	Debt reduction
–	Strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property)
–	Establishing relationships with commercial entities with respect to marketing, distribution and sale of Company products (including with group organizations, distributors and other vendors
–	Supply chain achievements (including establishing relationships with manufacturers and suppliers of component materials and manufacturers of Company products)
–	Financial ratios, including those measuring liquidity, activity, profitability or leverage;
–	Cost of capital or assets under management
–	Financing and other capital raising transactions (including sales of the Company’s equity or debt securities factoring transactions
–	Sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally or through partnering transactions
–	Implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures
–	Factoring transactions
–	Recruiting and maintaining personnel
–	Inventory turnover
–	Days of sales outstanding over a collection period

For a Performance Share Award not intended to constitute “performance-based compensation” under Section 162(m) of the Code, measures may include any other financial or other measurement established by the Committee.

Performance Share Award Payouts. The Committee will establish the method of calculating the amount of payment to be made under a Performance Award if Performance Goals are met, including any maximum payment. After the completion of an Award Period, the relevant performance will be measured against the Performance Goals, and the Committee will determine whether all, none or a portion of Performance Award is paid. Payment may be made in shares, cash or a combination.

Dividend Equivalents. The Committee may at the time of grant provide that dividends or dividend equivalents during the Award Period are accumulated, or neither paid nor accumulated. Dividends or dividend equivalents may only be paid out to the extent the Performance Award is earned.

Other Share-Based Awards:

Actual shares of common stock or phantom shares of common stock may be granted in the amounts and according to the terms and conditions as the Committee determines, and may be subject to the achievement of the Performance Goals described above. If the vesting of an Other Share-Based Award depends on the achievement of performance goals, the dividends (or dividend equivalents) may only be paid to the extent that the Award has been earned.

Other Information:

Plan Administration. The 2010 ISP is administered by the Committee which is comprised of non-employee directors within the meaning of Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) and outside directors (within the meaning of Section 162(m) of the Code). The Committee establishes the terms and conditions of awards, subject to certain limitations in the 2010 ISP plan document. The Committee may delegate to the Chief Executive Officer or other senior management of the Company (or subsidiary) certain authority, including the authority to grant awards to Eligible Employees who are not executive officers or directors as defined in Section 16 of the Exchange Act.

Change in Control. Upon a change in control of the Company, with respect to Incentives issued to Eligible Employees in the United States, the 2010 ISP and the Incentives will continue in accordance with their terms, and, except as otherwise determined by the Committee at the time of grant, certain actions will be taken with respect to each type of Incentive, including:

–	Stock Options

•	Stock Options will become fully vested and exercisable upon the option holder’s involuntary termination without cause within 24 months of the change in control.

•

In general, vested stock options may be exercised for five years following termination of the option holder’s service following a change in control (but not beyond the original term of the stock option). This extended exercise period would not apply in the case of terminations by reasons of death or retirement or for gross misconduct.

•

If the Stock Option is not continued by the surviving company following the change in control and is not converted into an option for shares of the surviving company, the option holder will be entitled to receive a cash payment in an amount at least equal to the difference between the price per share paid to shareholders in the change in control and the exercise price of such Stock Option.

•

Performance-based stock options held by key research and development personnel also continue under their terms unless these stock options are, generally, cancelled in the transaction, in which case a portion of the performance-based stock options will vest and become exercisable based on the performance goals that have been met at the time of the change in control.

–	Restricted Stock Grants

•	Upon the grantee’s involuntary termination without cause within 24 months after the change in control. Restricted Stock Grants will continue to vest as if the grantee’s service had continued and will, generally, become payable under its original terms in shares of the surviving company’s stock.

•

If Restricted Stock Grants are not continued by the surviving company following the change in control and are not converted into a substantially similar restricted stock grant with respect to shares of the surviving company, the grantee will be entitled to receive a cash payment for all of the grantee’s outstanding Restricted Stock Grants.

–	Performance Awards

•

Upon the grantee’s involuntary termination without cause within 24 months after the change in control of the Company, performance share units generally will continue to vest as if the grantee’s service had continued and will, generally, become payable under its original terms in shares of the surviving company’s stock.

•

If Performance Awards are not continued by the surviving company following the change in control and are not converted into a substantially similar performance awards, the Performance Awards will be paid out in cash.

During the 24 months after a change in control, no amendment to the material terms of the 2010 ISP is permitted if it would be material adverse to participants. The 2010 ISP also provides for payment of participants’ legal fees in the event of disputes after a change in control.

A “change in control” for purposes of the 2010 ISP has the same meaning that it has under the Company’s Change in Control Separation Benefits Plan, except as to awards that are deferred compensation subject to Section 409A of the Code, in which event the definition permitted under Section 409A of the Code will apply.

Limited Transferability. Except as provided in the next sentence, Incentives are not transferable and may not be subject to execution, attachment or similar procedures, other than by will or the laws of descent and distribution, and such award may be exercised during the life of the grantee only by the grantee or the grantee’s guardian or legal representative. The Committee may permit a grantee to make a gift of Nonqualified Options to members of the grantee’s immediate family (spouse, parent, children stepchildren and grandchildren), spouses of immediate family members, and trusts for the benefit of one or more of them, or a partnership, family partnerships and similar entities for the benefit of immediate family members.

Plan Amendment and Termination. The Board of Directors may discontinue the Plan at any time and may from time to time amend or revise the terms of the Plan as permitted by applicable statutes. However, it may not, without the consent of affected grantees, revoke or alter outstanding Incentives in a manner unfavorable to them. The Board also may not amend the Plan without shareholder approval where the absence of approval would cause the Plan to fail to comply with Rule 16b-3 under the Exchange Act, or any other requirement of applicable law or regulation. Notwithstanding the foregoing, without consent of affected grantees, Incentives may be amended, revised or revoked when necessary to avoid penalties under Section 409A of the Code.

Federal Income Tax Consequences. An explanation of the U.S. federal income tax consequences for grantees who are subject to tax in the United States follows. This summary is not intended to be complete and does not describe any gift, estate, social security or state, local or ex-U.S. tax consequences. It is not intended as tax guidance to grantees in the 2010 ISP.

•

Stock Options. The grant of an incentive stock option or a nonqualified stock option would not result in income for the grantee or a deduction for the Company. The exercise of a nonqualified stock option would result in ordinary income for the grantee and a deduction for the Company measured by the difference between the option price and the fair market value of the shares received at the time of exercise. Income tax withholding would be required.

The exercise of an incentive stock option would not result in income for the grantee if the grantee (i) does not dispose of the shares within two years after the date of grant or one year after the transfer of shares upon exercise and (ii) is an employee of the Company or a subsidiary of the Company from the date of grant and through and until three months before the exercise date. If these requirements are met, the basis of the shares upon later disposition would be the option price. Any gain will be taxed to the employee as long-term capital gain and the Company would not be entitled to a deduction. The excess of the market value on the exercise date over the option price is an item of tax preference, potentially subject to the alternative minimum tax.

If the grantee disposes of the shares prior to the expiration of either of the holding periods, the grantee would recognize ordinary income and the Company would be entitled to a deduction equal to the lesser of the fair market value of the shares on the exercise date minus the option price or the amount realized on disposition minus the option price. Any gain in excess of the ordinary income portion would be taxable as long-term or short-term capital gain.

•

SARs and Performance Share Awards. The grant of a SAR or a Performance Share Award would not result in income for the grantee or a deduction for the Company. Upon the exercise of a SAR or the receipt of shares or cash under a Performance Share Award, the grantee would recognize ordinary income and the Company would be entitled to a deduction measured by the fair market value of the shares plus any cash received. Income tax withholding would be required.

•

Restricted Stock Grants. The grant of Restricted Stock should not result in income for the grantee or in a deduction for the Company for federal income tax purposes, assuming the shares transferred are subject to restrictions resulting in a “substantial risk of forfeiture” as intended by the Company. If there are no such restrictions, the grantee would recognize ordinary income upon receipt of the shares. Any dividends paid to the grantee while the stock remained subject to restriction would be treated as compensation for federal income tax purposes. At the time the restrictions lapse, the grantee would receive ordinary income and the Company would be entitled to a deduction measured by the fair market value of the shares at the time of lapse. Income tax withholding would be required.

•

Share Awards. If Share Awards are in the nature of shares of Merck Common Stock (as opposed to phantom stock), they generally would be taxable as ordinary income equal to the aggregate of their fair market value when the grant is not subject to a substantial risk of forfeiture. If in the form of phantom stock, Share Awards generally would be taxable as ordinary income equal to the aggregate of their fair market value when convertible to cash or shares that are not subject to a substantial risk of forfeiture. In all events, the Company would be entitled to a deduction for the amount included in the grantee’s income.

•

Restricted Stock Units. The grant of Restricted Stock Units would not result in income for the grantee or in a deduction for the Company. Upon the receipt of shares or cash under the award of grant of Restricted Stock Units, the grantee would recognize ordinary income and the Company would be entitled to a deduction measured by the fair market value of the shares plus any cash received. Income tax withholding would be required.

•

Section 162(m). As described above, awards may qualify as “performance-based compensation” under Section 162(m) of the Tax Code in order to preserve the Company’s federal income tax deductions with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1 million and paid to our Chief Executive Officer and three most highly compensated executive officers (other than our Chief Financial Officer). To qualify, options and other awards must be granted by a committee consisting solely of two or more “outside directors” (as defined under applicable regulations) and satisfy the limit on the total number of shares that may be awarded to any one participant during any calendar year. In addition, for awards other than options to qualify, the grant, issuance, vesting or retention of the award must be contingent upon satisfying one or more of the performance criteria, as established and certified by a committee consisting solely of two or more “outside directors.”

The Board of Directors recommends a vote FOR this proposal.

4.    PROPOSAL TO ADOPT THE 2010 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

There will be presented to the meeting a proposal to adopt the 2010 Non-Employee Directors Stock Option Plan (the “2010 Directors Plan”). The 2010 Directors Plan will replace the 2006 Non-Employee Directors Stock Option Plan, as amended and restated and updates the plan to account the new membership of the Board following the Merger. The 2010 Directors Plan is intended to benefit the Company and its shareholders by allowing members of the Board of Directors of the Company who are not current or former Company employees to increase their financial stake in the Company through ownership of Common Stock. The Directors’ mutual interest with shareholders in increasing the long-term value of the Company’s stock should benefit the Company and its shareholders.

Primary aspects of the proposed Plan are as follows, and are subject to the terms of the proposed Plan which is set forth in Appendix B to this proxy statement:

Plan Term

Effective on approval by the Company’s shareholders. Terminates December 31, 2019 unless terminated earlier by the Board of Directors or extended by the Board with the approval of shareholders. However, the term and exercise of incentives granted before then may extend beyond that date.

Eligibility

“Non-Employee Directors”—that is, members of the Board of Directors who are not current or former employees of the Company or any of its subsidiaries. After election of directors at this Annual Meeting, there will be 18.

Shares Authorized

One million shares of Common Stock over ten years, subject to adjustments as described below.

Option Grants

Number granted

5,000 options—or such other amount as determined by the Board from time to time—granted on the first Friday following the Company’s Annual Meeting of Shareholders that each individual is elected, reelected or continuing as a Non-Employee Director.

Exercise Price

Exercise price of options will be the closing price of the Common Stock, on the grant date, as quoted on the New York Stock Exchange.

Vesting and Exercise Periods

Options generally become exercisable in three annual equal installments beginning on the one year anniversary of the grant date and expire ten years from date of grant. The exercise price and any required tax withholding must be paid in cash or in such other manner as permitted for option exercises under the Company’s Incentive Stock Plan applicable to employees of Merck and its affiliates.

Cessation of Service: if a Non-Employee Director ceases service for any reason other than retirement or death, only options that were then exercisable may be exercised, and they expire if not exercised within three months of the date service ceased.

Death: all options immediately become exercisable and expire on the earlier of their original term or within three years of the date of death.

Retirement—that is, termination of service after at least age 65 and at least ten years of service, or at least age 70 and at least five years of service—a Non-Employee Director’s options will continue to become exercisable as if employment had continued, and must be exercised within ten years of the grant.

Restricted Stock

Actual shares of Common Stock or phantom shares of Common Stock may be granted to a Non-Employee Director on the terms and conditions and as the Board may prescribe from time to time.

Other Information

No reduction in exercise price

Unless approved by the Company’s shareholders, no adjustments or reduction of the exercise price of any outstanding options may be made, either directly or by cancelling outstanding options and subsequently regranting options at a lower price to the same individual.

Adjustments

In the event of reorganization, recapitalization, reclassification, stock split, reverse stock split, stock dividend, extraordinary cash dividend, combination or exchange of shares, repurchase of shares, merger, consolidation, rights offering or other similar change in the capital structure or shares of the Company, adjustments in the number and kind of shares authorized by this Plan, in the number and kind of shares covered by Incentives, and in the option price of outstanding NQSOs under, the 2010 Directors Plan will be made if, and in the same manner as, such adjustments are made to incentives issued under the Company’s then current Incentive Stock Plan subject to any required action by the Board of Directors or the shareholders of the Company and compliance with applicable securities laws.

Transferability

Options are generally exercisable during a Non-Employee Director’s lifetime only by the Director, his or her legal guardian or legal representative. Options generally are not transferable other than by will or by the laws of descent and distribution. However, a Non-Employee Director may transfer an option while serving as a Non-Employee Director of the Company or within one year of ceasing service as a Non-Employee Director due to Retirement.

An option may be transferred only to the Non-Employee Director’s spouse, children (including adopted children and stepchildren) and grandchildren (collectively, “Family Members”), to one or more trusts for the benefit of Family Members or, at the discretion of the Board of Directors, to one or more partnerships where the grantee and his Family Members are the only partners, in accordance with the rules set forth in this section. The Non-Employee Director may not receive any payment or other consideration for such transfer.

Any option transferred as described above remains subject to the same terms and conditions in the hands of the transferee as were applicable prior to the transfer, except that the Non-Employee Director’s right to transfer the option does not apply to the transferee. However, upon a transferee’s death, the option may be exercised by the legal representatives or beneficiaries of the transferee within the exercise periods otherwise applicable.

Federal Income Tax Consequences

The grant of an option will not result in income for the Non-Employee Director or in a deduction for the Company. The exercise of an option will result in ordinary income for the Non-Employee Director and a deduction for the Company measured by the difference between the exercise price and the fair market value of the shares of stock received at the time of exercise.

The grant of actual or phantom shares of Restricted Stock will not result in income for the Non-Employee Director or in a deduction for the Company during the restricted period. On the lapse of such restriction, the Non-Employee Director will recognize ordinary income and the Company will recognize a deduction measured by the fair market value of the shares of stock when the restrictions lapse.

Non-Employee Directors are compensated for their service as directors. For a description of such compensation, see page 75 of this proxy statement.

New Plan Benefits

The following table shows the stock options that the individuals and groups referred to below will receive in 2010 if the 2010 Incentive Stock Plan and the 2010 Non-Employee Directors Stock Option Plan are approved by the Company’s shareholders at this Annual Meeting. Executive officers, employee directors and employees of the Company are not eligible to participate in the Non-Employee Directors Plan and no grants are anticipated to the Merck Named Executive Officers under the 2010 Incentive Stock Plan during 2010. For amounts granted under prior incentive plans, see the Summary Compensation Table on page 47.

New Plan Benefits

Name and Position	Dollar Value	Number of Units
Richard T. Clark, Chairman, President and Chief Executive Officer	$0	—
Peter N. Kellogg, Executive Vice President and Chief Financial Officer	$0	—
Kenneth C. Frazier, Executive Vice President and President, Global Human Health	$0	—
Peter S. Kim, Executive Vice President and President, Merck Research Laboratories	$0	—
Bruce N. Kuhlik, Executive Vice President and General Counsel	$0	—
Fred Hassan, Former Chairman of the Board and Chief Executive Officer	$0	—
Robert J. Bertolini, Former Executive Vice President and Chief Financial Officer	$0	—
Carrie S. Cox, Former Executive Vice President and President, Global Pharmaceuticals	$0	—
Thomas P. Koestler, Former Executive Vice President and President, Schering-Plough Research Institute	$0	—
Executive group	$0	—
Non-Executive Director Group	N/A	85,000
Non-Executive Officer Group	$0	—

The Board of Directors recommends a vote FOR this proposal.

Forward Looking Statements

These Proxy Materials contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential or financial performance. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Merck undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect Merck’s business, particularly those mentioned in the risk factors and cautionary statements in Item 1A of Merck’s Form 10-K for the year ended Dec. 31, 2009, and in its periodic reports on Form 10-Q and current reports on Form 8-K, if any, which the Company incorporates by reference.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than 10 percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file. The Company is not aware of any beneficial owner of more than 10 percent of Merck Common Stock.

Based solely upon a review of the copies of the forms furnished to the Company during fiscal year 2009, or written representations from certain reporting persons that no Forms 5 were required, the Company believes that all filing requirements applicable to our officers and directors were complied with during the 2009 fiscal year except as described in the following sentence. Due to the large volume of merger-related filings, coupled with reporting system malfunctions and administrative difficulties on the part of the Company, and through no fault of the filing persons, certain Forms 4 due on November 5, 2009 covering automatic conversions and distributions of prior grants of securities resulting from the Merger were not filed on a timely basis: two Forms 4 for Mr. Barshay; two Forms 4 for Mr. Bowles; two Forms 4 for Mr. Kidder; two Forms 4 for Mr. Kohan; one Form 4 for Ms. Lazarus; two Forms 4 for Ms. Russo; one Form 4 for Dr. Thompson; and one Form 4 for Mr. Turner. In addition, due to an administrative error on the part of the Company, and through no fault of the filing persons, Forms 4 due January 11, 2010 relating to a Company distribution of prior grants of performance shares were not filed on a timely basis for Mr. Canan, Mr. Clark, Mr. Deese, Mr. Frazier, Ms. Graddick-Weir, Dr. Kim, Mr. Kuhlik and Mr. Scalet.

Other Matters

The Board of Directors is not aware of any other matters to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their judgment in such matters.

MERCK & CO., INC.

April 12, 2010

Appendix A

MERCK & CO., INC.

2010 INCENTIVE STOCK PLAN

(Effective as of May 1, 2010)

1.	Purpose

The Plan, effective as of May 1, 2010, is established to encourage employees of the Company, its subsidiaries, its affiliates and its joint ventures to acquire common stock in the Company. The Plan shall be available to provide Incentives, including cash incentives, to Eligible Employees of the Company, its subsidiaries, its affiliates and its joint ventures, as provided under the terms of the Plan. It is believed that the Plan will serve the interests of the Company and its shareholders because it allows employees to have a greater personal financial interest in the Company through ownership of, or the right to acquire the Company’s Common Stock and to earn cash incentives based on the achievement of performance goals, which in turn will stimulate employees’ efforts on the Company’s behalf, and maintain and strengthen their desire to remain with the Company. It is believed that the Plan also will assist in the recruitment and retention of employees of the Company, its subsidiaries, its affiliates and its joint ventures.

2.	Definitions

“Award Period” has the meaning set forth in Section 10(a).

“Board of Directors” means the Board of Directors of the Company.

“Change in Control” shall have the meaning set forth in Section 24(e).

“Chief Executive Officer” means the chief executive officer of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation and Benefits Committee of the Board of Directors of the Company or subcommittee thereof, or such other successor committee of the Board of Directors.

“Common Stock” means the common stock, $0.50 par value per share, of the Company and any other securities into which such shares are changed or for which such shares are exchanged.

“Company” means Merck & Co., Inc. (formerly Schering-Plough Corporation) following the merger transactions completed on November 3, 2009.

“Director” means a director of the Company.

“Eligible Employee” shall have the meaning set forth in Section 4(a).

“Employee” shall have the meaning set forth in Section 4(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Person” shall have the meaning set forth in Section 4(b).

“Incentive Stock Option” or “ISO” means a stock option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

“Incentive” means a grant of Stock Options, Stock Appreciation rights, Restricted Stock Grants, Performance Awards, Share Awards, Phantom Stock Awards, and cash or any or all of them.

“Nonqualified Option” means a stock option that is not an Incentive Stock Option.

“Performance Shares” means an award denominated in shares granted to an Eligible Employee under Section 10.

“Performance Awards” means Performance Units or Performance Shares or either or both of them.

“Performance Goals” has the meaning set forth in Section 10(a).

“Performance Units” means an award denominated in shares of Common Stock or cash granted to an Eligible Employee under Section 10.

“Phantom Stock Award” means an award of phantom shares of Common Stock granted to an Eligible Employee under Section 12.

“Plan” means the Merck & Co., Inc. 2010 Incentive Stock Plan, as amended from time to time.

“Prior Plan” means any of the Merck & Co., Inc. Schering-Plough 1997, 2002 and 2006 Stock Incentive Plans.

“Restricted Period” has the meaning set forth in Section 11(a).

“Restricted Stock” means shares of Common Stock issued or transferred to an Eligible Employee under Section 11.

“Restricted Stock Grants” has the meaning set forth in Section 11.

“Restricted Stock Units” means a right granted to an Eligible Employee under Section 11 representing a number of phantom shares of Common Stock.

“Section 16 Officer” means an individual who serves as an “officer” of the Company as such term is defined in Rule 16(a)-1(f) of the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Share Award” means an award of actual shares of Common Stock granted to an Eligible Employee under Section 12.

“Spread” shall have the meaning set forth in Section 9(b).

“Stand Alone SAR” means a Stock Appreciation Right granted without an underlying Stock Option as provided in Section 9.

“Stock Appreciation Right” means a right to receive the appreciation in the fair market value of shares of Common Stock, as provided in Section 9.

“Stock Option” means a Nonqualified Option or an Incentive Stock Option, or either or both of them.

“Substitute Incentive” means an Incentive granted in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any subsidiary or affiliate with which the Company or any subsidiary or affiliate combines.

“Tandem SAR” means a Stock Appreciation Right granted with respect to an underlying Stock Option as provided in Section 9.

“Successor Option” shall have the meaning set forth in Section 24(a).

3.	Administration

The Plan shall be administered by the Committee. A Director may serve on the Committee only if he or she (i) is a “Non-Employee Director” of the Company for purposes of Rule 16b-3 under the Exchange Act, and (ii) satisfies the requirements of an “outside director” of the Company for purposes of Section 162(m) of the Code. The Committee shall be responsible for the administration of the Plan including, without limitation, determining which Eligible Employees receive Incentives, the types of Incentives they receive under the Plan, the number of shares covered by Incentives granted under the Plan, and the other terms and conditions of such Incentives. Determinations by the Committee under the Plan including, without limitation, determinations of the Eligible Employees, the form, amount and timing of Incentives, the terms and provisions of Incentives and the writings evidencing Incentives, need not be uniform and may be made selectively among Eligible Employees who receive, or are eligible to receive, Incentives hereunder, whether or not such Eligible Employees are similarly situated.

The Committee shall have the responsibility of construing and interpreting the Plan and any instrument or agreement relating to the Plan, including but not limited to, the right to correct any defect or supply any omission, construe disputed or doubtful Plan (or related instrument or agreement) provisions, reconcile any inconsistency in the Plan or in any related instrument or agreement, and of establishing, amending, rescinding and construing such rules and regulations as it may deem necessary or desirable for the proper administration of the Plan, related instrument or agreement. Any decision or action taken or to be taken by the Committee, arising out of or in connection with the construction, administration, interpretation and effect of the Plan, related instrument or agreement, and the Plan’s rules and regulations, shall, to the maximum extent permitted by applicable law, be within its absolute discretion (except as otherwise specifically provided herein) and shall be final, binding and conclusive upon the Company, all Eligible Employees and any person claiming under or through any Eligible Employee.

The Committee, as permitted by applicable state law, may delegate any or all of its power and authority hereunder to the Chief Executive Officer or such other senior member of management of the Company or one of its subsidiaries as the Committee deems appropriate; provided, however, that the Committee may not delegate its authority with regard to any matter or action affecting a Section 16 Officer or non-employee director and that no such delegation shall be made in the case of Incentives intended to be qualified under Section 162(m) of the Code; and provided further, that the Chief Executive Officer or other senior member of management may further delegate such authority in accordance with the Company’s policy on delegation of authority.

For the purpose of this section and all subsequent sections, the Plan shall be deemed to include this Plan and any comparable sub-plans established by subsidiaries which, in the aggregate, shall constitute one Plan governed by the terms set forth herein.

4.	Eligibility

(a)	Employees. Regular full-time and part-time employees employed by the Company, or its subsidiaries, its affiliates and its joint ventures, including officers, whether or not directors of the Company, non-employee directors of the Company, and employees of a joint venture partner or affiliate of the Company who provide services to the joint venture with such partner or affiliate (each such person, an “Employee”) shall be eligible to participate in the Plan if designated by the Committee (“Eligible Employees”).

(b)	Non-employees and other Excluded Persons. The term “Employee” shall not include any of the following (collectively, “Excluded Persons”): a person who is an independent contractor, or agrees or has agreed that he/she is an independent contractor of the Company; a person who has any agreement or understanding with the Company, or any of its affiliates or joint venture partners that he/she is not an employee or an Eligible Employee, even if he/she previously had been an employee or Eligible Employee; or a person who is employed by a temporary or other employment agency, regardless of the amount of control, supervision or training provided by the Company or its affiliates; a “leased employee” as defined under Section 414 (n) of the Code. An Excluded Person is not an Eligible Employee and cannot receive Incentives even if a court, agency or other authority rules that he/she is a common-law employee of the Company or its affiliates.

(c)	No Right To Continued Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company, its subsidiaries, its affiliates or its joint ventures to terminate the employment of any person at any time, nor confer upon any person the right to continue in the employ of the Company, its subsidiaries, its affiliates or its joint ventures. No Eligible Employee shall have a right to receive an Incentive or any other benefit under this Plan or having been granted an Incentive or other benefit, to receive any additional Incentive or other benefit. Neither the award of an Incentive nor any benefits arising under such Incentives shall constitute an employment contract with the Company, its subsidiaries, its affiliates or its joint ventures, and accordingly, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Company without giving rise to liability on the part of the Company, its subsidiaries, its affiliates or its joint ventures for severance. Except as may be otherwise specifically stated in any other employee benefit plan, policy or program, neither any Incentive under this Plan nor any amount realized from any such Incentive shall be treated as compensation for any purposes of calculating an employee’s benefit under any such plan, policy or program.

5.	Term of the Plan

This Plan is effective May 1, 2010, contingent on the approval of the Plan by a majority of the votes cast at the Annual Meeting of Shareholders of the Company on May 25, 2010. No Incentive shall be granted under the Plan on or after May 1, 2020, (or such earlier date that the Plan may be terminated by the Board), but the term and exercise of Incentives granted theretofore may extend beyond that date.

6.	Incentives

Incentives under the Plan may be granted in any one or a combination of (a) Incentive Stock Options, (b) Nonqualified Options, (c) Stock Appreciation Rights, (d) Restricted Stock Grants, (e) Performance Awards, (f) Share Awards, (g) Phantom Stock Awards, and (h) cash. All Incentives shall be subject to the terms and conditions set forth herein and to such other terms and conditions as may be established by the Committee. In general, Incentives may not become non-forfeitable, and Stock Options and Stock Appreciation Rights may not be exercisable, earlier than one year from their grant date except in case of an intervening event, such as for example, a change in control of the Company, or the grantee’s death, retirement or as required by applicable law. Notwithstanding anything to the contrary, any Incentives granted to an individual who is not an Eligible Employee or otherwise in error shall be void ab initio.

7.	Shares Available for Incentives

(a)	Shares Available. Subject to adjustment as described in subsection (c), the maximum number of shares of Common Stock that may be issued under the Plan is 185 million reduced by one share for each share granted after December 31, 2009 under the Prior Plans or the Merck Sharp & Dohme Corp. 2007 Incentive Stock Plan. No more than an aggregate of 100 million shares may be issued as Incentive Stock Options during the term of the Plan.

(1)	The following shares of Common Stock shall be added to the maximum share limitation described in the first sentence paragraph (a): (i) shares tendered or withheld by the Company in payment of all or part of the exercise price of a Stock Option or, after December 31, 2009 a stock option granted under a Prior Plan; (ii) shares tendered or withheld by the Company to satisfy all or part the tax withholding obligation of an Incentive or a Prior Plan award, on the vesting or exercise of the Incentive or, after December 31, 2009, a Prior Plan award; and (iii) shares not issued upon exercise of all or a portion of a Stock Appreciation Right, or after December 31, 2009 a stock appreciation right granted under a Prior Plan, that is settled in shares.

(2)	Incentives and similar awards issued by an entity that is merged into or with the Company, acquired by the Company or otherwise involved in a similar corporate transaction with the Company are not considered issued under this Plan. Shares under this Plan may be delivered by the Company from its authorized but unissued shares of Common Stock or from issued and reacquired Common Stock held as treasury stock, or both. In no event shall fractional shares of Common Stock be issued under the Plan.

(3)	For purposes of determining the number of shares of Common Stock remaining available for issuance under the Plan, only Incentives payable in shares of Common Stock shall be counted. Shares of Common Stock relating to Substitute Incentives are not counted as issued for purposes of determining the number of shares remaining available for issuance under the first sentence of this paragraph (a). In addition, in the event that a company acquired by the Company or any subsidiary or affiliate or with which the Company or any subsidiary or affiliate combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for issuance pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Incentives and shall not be counted as issued for purposes of determining the number of shares remaining available for issuance under the first sentence of this paragraph (a); provided that such Incentives shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or any subsidiary or affiliate prior to such acquisition or combination.

(4)	The following shares of Common Stock relating to Incentives, or, after December 31, 2009, Prior Plan awards, are not counted as issued for purposes of determining the number of shares remaining available for issuance

(i)	Shares of Common Stock that are settled in cash in lieu of shares;

(ii)	Shares of Common Stock that expire, are forfeited, are cancelled or terminate for any reason without issuance of shares;

(iii)	Shares of Common Stock issued in connection with Incentives that are assumed, converted or substituted as the result of the Company’s acquisition of an acquired company or the combination of the Company with another company; and

(iv)	Shares of Restricted Stock (or restricted stock under a Prior Plan) that are forfeited and returned to Company upon a participant’s termination of employment.

(b)	Limit on an Individual’s Incentives. In any calendar year, no Eligible Employee may receive (i) with respect to Incentives denominated with respect to shares of Common Stock, Incentives covering more than 3 million shares of Common Stock (such number of shares shall be adjusted in accordance with Section 7(c)), or (ii) with respect to Incentives denominated in cash, Incentives exceeding $10 million determined as of the date such Incentive is granted.

(c)

Adjustment of Shares. In the event of a reorganization, recapitalization, reclassification, stock split or reverse stock split, stock dividend, extraordinary cash dividend, combination or exchange of shares, repurchase of shares, merger, consolidation, rights offering, spin off, split off, split up, change in corporate structure, or other event identified by the Committee, the Committee shall make such equitable adjustments in (i) the number and kind of shares authorized for issuance under the Plan, (ii) the number and kind of shares subject to outstanding Incentives, (iii) the number and kind of shares that may be granted to an Eligible Employee in any calendar year, (iv) the option price of Stock Options and (v) the grant value of Stock Appreciation Rights, in a manner it may deem appropriate. Any such determination shall be final, binding and conclusive on all parties.

8.	Stock Options

The Committee may grant options qualifying as ISOs and Nonqualified Options. Such Stock Options shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a)	Stock Option Price. The option price per share with respect to each Stock Option shall be determined by the Committee, but shall not be less than 100 percent of the fair market value of the Common Stock on the date the Stock Option is granted other than Stock Options that are Substitute Incentives, as determined by the Committee.

(b)	Period of Stock Option. The period of each Stock Option shall be fixed by the Committee, provided that the period for all Stock Options shall not exceed ten years from the grant, provided further, however, that, in the event of the death of an Optionee prior to the expiration of a Nonqualified Option, such Nonqualified Option may, if the Committee so determines, be exercisable for up to eleven years from the date of the grant. The Committee may, subsequent to the granting of any Stock Option, extend the term thereof, but in no event shall the extended term exceed ten years from the original grant date (eleven in case of a grantee’s death).

(c)	Exercise of Stock Option and Payment Therefore. No shares shall be issued until full payment of the option price has been made. The option price may be paid in cash or, if the Committee determines, in shares of Common Stock (by tendering previously acquired Shares, either actually or by attestation, or by the Company withholding shares otherwise issuable in connection with the exercise of the Option), a combination of cash and shares of Common Stock, or through a cashless exercise procedure that allows grantees to sell immediately some or all of the shares underlying the exercised portion of the Option in order to generate sufficient cash to pay the option price. If the Committee approves the use of shares of Common Stock as a payment method, the Committee shall establish such conditions as it deems appropriate for the use of Common Stock to exercise a Stock Option. Stock Options awarded under the Plan shall be exercised through such procedure or program as the Committee may establish or define from time to time, which may include a designated broker that must be used in exercising such Stock Options.

(d)	First Exercisable Date. The Committee shall determine how and when shares covered by a Stock Option may be purchased. The Committee may establish waiting periods, the dates on which Stock Options become exercisable or non-forfeitable and, subject to paragraph (b) of this section, exercise periods. The Committee may accelerate the exercisability of any Stock Option or portion thereof.

(e)	Termination of Employment. Unless determined otherwise by the Committee, upon the termination of a Stock Option grantee’s employment (for any reason other than gross misconduct), Stock Option privileges shall be limited to the shares that were immediately exercisable at the date of such termination. The Committee, however, in its discretion, may provide that any Stock Options outstanding but not yet exercisable upon the termination of a Stock Option grantee’s employment may become exercisable in accordance with a schedule determined by the Committee. Such Stock Option privileges shall expire unless exercised within such period of time after the date of termination of employment as may be established by the Committee, but in no event later than the expiration date of the Stock Option.

(f)	Termination Due to Misconduct. If a Stock Option grantee’s employment is terminated for gross misconduct, as determined by the Company, all rights under the Stock Option shall expire upon the date of such termination.

(g)	Limits on ISOs. Except as may otherwise be permitted by the Code, an Eligible Employee may not receive a grant of ISOs for stock that would have an aggregate fair market value in excess of $100,000 (or such other amount as the Internal Revenue Service may decide from time to time), determined as of the time that the ISO is granted, that would be exercisable for the first time by such person during any calendar year. If any grant is made in excess of the limits provided in the Code, such grant shall automatically become a Nonqualified Option.

(h)	Dividends. Anything in the Plan to the contrary notwithstanding, no dividends or dividend equivalents may be paid on Stock Options.

9.	Stock Appreciation Rights

The Committee may, in its discretion, grant a Stock Appreciation Right either singly or in combination with an underlying Stock Option granted hereunder. Such Stock Appreciation Right shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a)	Time and Period of Grant. If a Stock Appreciation Right is granted as a Tandem SAR, it may be granted at the time of the Stock Option grant or at any time thereafter but prior to the expiration of the Stock Option grant. At the time the Tandem SAR is granted the Committee may limit the exercise period for such Stock Appreciation Right, before and after which period no Stock Appreciation Right shall attach to the underlying Stock Option. In no event shall the exercise period for a Tandem SAR exceed the exercise period for such Stock Option. If a Stock Appreciation Right is granted as a Stand Alone SAR the period for exercise of the Stock Appreciation Right shall be set by the Committee. The maximum term of a Stand Alone SAR shall not exceed ten years from the grant, provided further, however, that, in the event of the death of the grantee prior to the expiration of such Stand Alone SAR, such Stand Alone SAR may, if the Committee so determines, be exercisable for up to eleven years from the date of the grant.

(b)	Value of Stock Appreciation Right. The grantee of a Tandem SAR will be entitled to surrender the Stock Option which is then exercisable and receive in exchange therefore an amount equal to the excess of the fair market value of the Common Stock on the date the election to surrender is received by the Company in accordance with exercise procedures established by the Company over the Stock Option price (the “Spread”) multiplied by the number of shares covered by the Stock Option which is surrendered. The grantee of a Stand Alone SAR will receive upon exercise of the Stock Appreciation Right an amount equal to the excess of the fair market value of the Common Stock on the date the election to surrender such Stand Alone SAR is received by the Company in accordance with exercise procedures established by the Company over the fair market value of the Common Stock on the date of grant multiplied by the portion being exercised of the number of shares covered by the grant of the Stand Alone SAR. Notwithstanding the foregoing, in its sole discretion the Committee at the time it grants a Stock Appreciation Right may provide that the Spread covered by such Stock Appreciation Right may not exceed a specified amount.

(c)	Payment of Stock Appreciation Right. Payment of a Stock Appreciation Right shall be in the form of shares of Common Stock, cash or any combination of shares and cash. The form of payment upon exercise of such a right shall be determined by the Committee either at the time of grant of the Stock Appreciation Right or at the time of exercise of the Stock Appreciation Right.

(d)	Dividends. Anything in the Plan to the contrary notwithstanding, no dividends or dividend equivalents may be paid on Stock Appreciation Rights.

10.	Performance Awards

The Committee may grant Performance Awards, including Performance Shares or Performance Units, if the performance of the Company or its parent or any subsidiary, division, business unit, affiliate or joint venture of the Company selected by the Committee during the Award Period meets certain goals established by the Committee. Performance Awards shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a)	Award Period and Performance Goals. The Committee shall determine and include in the terms and conditions of a Performance Award the period of time for which a Performance Award is made (“Award Period”), which generally may not be shorter than one year. The Committee also shall establish performance objectives (“Performance Goals”) to be met by the Company, its subsidiary, division, business unit, affiliate or joint venture of the Company during the Award Period as a condition to payment of the Performance Award. The Performance Goals may include: share price; revenue; pre-tax profits; earnings per share; operating income; net operating profit after taxes; operating profit before taxes; return on shareholders’ equity; return on assets or net assets; return on investment; cash flow, including free cash flow; earnings before interest, taxes, depreciation and amortization (EBITDA); sales; return on sales; net earnings; net income; net income per share; total shareholder return relative to assets; total shareholder return relative to peers or index; economic value added; growth in assets; share performance; relative share performance; market penetration goals; geographic business expansion goals; strategic business criteria; drug discovery, scientific (including pre-clinical or clinical) goals or regulatory filings or approvals; pipeline value; cost reduction targets; enterprise value based on share price, total shares outstanding and EBITDA; market share; new product launch performance; compliance goals; customer satisfaction, customer growth; employee satisfaction; earnings before taxes or before interest and taxes; return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; gross margin; year-end cash; cash margin; debt reduction; strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products); financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures; factoring transactions; and recruiting and maintaining personnel; inventory turnover; days of sales outstanding over a collection period; or any combination of the foregoing. Solely for an Award not intended to constitute “performance-based compensation” under Section 162(m) of the Code, Performance Goals may include any other financial or other measurement established by the Committee. The Performance Goals may include minimum and optimum objectives or a single set of objectives. For an Award to constitute “performance-based compensation under Section 162(m) of the Code, the Performance Goals with respect to an Award Period shall be established in writing by the Committee by the earlier of (x) the date on which a quarter of the Award Period has elapsed or (y) the date which is 90 days after the commencement of the Award Period, and in any event while the performance relating to the Performance Goals remains substantially uncertain.

(b)

Payment of Performance Awards. The Committee shall establish the method of calculating the amount of payment to be made under a Performance Award if the Performance Goals are met, including the fixing of a maximum payment. After the completion of an Award Period, the performance of the Company, its subsidiary, division, business unit, affiliate or joint venture of the Company shall be measured against the Performance Goals, and the Committee shall determine, in accordance with the terms of such Performance Award, whether all, none or any portion of a Performance Award shall be paid. As to any Performance Award intended to constitute “performance-based compensation” under Section 162(m) of the Code made to an Eligible Employee who is subject to Section 162(m) of the Code, prior to the vesting, payment, settlement or lapsing of any restrictions with respect to the Performance Award, the Committee shall certify in writing that the applicable Performance Goals have been satisfied to the extent necessary for such Award to qualify as “performance-based compensation” and the amount of such Award may be reduced at any time before payment or lapsing of restrictions. The Committee, in its discretion, may elect to make payment in shares of Common Stock, cash or a combination of shares and cash. Any cash payment of an award measured relative to Common Stock shall be based on the fair market value of shares of Common Stock on, or as soon as practicable prior to, the date of payment. The Committee may establish rules and procedures to permit a grantee to defer recognition of income upon the attainment of a Performance Award.

(c)	Revision of Performance Goals. As to any Award not intended to constitute “performance-based compensation” under Section 162(m) of the Code, at any time prior to the end of an Award Period, the Committee may revise the Performance Goals and the computation of payment if unforeseen events occur which have a substantial effect on the performance of the Company, subsidiary, division, affiliate or joint venture of the Company and which, in the judgment of the Committee, make the application of the Performance Goals unfair unless a revision is made. To constitute “performance-based compensation under Section 162(m) of the Code, the Committee may, to the extent permitted under Section 162(m) of the Code and the regulations thereunder, provide for the manner in which performance will be measured against the Performance Goals (or may adjust the Performance Goals) to reflect losses from discontinued operations, extraordinary, unusual or nonrecurring gains and losses, the cumulative effect of accounting changes, acquisitions or divestitures, structural changes/outsourcing, foreign exchange impacts, the impact of specified corporate transactions, accounting or tax law changes and other extraordinary or nonrecurring events.

(d)	Requirement of Employment. A grantee of a Performance Award must remain in the employ of the Company, its subsidiary, affiliate or joint venture until the completion of the Award Period in order to be entitled to payment under the Performance Award; provided that the Committee may, in its discretion, provide for a full or partial payment where such an exception is deemed equitable.

(e)	Dividends. The Committee may, in its discretion, at the time of the Performance Award grant, determine if any dividends declared on the Common Stock during the Award Period which would have been paid with respect to Performance Shares had they been owned by a grantee or dividend equivalents be either (i) accumulated for the benefit of the grantee and used to increase the number of Performance Shares of the grantee, or paid as cash, at the end of the Award Period or (ii) not paid or accumulated. Notwithstanding the foregoing, such dividends or dividend equivalents shall only be payable following the end of the Performance Period to the extent that the Performance Shares have been earned.

11.	Restricted Stock Grants

The Committee may grant Restricted Stock or Restricted Stock Units to an Eligible Employee, which shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe (“Restricted Stock Grants”). Such grants shall not be free from restriction during the period designated by the Committee (the “Restricted Period”), which generally shall not be shorter than three years.

(a)

Requirement of Employment. A grantee of a Restricted Stock Grant must remain in the employment of the Company during the Restricted Period in order to receive the shares, cash or combination thereof under the Restricted Stock Grant. If the grantee leaves the employment of the Company prior to the end of the Restricted Period, the Restricted Stock Grant shall terminate and any shares of Common Stock shall be returned immediately to the Company, provided that the Committee may provide for the employment restriction to lapse with respect to a portion or portions of the Restricted Stock Grant at different times during the Restricted Period. The Committee may, in its discretion, also provide for such complete or partial exceptions to the employment restriction as it deems equitable.

(b)	Restrictions on Transfer and Legend on Stock Certificates. During the Restricted Period, the grantee may not sell, assign, transfer, pledge or otherwise dispose of the Restricted Stock Grant, including but not limited to any shares of Common Stock. Any certificate for shares of Common Stock issued hereunder shall contain a legend giving appropriate notice of the restrictions in the grant.

(c)	Escrow Agreement. The Committee may require the grantee to enter into an escrow agreement providing that any certificates representing the Restricted Stock Grant will remain in the physical custody of an escrow holder until all restrictions are removed or expire.

(d)	Lapse of Restrictions. All restrictions imposed under the Restricted Stock Grant shall lapse upon the expiration of the Restricted Period if the conditions as to employment set forth above have been met. The grantee shall then be entitled to have the legend removed from any certificates for Restricted Stock. Restricted Stock Units may be paid in the form of shares of Common Stock, cash or any combination of shares and cash as determined by the Committee. The Committee may establish rules and procedures to permit a grantee to defer recognition of income upon the expiration of the Restricted Period.

(e)	Dividends. The Committee may, in its discretion, at the time of the Restricted Stock Grant, provide that any dividends declared on Common Stock during the Restricted Period or dividend equivalents be (i) paid to the grantee, or (ii) accumulated for the benefit of the grantee and paid to the grantee only after the expiration of the Restricted Period or (iii) not paid or accumulated. However, if Restricted Stock Grants are performance based as provided below, then dividends or dividend equivalents shall be either (i) accumulated for the benefit of the grantee and used to increase the number of shares of the grantee, or paid as cash, at the end of the Restricted Period or (ii) not paid or accumulated; and shall only be payable following the expiration of the Restricted Period to the extent that the Restricted Stock Grant has been earned.

(f)	Performance-Based Restricted Stock Grants. All Restricted Stock Grants to Section 16 officers are intended to constitute “performance-based compensation” under Section 162(m) of the Code. The maximum value of Restricted Stock Grants to Section 16 Officers shall be based on the Company’s performance in the calendar year prior to the year when the Restricted Stock Grants are granted to Section 16 officers. The maximum value of all Restricted Stock Grants to Section 16 Officers in any year may not exceed 5% of the Company’s net income for the prior year. No Restricted Stock Grants may be granted to Section 16 Officers unless the Company has net income for the prior year. The chief executive officer of the Company may receive Restricted Stock Grants not to exceed 15% of the maximum value. All other Section 16 Officers may receive Restricted Stock Grants not to exceed that amount which is 85% of the maximum value, divided by the number of Section 16 officers other than the chief executive officer. The Committee may grant to the chief executive officer Restricted Stock Grants less than 15% of the maximum value, and to the other Section 16 officers Restricted Stock Grants less than that amount which is 85% of the maximum value divided by the number of Section 16 Officers other than the chief executive officer.

12.	Other Share-Based Awards

The Committee may grant a Share Award or Phantom Stock Award to any Eligible Employee on such terms and conditions as the Committee may determine in its sole discretion. Share Awards may be made as additional compensation for services rendered by the Eligible Employee or may be in lieu of cash or other compensation to which the Eligible Employee is entitled from the Company. Notwithstanding the foregoing, if a Share Award or

Phantom Stock Award is performance based as provided below, then dividends or dividend equivalents shall be either (i) accumulated for the benefit of the grantee and used to increase the number of shares of the grantee, or paid as cash, at the end of the performance period applicable to the Share Award or Phantom Stock Award or (ii) not paid or accumulated; and shall only be payable following the expiration of the performance period to the extent that the Share Award or Phantom Stock Award has been earned.

The Committee may designate whether any Share Award or Phantom Stock is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such Share Award or Phantom Stock designated to be “performance-based compensation” shall be conditioned on the achievement of one or more Performance Goals (as defined in Section 10(a)) and administered in accordance with Sections 10(b) and 10(c), to the extent required by Section 162(m).

13.	Transferability

Each Stock Option and Stock Appreciation Right granted under the Plan shall not be transferable other than by will or the laws of descent and distribution; each other Incentive granted under the Plan will not be transferable or assignable by the recipient, and may not be made subject to execution, attachment or similar procedures, other than by will or the laws of descent and distribution or as determined by the Committee in accordance with the Exchange Act or any other applicable law or regulation. Notwithstanding the foregoing, the Committee, in its discretion, may adopt rules permitting the transfer, solely as gifts during the grantee’s lifetime, of Stock Options (other than ISOs) and Stock Appreciation Right to members of a grantee’s immediate family or to trusts, family partnerships or similar entities for the benefit of such immediate family members. For this purpose, immediate family member means the grantee’s spouse, parent, child, stepchild, grandchild and the spouses of such family members. The terms of a Stock Option and Stock Appreciation Right shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the grantee.

14.	Discontinuance or Amendment of the Plan

The Board of Directors may discontinue the Plan at any time and may from time to time amend or revise the terms of the Plan as permitted by applicable statutes, except that it may not, without the consent of the grantees affected, revoke or alter, in a manner unfavorable to the grantees of any Incentives hereunder, any Incentives then outstanding, nor may the Board of Directors amend the Plan without shareholder approval where the absence of such approval would cause the Plan to fail to comply with Rule 16b-3 under the Exchange Act, or any other requirement of applicable law or regulation. Notwithstanding the foregoing, without consent of affected grantees, Incentives may be amended, revised or revoked when necessary to avoid penalties under Section 409A of the Code, to ensure compliance with the listing requirements of a national exchange on which such shares are listed, or as may be required or appropriate to comply with changes in applicable laws and regulations. Unless approved by the Company’s shareholders or as otherwise specifically provided under this Plan, no adjustments or reduction of the exercise price of any outstanding Stock Appreciation Rights or Stock Options shall be made in the event of a decline in stock price, either by reducing the exercise price of outstanding Incentives or through cancellation of outstanding Incentives in connection with regranting of Incentives at a lower price to the same individual, nor may Stock Appreciation Rights or Stock Options be cancelled in exchange for a cash payment to account for a decline in stock price.

15.	No Limitation on Compensation

Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.

16.	No Constraint on Corporate Action

Nothing in the Plan shall be construed (i) to limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets, or (ii) except as provided in Section 14, to limit the right or power of the Company, or any subsidiary, affiliate or joint venture to take any action which such entity deems to be necessary or appropriate.

17.	Withholding Taxes

The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income, excise and employment taxes required by law to be withheld with respect to such payment or may require the Eligible Employee to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow an Eligible Employee to pay the amount of taxes required by law to be withheld from an Incentive by withholding from any payment of Common Stock due as a result of such Incentive, or by permitting the Eligible Employee to deliver to the Company, shares of Common Stock having a fair market value, as determined by the Committee, equal to the amount of such required withholding taxes.

18.	Compliance with Section 16 of the Exchange Act

With respect to Eligible Employees who are Section 16 Officers or non-employee directors, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent that compliance with any Plan provision applicable solely to the Section 16 Officers is not required in order to bring a transaction by such Section 16 Officer into compliance with Rule 16b-3 or non-employee directors, it shall be deemed null and void as to such transaction, to the extent permitted by law and deemed advisable by the Committee and its delegees. To the extent any provision of the Plan or action by the Plan administrators involving such Section 16 Officers or non-employee directors is deemed not to comply with an applicable condition of Rule 16b-3, it shall be deemed null and void as to such Section 16 Officers or non-employee directors, to the extent permitted by law and deemed advisable by the Plan administrators.

19.	Compliance with Section 409A of the Code

To the extent applicable, to the extent an Incentive is granted to an Eligible Employee subject to the Code, it is intended that such Incentive is exempt from Section 409A of the Code or is structured in a manner that would not cause the Eligible Employee to be subject to taxes and interest pursuant to Section 409A of the Code.

20.	Use of Proceeds

Any proceeds received by the Company under the Plan shall be added to the general funds of the Company and shall be used for such corporate purposes as the Board of Directors shall direct.

21.	Governing Law

The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New Jersey without giving effect to the principles of conflicts of laws. Any action brought under the Plan or pursuant to any Incentive shall be tried and litigated exclusively in the State and Federal courts located in the State of New Jersey.

22.	Registration and Approvals

The obligation of the Company to sell or deliver shares of Common Stock with respect to Incentives granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee. Each Incentive is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of shares of Common Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Incentive or the issuance of shares of Common Stock, no Incentives shall be granted or payment made or shares of Common Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee. Notwithstanding anything contained in the Plan, the terms and conditions related to the Incentive, or any other agreement to the contrary, in the event that the disposition of shares of Common Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such shares of Common Stock shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require any individual receiving shares of Common Stock pursuant to an Incentive granted under the Plan, as a condition precedent to receipt of such shares of Common Stock, to represent and warrant to the Company in writing that the shares of Common Stock acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such shares of Common Stock shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.

23.	Offset and Suspension of Exercise

Anything to the contrary in the Plan notwithstanding, the Plan administrators may (i) offset any Incentive by amounts reasonably believed to be owed to the Company by the grantee and (ii) disallow an Incentive to be exercised or otherwise payable during a time when the Company is investigating reasonably reliable allegations of gross misconduct by the grantee.

24.	Effect of a Change in Control – United States

(a)	General Authority. With respect to Incentives issued to Eligible Employees employed in the United States, in the event of a Change in Control transaction, the Plan and Incentives shall continue in effect in accordance with their respective terms, and except as otherwise determined by the Committee, the provisions in Sections 24(b) – (e) shall apply to each Incentive, as applicable. Notwithstanding anything to the contrary, the Committee may provide, in its sole discretion, which determination may be provided for in the agreement entered into in connection with a Change in Control Transaction, that following a Change in Control transaction with respect to any or all Incentives that (i) each holder of an Incentive may be entitled to receive with respect to each share of Common Stock subject to any outstanding Incentive, upon exercise of any Stock Option or payment or transfer in respect of other Incentives, as applicable, the same number and kind of stock, securities, cash, property or other consideration that each holder of a share of Common Stock was entitled to received in the Change in Control transaction with respect of each share of Common Stock, (ii) each outstanding Incentive may be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or may be substituted by such corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and exercise prices (a “Successor Option”) provided that such stock, securities, cash, property or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Incentives prior to such Change in Control transaction, or (iii) with respect to Stock Options, each holder of a Stock Option may be entitled to a cash payment in accordance with Section 24(b)(4) and with respect to Restricted Stock Grants and Performance Awards, each holder of a Restricted Stock Grant or Performance Award may be entitled to a settlement of such Incentives in accordance with Section 24(c)(3).

(b)	Options.

1.	Vesting of Options Other Than Key R&D Options. Except as otherwise determined by the Committee with respect to a particular Stock Option, and notwithstanding any other provision of the Plan to the contrary, in the event a grantee’s employment or service is involuntarily terminated without Cause during the 24 month period following a Change in Control, each unvested Stock Option which is outstanding immediately prior to the Change in Control, other than the Key R&D Options, shall immediately become fully vested and exercisable.

2.	Vesting of Key R&D Options.

(i)	Subject to Section 24(b)(2)(ii), upon the occurrence of a Change in Control, each Key R&D Option shall continue to be subject to the performance-based vesting schedule applicable thereto immediately prior to the Change in Control.

(ii)	Notwithstanding Section 24(b)(2)(i), if the Stock Options do not continue to be outstanding following the Change in Control or are not exchanged for or converted into Successor Options, then, upon the occurrence of a Change in Control, all or a portion of each Key R&D Option shall immediately vest and become exercisable in the following percentages: (A) if such Key R&D Option’s first milestone has not been reached before the date of the Change in Control, 14% of the then-unvested portion of the Key R&D Option shall vest and become exercisable and the remainder shall be forfeited; (B) if only such Key R&D Option’s first milestone has been reached before the date of the Change in Control, 42% of the then-unvested portion of the Key R&D Option shall vest and become exercisable and the remainder shall be forfeited; and (C) if such Key R&D Option’s first and second milestones have been reached before the date of the Change in Control, 100% of the then-unvested portion of the Key R&D Option shall vest and become exercisable.

3.	Post-Termination Exercise Period. If Stock Options continue to be outstanding following the Change in Control or are exchanged for or converted into Successor Options, then the portion of such Stock Options or such Successor Options, as applicable, that is vested and exercisable immediately following the termination of employment of the holder thereof after the Change in Control shall remain exercisable following such termination for five years from the date of such termination (but not beyond the remainder of the term thereof) (provided, however, that, if such termination is by reason of gross misconduct, death or retirement (as these terms are applied to awards granted under the Plan), then those provisions of the Plan that are applicable to a termination by reason of gross misconduct, death or retirement shall apply to such termination).

4.	Cashout of Stock Options. If the Stock Options do not continue to be outstanding following the Change in Control and are not exchanged for or converted into Successor Options, (i) any unvested Stock Options shall, immediately prior to the Change in Control, fully vest; and (ii) each holder of a vested Stock Option at the time of the Change in Control, shall be entitled to receive, as soon as practicable following the Change in Control, for each share of Company Common Stock subject to an outstanding Stock Option, an amount of cash determined by the Committee prior to the Change in Control but in no event less than the excess of the Change in Control Price over the exercise price thereof (subject to any existing deferral elections then in effect). If the consideration to be paid in a Change in Control is not entirely shares of common stock of an acquiring or resulting corporation, then the Committee may, prior to the Change in Control, provide for the cancellation of outstanding Stock Options at the time of the Change in Control in whole or in part for cash pursuant to this Section 24(a)(4) or may provide for the exchange or conversion of outstanding Stock Options at the time of the Change in Control in whole or in part, and, in connection with any such provision, may (but shall not be obligated to) permit holders of Stock Options to make such elections related thereto as it determines are appropriate.

(c)	Restricted Stock Grants and Performance Share Awards.

1.

Vesting of Restricted Stock Grants. Except as otherwise determined by the Committee with respect to a particular Restricted Stock Grant, and notwithstanding any other provision of the Plan to the contrary, in the event a grantee’s employment or service is involuntarily terminated without

Cause during the 24 month period following a Change in Control, each Restricted Stock Grant which is outstanding immediately prior to the date of such termination will continue in accordance with its terms as if employment had continued through the vesting date of such Restricted Stock Grant.

2.	Vesting of Performance Award. Upon the occurrence of a Change in Control, each unvested Performance Award which is outstanding immediately prior to the Change in Control under the Plan shall immediately become vested in an amount equal to the PSU Pro-Rata Amount.

3.	Settlement of Restricted Stock Grants and Performance Awards.

(i)	If the Company Common Stock continues to be widely held and freely tradable following the Change in Control or is exchanged for or converted into securities of a successor entity that are widely held and freely tradable, and Restricted Stock Units and Performance Awards continue to be outstanding following the Change in Control or are converted into substantially similar Restricted Stock Units or Performance Awards with respect to securities of a successor entity, then (A) the Restricted Stock Grants shall be paid in shares of Company Common Stock or such other securities at the same time as such Restricted Stock Grant would have been payable if the grantee had continued employment through the vesting date of such Restricted Stock Grant; and (B) the Performance Awards shall be paid in shares of Company Common Stock or such other securities as soon as practicable after the date of the Change in Control if the grantee’s employment is involuntarily terminated without Cause during the 24 month period following a Change in Control, the Restricted Stock Grants and Performance Award shall be paid in shares of Company Common Stock or such other securities (cash in the case of Performance Units denominated in cash) at the same time as such Restricted Stock Grant or Performance Award would have been payable if the grantee had continued employment through the vesting date of such Restricted Stock Grant or Performance Award (subject to any existing deferral elections then in effect).

(ii)	If the Company Common Stock does not continue to be widely held and freely tradable following the Change in Control and is not exchanged for or converted into securities of a successor entity that are widely held and freely tradable or if Restricted Stock Grants and Performance Awards do not continue to be outstanding following the Change in Control (nor are converted into Restricted Stock Units or Performance Awards with respect to securities of a successor entity), then (A) each unvested Restricted Stock Grant which is outstanding immediately prior to the Change in Control under the Plan shall immediately become fully vested and all outstanding Restricted Stock Grants shall be paid in cash as soon as practicable after the date of the of the Change in Control; and (B) the Performance Awards shall be paid in cash as soon as practicable after the date of the Change in Control (subject to any existing deferral elections then in effect).

(d)	Other Provisions.

1.	Except to the extent required by applicable law, for the entirety of the Protection Period, the material terms of the Plan shall not be modified in any manner that is materially adverse to the Qualifying Participants (it being understood that this Section 24(d) shall not require that any specific type or levels of equity awards be granted to Qualifying Participants following the Change in Control).

2.	During the Protection Period, the Plan may not be amended or modified to reduce or eliminate the protections set forth in Section 24(d)(1) and may not be terminated.

3.	The Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) reasonably and in good faith incurred by a Qualifying Participant if the Qualifying Participant prevails on his or her claim for relief in an action (x) by the Qualifying Participant claiming that the provisions of Section 24(d)(1) or 24(d)(2) of the Plan have been violated (but, for avoidance of doubt, excluding claims for plan benefits in the ordinary course) and (y) if applicable, by the Company or the Qualifying Participant’s employer to enforce post-termination covenants against the Qualifying Participant.

(e)	Section 24 Definitions. For purposes of this Section 24, the following terms shall have the following meanings:

1.	“Cause” shall have the meaning as set forth in for such term in the Company’s Change in Control Separation Benefits Plan.

2.	“Change in Control” shall have the meaning as set forth for such term in the Company’s Change in Control Separation Benefits Plan; provided, however, that in any event, as to any award under the Plan that consists of deferred compensation subject to Section 409A of the Code, the definition of “Change in Control” shall be deemed modified to the extent necessary to comply with Section 409A of the Code.

3.	“Change in Control Price” shall mean, with respect to a share of Common Stock, the higher of (A) the highest reported sales price, regular way, of such share in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed or on the NASDAQ National Market during the ten-day period prior to and including the date of a Change in Control and (B) if the Change in Control is the result of a tender or exchange offer, merger, or other, similar corporate transaction, the highest price per such share paid in such tender or exchange offer, merger or other, similar corporate transaction; provided that, to the extent all or part of the consideration paid in any such transaction consists of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined by the Committee.

4.	“Key R&D Options” shall mean those performance-based options granted to employees under the Key Research and Development Program described in the applicable Schedule to the Rules and Regulations for the Plan.

5.	“Protection Period” shall mean the period beginning on the date of the Change in Control and ending on the second anniversary of the date of the Change in Control.

6.	“PSU Pro-Rata Amount” shall mean for each Performance Award, the amount determined by the Committee.

7.	“Qualifying Participants” shall mean those individuals who participate in the Plan (whether as current or former employees) as of immediately prior to the Change in Control.

25.	Effect of a Change in Control – Jurisdictions outside of the United States

With respect to Incentives issued to Eligible Employees employed outside of the United States, in the event of a Change in Control transaction, unless otherwise specified at the time of grant by the Committee in the terms and conditions applicable to such Incentive, the provisions of Section 24 shall apply to such Incentive.

Appendix B

MERCK & CO., INC.

2010 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

(Effective as of June 1, 2010)

The 2010 Non-Employee Directors Stock Option Plan (the “Plan”) is established and is maintained to attract, retain and compensate for service as members of the Board of Directors of Merck & Co., Inc. (the “Company” or “Merck”) highly qualified individuals who are not current or former employees of the Company and to enable them to increase their ownership in the Company’s Common Stock. The Plan will be beneficial to the Company and its shareholders since it will allow these Directors to have a greater personal financial stake in the Company through the ownership of Company stock, in addition to underscoring their common interest with shareholders in increasing the value of the Company stock longer term.

1.	Eligibility

All members of the Company’s Board of Directors who are not current or former employees of the Company or any of its subsidiaries (“Non-Employee Directors”) shall participate in this Plan.

2.	Awards

Only nonqualified stock options to purchase shares of Merck Common Stock (“NQSOs”) and Restricted Stock Grants (collectively, “Incentives”) may be granted under this Plan.

3.	Shares Available

a)	Number of Shares Available: There is hereby reserved for issuance under this Plan 1 million shares of Merck Common Stock, which may be authorized but unissued shares, treasury shares, or shares purchased on the open market.

b)	Recapitalization Adjustment: In the event of a reorganization, recapitalization, stock split, stock dividend, extraordinary cash dividend, combination of shares, merger, consolidation, rights offering or other similar change in the capital structure or shares of the Company, adjustments in the number and kind of shares authorized by this Plan, in the number and kind of shares covered by Incentives, and in the option price of outstanding NQSOs under, this Plan shall be made if, and in the same manner as, such adjustments are made to incentives issued under the 2007 Incentive Stock Plan for Merck Sharp & Dohme and the Merck & Co., Inc. 2010 Incentive Stock Plan after the Company shareholders approve such plan (the “ISP”) subject to any required action by the Board of Directors or the shareholders of the Company and compliance with applicable securities laws.

4.	Annual Grant of Nonqualified Stock Options

Each year, each individual elected, reelected or continuing as a Non-Employee Director shall automatically receive an NQSO to purchase 5,000 shares of Merck Common Stock or such other amount as may be determined by the Board from time to time. The grant shall be made on the third business day after the first public announcement of the Company’s quarterly earnings that occurs after the Company’s Annual Meeting of Shareholders to Non-Employee Directors who are then serving. If Merck Common Stock is not traded on the New York Stock Exchange on any date a grant would otherwise be awarded, then the grant shall be made the next day thereafter that Merck Common Stock is so traded.

5.	Option Price

The price of the NQSO shall be the closing price of Merck Common Stock on the date of the grant as quoted on the New York Stock Exchange.

6.	Option Period

An NQSO granted under this Plan shall become exercisable at 12:01 a.m. in three equal installments (subject to rounding) on each of the first, second and third anniversaries of the date of grant and shall expire at 11:59 p.m. on the day before the tenth anniversary thereof (“Option Period”). As used in this Plan, all times shall mean the time for New York, NY.

7.	Payment

The NQSO price and any required tax withholding, if any, shall be paid in cash in U.S. dollars at the time the NQSO is exercised or in such other manner as permitted for option exercises under the ISP applicable to “officers” (as defined in Rule 16a-1 of the Securities Exchange Act of 1934 (the “Exchange Act”)) of Merck and its affiliates. If the Compensation and Benefits Committee of the Board of Directors of the Company approves the use of previously owned shares of Common Stock for any portion of the exercise price for NQSOs granted under the ISP, then that same provision also shall apply to this Plan. The NQSOs shall be exercised through the Company’s broker-assisted stock option exercise program, provided such program is available at the time of the option exercise, or by such other means as in effect from time to time for the ISP.

8.	Cessation of Service

Upon cessation of service as a Non-Employee Director (for reasons other than Retirement or death), only those NQSOs immediately exercisable at the date of cessation of service shall be exercisable by the grantee. Such NQSOs must be exercised by 11:59 p.m. on the day before the same day of the third month after such cessation of service (but in no event after the expiration of the Option Period) or they shall be forfeited. For example, if service ends on January 12 and this section applies, the NQSOs would expire no later than 11:59 p.m. on April 11. All other NQSOs shall expire at 11:59 p.m. on the day of such cessation of service.

9.	Retirement

If a grantee ceases service as a Non-Employee Director and is then at least age 65 with ten or more years of service or age 70 with five or more years of service (such cessation of service is a “Retirement” and begins on the first day after service ends), then any of his/her outstanding NQSOs shall continue to become exercisable as if service had continued. All outstanding NQSOs must be exercised by the expiration of the Option Period, or such NQSOs shall be forfeited. Notwithstanding the foregoing, if a grantee dies after Retirement but before the NQSOs are forfeited, Section 10 shall control.

10.	Death

Upon the death of a grantee, all unvested NQSOs shall become immediately exercisable. The NQSOs which become exercisable upon the date of death and those NQSOs which were exercisable on the date of death may be exercised by the grantee’s legal representatives or heirs by the earlier of (i) 11:59 p.m. on the day before the third anniversary of the date of death (ii) the expiration of the Option Period; if not exercised by the earlier of (i) or (ii), such NQSOs shall be forfeited. Notwithstanding the foregoing, if local law applicable to a deceased grantee requires a longer or shorter exercise period, these provisions shall comply with that law.

11.	Restricted Stock Grant

The Board may award actual shares of Common Stock (“Restricted Stock”) or phantom shares of Common Stock (“Restricted Stock Units”) to a Non-Employee Director, which shares shall be subject to the terms and conditions and as the Board may prescribe from time to time.

12.	Administration and Amendment of the Plan

This Plan shall be administered by the Board of Directors of Merck. The Board may delegate to any person or group, who may further so delegate, the Board’s powers and obligations hereunder as they relate to day to day administration of the exercise process. This Plan may be terminated or amended by the Board of Directors as it deems advisable. However, an amendment revising the price, date of exercisability, option period of, or amount of shares under an NQSO shall not be made more frequently than every six months unless necessary to comply with applicable laws or regulations. Unless approved by the Company’s shareholders, no adjustments or reduction of the exercise price of any outstanding NQSO shall be made directly or by cancellation of outstanding NQSOs and the subsequent regranting of NQSOs at a lower price to the same individual. No amendment may revoke or alter in a manner unfavorable to the grantees any Incentives then outstanding, nor may the Board amend this Plan without shareholder approval where the absence of such approval would cause the Plan to fail to comply with Rule 16b-3 under the Exchange Act or any other requirement of applicable law or regulation. An Incentive may not be granted under this Plan after December 31, 2019 but NQSOs granted prior to that date shall continue to become exercisable and may be exercised, and Restricted Stock Grants shall continue to vest, according to their terms.

13.	Transferability

Except as set forth in this section, the NQSOs granted under this Plan shall not be exercisable during the grantee’s lifetime by anyone other than the grantee, the grantee’s legal guardian or the grantee’s legal representative, and shall not be transferable other than by will or by the laws of descent and distribution. Incentives granted under this Plan shall be transferable during a grantee’s lifetime only in accordance with the following provisions.

The grantee may only transfer an NQSO while serving as a Non-Employee Director of the Company or within one year of ceasing service as a Non-Employee Director due to Retirement as defined in Section 9.

The NQSO may be transferred only to the grantee’s spouse, children (including adopted children and stepchildren) and grandchildren (collectively, “Family Members”), to one or more trusts for the benefit of Family Members or, at the discretion of the Board of Directors, to one or more partnerships where the grantee and his Family Members are the only partners, in accordance with the rules set forth in this section. The grantee shall not receive any payment or other consideration for such transfer (except that if the transfer is to a partnership, the grantee shall be permitted to receive an interest in the partnership in consideration for the transfer).

Any NQSO transferred in accordance with this section shall continue to be subject to the same terms and conditions in the hands of the transferee as were applicable to such NQSO prior to the transfer, except that the grantee’s right to transfer such NQSO in accordance with this section shall not apply to the transferee. However, if the transferee is a natural person, upon the transferee’s death, the NQSO privileges may be exercised by the legal representatives or beneficiaries of the transferee within the exercise periods otherwise applicable to the NQSO.

Any purported transfer of an NQSO under this section shall not be effective unless, prior to such transfer, the grantee has (1) met the minimum stock ownership target then in place for Directors of the Company, (2) notified the Company of the transferee’s name and address, the number of shares under the Option to be transferred, and the grant date and exercise price of such shares, and (3) demonstrated, if requested by the Board of Directors, that the proposed transferee qualifies as a permitted transferee under the rules set forth in this section. In addition, the transferee must sign an agreement that he or she is bound by the rules and regulations of the Plan and by the same insider trading restrictions that apply to the grantee and provide any additional documents requested by the Company in order to effect the transfer. No transfer shall be effective unless the Company has in effect a registration statement filed under the Securities Act of 1933 covering the securities to be acquired by the transferee upon exercise of the NQSO, or the General Counsel of Merck has determined that registration of such shares is not necessary.

14.	Compliance with SEC Regulations

It is the Company’s intent that the Plan comply in all respects with Rule 16b-3 of the Exchange Act, and any regulations promulgated thereunder. If any provision of this Plan is later found not to be in compliance with the Rule, the provision shall be deemed null and void. All grants and exercises of NQSOs under this Plan shall be executed in accordance with the requirements of Section 16 of the Exchange Act, as amended, and any regulations promulgated thereunder.

15.	Compliance with Section 409A of the Code

To the extent applicable, to the extent an Incentive is granted to a Non-Employee Director subject to the Code, it is intended that such Incentive is exempt from Section 409A of the Code or is structured in a manner that would not cause the Non-Employee Director to be subject to taxes and interest pursuant to Section 409A of the Code.

16.	Registration and Approvals

The obligation of the Company to sell or deliver shares of Common Stock with respect to Incentives granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board. Each Incentive is subject to the requirement that, if at any time the Board determines, in its discretion, that the listing, registration or qualification of shares of Common Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Incentive or the issuance of shares of Common Stock, no Incentive shall be granted or payment made or shares of Common Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Board. Notwithstanding anything contained in the Plan, the terms and conditions related to the Incentive, or any other agreement to the contrary, in the event that the disposition of shares of Common Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such shares of Common Stock shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Board may require any individual receiving shares of Common Stock pursuant to an Incentive granted under the Plan, as a condition precedent to receipt of such shares of Common Stock, to represent and warrant to the Company in writing that the shares of Common Stock acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such shares of Common Stock shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.

17.	Miscellaneous

Except as provided in this Plan, no Non-Employee Director shall have any claim or right to be granted an NQSO under this Plan. Neither the Plan nor any action thereunder shall be construed as giving any director any right to be retained in the service of the Company.

18.	Effective Date

This Plan is adopted effective as of June 1, 2010 or such later date as shareholder approval is obtained.

19.	No Constraint on Corporate Action

Nothing in this Plan shall be construed (i) to limit or impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, liquidate, sell or transfer all or any part of its business or assets, or (ii) except as provided in Section 12, to limit the right or power of the Company or any subsidiary to take any action which such entity deems to be necessary or appropriate.

20.	Governing Law

This Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New Jersey.

Merck & Co., Inc.

Annual Meeting of Shareholders

Tuesday, May 25, 2010, at 1:00 p.m.

Edward Nash Theatre, Raritan Valley Community College

Route 28 and Lamington Road, North Branch, New Jersey

Follow Raritan Valley Community College signs at Exit 26 on Interstate 78 and on Route 22 in North Branch. Enter Raritan Valley Community College at Lamington Road entrance. Proceed to Parking Lot 5, which is reserved for Merck shareholders. A continuous shuttle bus service from the parking lot to the Theatre will be available.

MERCK & CO., INC. ONE MERCK DRIVE P.O. BOX 100 WHITEHOUSE STATION, NJ 08889

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 24, 2010. Have your proxy card in hand when you access the web site and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 24, 2010. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return to Merck & Co., Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M21484-P89739-Z51865-Z51874	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MERCK & CO., INC.
The Board of Directors recommends a vote FOR
Items 1 through 4.

1.	Election of Directors – The Board of Directors recommends a vote FOR the Nominees listed below:
		For	Against	Abstain

	1a. Leslie A. Brun	☐	☐	☐

	1b. Thomas R. Cech	☐	☐	☐			For	Against	Abstain

	1c. Richard T. Clark	☐	☐	☐		1m. Thomas E. Shenk	☐	☐	☐

	1d. Thomas H. Glocer	☐	☐	☐		1n. Anne M. Tatlock	☐	☐	☐

	1e. Steven F. Goldstone	☐	☐	☐		1o. Craig B. Thompson	☐	☐	☐

	1f. William B. Harrison, Jr.	☐	☐	☐	.	1p. Wendell P. Weeks	☐	☐	☐

	1g. Harry R. Jacobson	☐	☐	☐		1q. Peter C. Wendell	☐	☐	☐

	1h. William N. Kelley	☐	☐	☐	2.	Ratification of the appointment of the Company’s independent registered public accounting firm for 2010.	☐	☐	☐

	1i. C. Robert Kidder	☐	☐	☐	3.	Proposal to adopt the 2010 Incentive Stock Plan.	☐	☐	☐

	1j. Rochelle B. Lazarus	☐	☐	☐	4.	Proposal to adopt the 2010 Non-Employee Directors Stock Option Plan.	☐	☐	☐

	1k. Carlos E. Represas	☐	☐	☐	Please indicate if you wish to view meeting materials electronically via the Internet rather than receiving a hard copy. Please note that you will continue to receive a proxy card for voting purposes only.		☐	☐

	1l. Patricia F. Russo	☐	☐	☐	Please indicate if you plan to attend this meeting.		☐	☐

							Yes	No

	Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)		Date

Annual Meeting of Shareholders

Tuesday, May 25, 2010, at 1:00 p.m.

Edward Nash Theatre, Raritan Valley Community College

Route 28 and Lamington Road, North Branch, New Jersey

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report, and Form 10-K are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

M21485-P89739-Z51865-Z51874

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints RICHARD T. CLARK, BRUCE N. KUHLIK and CELIA A. COLBERT as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote ALL of the stock of MERCK & CO., INC. standing in the name of the undersigned at the ANNUAL MEETING OF SHAREHOLDERS to be held on May 25, 2010, and at all adjournments thereof, upon the matters set forth on the reverse side, as designated, and upon such other matters as may properly come before the meeting. This card also provides voting instructions for shares held for the account of the undersigned in the Merck Stock Investment Plan, as described in the Proxy Statement. Any prior proxy or voting instructions are hereby revoked.

The shares represented by this proxy will be voted as directed by the shareholder. If no specification is made, the shares will be voted FOR Items 1 through 4.

IF YOU VOTE BY TELEPHONE OR BY INTERNET, DO NOT MAIL THE PROXY CARD. YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE IN THE SAME MANNER AS IF YOU VOTED YOUR PROXY CARD. THE TELEPHONE AND INTERNET VOTING FACILITIES WILL CLOSE AT 11:59 P.M. ON MAY 24, 2010.

Please complete, sign, date and return the Proxy Card promptly using the enclosed envelope.

(Continued, and to be signed and dated on the reverse side.)